UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment

No. )[

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Sage Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SAGE THERAPEUTICS, INC.

55 CAMBRIDGE PARKWAY

CAMBRIDGE, MA 02142

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

We invite you to attend the 2025 Annual Meeting of Stockholders, or the Annual Meeting, of Sage Therapeutics, Inc. (referred to as “we,” “us,” the “Company” or “Sage”) which will be held online via live webcast on Wednesday, June 11, 2025, at 9:00 a.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/SAGE2025, where you will be able to vote electronically. You will need the 16-digit control number included with these proxy materials to attend the Annual Meeting.

The purpose of the Annual Meeting is to take the following actions:

1.
to elect two directors, James M. Frates and George Golumbeski, Ph.D., each to serve as a Class II director until the 2028 annual meeting of stockholders and until his successor is duly elected and qualified, subject to his earlier death, resignation, or removal;
2.
to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.
to hold a non-binding advisory vote to approve the compensation paid to our named executive officers;
4.
to approve an amendment to the Sage Therapeutics, Inc. 2014 Employee Stock Purchase Plan, as amended, or the 2014 ESPP, to increase the number of shares of our common stock authorized for issuance under the 2014 ESPP by 500,000 shares; and
5.
to transact such other business as may properly come before the meeting or any and all adjournments or postponements thereof.

The Annual Meeting will be held over the Internet in a virtual meeting format, via live webcast. There will be no in-person meeting, and you will only be able to attend the Annual Meeting virtually via the webcast. Only our stockholders of record at the close of business on April 16, 2025, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of registered stockholders will be available at our principal executive offices during ordinary business hours for examination by any stockholder of record for a period of ten days ending on the day before the Annual Meeting.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s, or SEC’s, “notice and access” rules. On or about April 24, 2025, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, containing instructions on how to access our proxy materials, including our proxy statement and our 2024 Annual Report to Stockholders, or 2024 Annual Report. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers printing and distribution costs and reduces the environmental impact of the Annual Meeting. The Notice also instructs you on how to submit your proxy or voting instructions through the Internet.

The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2024 Annual Report. Other stockholders, in accordance with their prior requests, have received e-mail access to our proxy materials and instructions to submit their vote via the Internet or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form.

Your vote is important. Whether or not you plan to participate in the virtual Annual Meeting, we hope you will take the time to vote your shares. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting.

By Order of the Board of Directors,

President, Chief Executive Officer and Director

April 24, 2025

SAGE THERAPEUTICS, INC.

55 CAMBRIDGE PARKWAY

CAMBRIDGE, MA 02142

PROXY STATEMENT SUMMARY

The summary highlights certain information related to topics discussed throughout this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

VIRTUAL ANNUAL MEETING INFORMATION

Date:	Wednesday, June 11, 2025

Time:	9:00 a.m. Eastern Time

Location:	Online at www.virtualshareholdermeeting.com/SAGE2025

Because the Annual Meeting is being held virtually, you will not be able to attend the Annual Meeting in person.

Record Date:	April 16, 2025

HOW TO VOTE

By Internet	By telephone	By mailing your Proxy Card	During the meeting

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by free post	Vote during the live webcast of the Annual Meeting

You may vote by Internet

24 hours a day, seven days per week. You will need the

16-digit control number included on your Notice, proxy card or voting instruction form. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time on June 10, 2025.

You may vote using a touch-tone telephone by calling 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice, proxy card or voting instruction form. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on June 10, 2025.

If you received printed proxy materials, you may submit your vote by completing, signing and dating your proxy card or voting instruction form and returning it in the prepaid envelope. Proxy cards submitted by mail must be received no later than June 10, 2025.

You may vote during the Annual Meeting by going to: www.virtualshareholdermeeting.com/SAGE2025. You will need the 16-digit control number included on your Notice, proxy card or voting instruction form. If you previously voted via the Internet, by telephone, or by mail, that vote will not limit your right to vote online at the Annual Meeting.

If you plan to attend the Annual Meeting, we recommend that you visit the link for the live webcast at www.virtualshareholdermeeting.com/SAGE2025 and log in with your 16-digit control number prior to the start time of 9:00 a.m. Eastern Time to ensure you are fully logged in when the Annual Meeting begins. If you attend the Annual Meeting, you may vote your shares electronically during the Annual Meeting even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Stockholders wishing to vote their shares electronically during the Annual Meeting should refer to their Notice for instructions regarding voting electronically during the Annual Meeting.

A summary of the information you need to attend the Annual Meeting online is provided below:

•
Any stockholder as of the record date may listen to the Annual Meeting and participate live via webcast at www.virtualshareholdermeeting.com/SAGE2025.
•
To enter the Annual Meeting, please have your 16-digit control number ready. Your control number is available on your Notice, proxy card or voting instruction form.

•
You may vote and submit questions in accordance with the applicable rules of conduct during the Annual Meeting by following the instructions on the log-in page for the webcast.
•
If you encounter any technical difficulties or trouble accessing the live webcast of the Annual Meeting or other technical issues during the Annual Meeting, please call the technical support number that will be posted on the log-in page for the Annual Meeting for assistance.

CAST YOUR VOTE RIGHT AWAY

Please cast your vote right away on all of the proposals listed below to ensure that your shares are represented.

	More Information	Board of Directors Recommendation

PROPOSAL 1: Election of two Class II Directors	Page 10	FOR each nominee

PROPOSAL 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	Page 23	FOR

PROPOSAL 3: Advisory vote to approve the compensation paid to our named executive officers	Page 24	FOR

PROPOSAL 4: Approval of an amendment to the 2014 ESPP to increase the number of shares of our common stock authorized for issuance under the 2014 ESPP by 500,000 shares	Page 25	FOR

STOCKHOLDER ENGAGEMENT AND GOVERNANCE HIGHLIGHTS

Stockholder Engagement

We believe that effective corporate governance includes active and regular engagement with our stockholders, and we are committed to investing time with our stockholders to increase transparency and gain a better understanding of the practices our stockholders most value. We seek to conduct a robust year-round stockholder outreach program to solicit and understand our stockholders’ perspectives on our executive compensation, corporate governance and disclosure practices, among other matters. Our Board of Directors, the Compensation Committee of our Board of Directors, or our Compensation Committee, and the Nominating and Corporate Governance Committee of our Board of Directors, or our Nominating and Corporate Governance Committee, consider feedback received from this effort and other input from our stakeholders and advisors in determining what further governance and compensation actions, if any, are in the best interest of the Company and its stockholders. For example, we consulted and incorporated feedback from several of our largest stockholders in our design of an option exchange program, which was approved by our stockholders at a special meeting of stockholders held on January 31, 2024 and completed on February 21, 2024.

Between mid-2024 and early 2025, we solicited feedback from stockholders representing approximately 80% of our outstanding shares based on public filings as of December 31, 2024 and engaged with stockholders then representing approximately 40% of our outstanding shares to seek input on our corporate governance and executive compensation matters. We value the variety of perspectives we receive during these discussions and the opportunity they present to deepen our understanding of stockholder interests and explain our motivations and priorities with respect to our governance and compensation practices.

We intend to continue our stockholder outreach following the filing of this Proxy Statement with the SEC, to seek support for the Annual Meeting proposals and to solicit additional feedback regarding governance and compensation matters of importance to our stockholders, as well as following the Annual Meeting, regardless of the vote results on the proposals included herein.

Governance Highlights

We are committed to maintaining strong corporate governance practices and regularly reviewing our corporate governance practices to continue building on our success and long-term stockholder value. The highlights of our corporate governance practices include the following:

Governance Highlights

• In December 2024, we amended and restated our Corporate Governance Guidelines to incorporate an overboarding policy and clarify the assessment process for any exceptions.	• We have an independent Chair of our Board of Directors that is separate from the Chief Executive Officer position.

•
We have adopted a robust Code of Business Conduct and Ethics, called Our Values Code, and Corporate Governance Guidelines. Our Values Code and Corporate Governance Guidelines are each published on our website at http://investor.sagerx.com/corporate-governance.
• All of our directors attended at least 75% of board and committee meetings in 2024, and on average our directors had a 97% attendance rate.

• 100% independence among members of our Audit, Compensation and Nominating and Corporate Governance Committees.	• All of our directors are independent, other than Barry E. Greene, our Chief Executive Officer.

• We prohibit our insiders, including our executive team, from pledging our securities or purchasing our securities on margin.
•
A significant proportion of the annual equity awards granted to our leadership team are performance restricted stock units, or PSUs, that vest only upon the achievement of certain major clinical development, regulatory, commercial and/or total stockholder return, or TSR, milestones.

• We seek annual advisory approval of executive compensation by our stockholders.	• We conduct regular executive sessions of independent directors at meetings of our Board of Directors.

Governance Highlights

• We have adopted a compensation recovery policy, or clawback policy, in compliance with applicable Nasdaq Stock Market, or Nasdaq, rules.	• We do not have a stockholder rights plan, a takeover defense commonly referred to as a “poison pill.”

• Our independent directors conduct an annual evaluation of our Chief Executive Officer.	• Our Board of Directors and each of its committees conduct periodic self-evaluations of the Board of Directors and its committees.

Nominees for Class II Directors

The names of the nominees for Class II directors and certain information about each as of April 16, 2025, are set forth below.

Name	Director Since	Age	Independent

James M. Frates	2014	57	Yes
George Golumbeski, Ph.D.	2019	67	Yes

We believe Mr. Frates’ qualifications to serve on our Board of Directors include his leadership experience, financial expertise, business judgment and industry knowledge. We believe Dr. Golumbeski’s qualifications to serve on our Board of Directors include his years of experience in research and development, business development and leadership at various pharmaceutical companies.

Executive Compensation Highlights

We have a pay-for-performance compensation philosophy, and as a result, we seek to align actual compensation levels for our executive officers, including our named executive officers, with the achievement of corporate goals and individual performance. We had a number of major accomplishments in 2024 which factored into our performance assessment for the purposes of funding our annual bonus incentive plan, or the Annual Bonus Incentive Plan, for 2024 for all employees, including our named executive officers. Our business highlights are more fully discussed in the section of this Proxy Statement entitled “Executive Officer and Director Compensation—Compensation Discussion and Analysis.”

SAGE THERAPEUTICS, INC.

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When are this Proxy Statement and the accompanying materials scheduled to be sent to stockholders?

On or about April 24, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this Proxy Statement and our 2024 Annual Report, and view instructions on how to vote online or by telephone. Our proxy materials, including the Notice, this Proxy Statement and the accompanying proxy card or, for shares held in “street name” (held for your account by a broker or other nominee), a voting instruction form, and the 2024 Annual Report, will be mailed or made available to stockholders on the Internet on the same date. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we are providing access to our proxy materials for most stockholders over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice will be mailed to holders of record and beneficial owners of our common stock starting on or about April 24, 2025. The Notice will provide instructions as to how stockholders may access and review our proxy materials, including this Proxy Statement, the proxy card and our 2024 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to a requesting stockholder by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of the 2025 Annual Meeting of Stockholders, this Proxy Statement and our 2024 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this Proxy Statement.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 11, 2025

This Proxy Statement and our 2024 Annual Report are available for viewing, printing and downloading at http://www.proxyvote.com.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Sage Therapeutics, Inc., 55 Cambridge Parkway, Cambridge, Massachusetts 02142, attention Investor Relations. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2024, are also available on the SEC’s website at http://www.sec.gov.

Where and when is the Annual Meeting?

The Annual Meeting will be held on Monday, June 11, 2025 at 9:00 a.m. Eastern Time. To afford the same rights and opportunities to participate in the Annual Meeting to all stockholders irrespective of location, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•
Any stockholder as of the record date may listen to the Annual Meeting and participate live via webcast at www.virtualshareholdermeeting.com/SAGE2025. The webcast will begin at 9:00 a.m. Eastern Time.
•
To enter the Annual Meeting, please have your 16-digit control number ready. Your control number is available on your Notice, proxy card or voting instruction form.
•
You may vote and submit questions in accordance with the applicable rules of conduct during the Annual Meeting by following the instructions on the log-in page for the webcast.

If you plan to attend the Annual Meeting, we recommend that you visit the link for the live webcast at www.virtualshareholdermeeting.com/SAGE2025 and log in with your 16-digit control number prior to the start time of 9:00 a.m. Eastern Time to ensure you are fully logged in when the Annual Meeting begins. If you attend the Annual Meeting, you may vote your shares electronically during the Annual Meeting even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Stockholders wishing to vote their shares electronically during the Annual Meeting should refer to their Notice for instructions regarding voting electronically during the Annual Meeting.

What do I need in order to be able to participate in the Annual Meeting online?

You will need the 16-digit control number included on your Notice or your proxy card in order to be able to access the Annual Meeting and vote your shares or submit questions during the Annual Meeting.

What if during the Annual Meeting I have technical difficulties or trouble accessing the live webcast of the Annual Meeting?

If you encounter any technical difficulties or trouble accessing the live webcast of the Annual Meeting or other technical issues during the Annual Meeting, please call the technical support number that will be posted on the log-in page for our virtual Annual Meeting for assistance.

Who is soliciting my vote?

Our Board of Directors is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 16, 2025.

How many votes can be cast by all stockholders?

There were 62,620,694 shares of our common stock, par value $0.0001 per share, outstanding on April 16, 2025, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. We had no shares of preferred stock outstanding as of April 16, 2025.

How do I vote?

You may vote your shares over the Internet, by telephone or during the Annual Meeting by going to www.virtualshareholdermeeting.com/SAGE2025. If you requested and/or received a printed version of the proxy card, you may also vote by mail.

•
By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days per week. You will need the 16-digit control number included on your Notice, proxy card or voting instruction form. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time on June 10, 2025.
•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice, proxy card or voting instruction form. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on June 10, 2025.
•
By Mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 10, 2025.
•
During the Annual Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/SAGE2025. You will need the 16-digit control number included on your Notice, proxy card or voting instruction form. If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote online at the Annual Meeting. Online check-in will begin at 8:45 a.m. Eastern Time on June 11, 2025. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page at http://www.virtualshareholdermeeting.com/SAGE2025.

Voting deadlines and availability of telephone and Internet voting for beneficial owners whose shares are held in street name by a bank, broker or nominee depend on the voting processes of the entity that holds their shares. If your shares are held in street name, we urge you to carefully review and follow the voting instruction form and any other materials that you might receive from the entity that is the record holder of your shares. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the http://www.proxyvote.com website, then you may join the Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or nominee (preferably at least 5 business days before the Annual Meeting) and obtain a “legal proxy” in order to be able to join the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke my proxy?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the Annual Meeting. To do so, you must do one of the following:

•
Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m. Eastern Time on June 10, 2025.
•
Sign a new proxy and submit it as instructed above. Only your latest dated proxy, to be received no later than June 10, 2025, will be counted.
•
Participate in the Annual Meeting virtually via the Internet and vote again. Participating in the Annual Meeting will not revoke your Internet vote, telephone vote or proxy, unless you vote again.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or Bylaws, provide that a majority of the shares entitled to vote, present at the Annual Meeting or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, dealer or other agent) or if you vote online during the Annual Meeting. Under the General Corporation Law of the State of Delaware, or the DGCL, shares that are voted “abstain” or “withheld” and, in specified circumstances, broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If there is no quorum, the holders of a majority of shares present by virtual attendance at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How is the vote counted?

In accordance with our Bylaws, directors are elected by a plurality of the votes properly cast by the stockholders entitled to vote on the election of directors at the Annual Meeting. Under our Bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, or our Bylaws. Therefore, at the Annual Meeting, the two nominees receiving the most votes FOR election will be elected as directors (Proposal 1), and each other proposal will be approved if a majority of the votes properly cast are voted FOR the proposal (Proposals 2, 3, and 4). Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have or did not exercise discretionary voting power with respect to that matter or has not received instructions from the beneficial owner.

If your shares are held in street name by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to “discretionary” matters but will not be allowed to vote your shares with respect to “non-discretionary matters.” Proposals 1, 3, and 4 are non-discretionary matters. If you do not instruct your broker how to vote with respect to those proposals, your broker may not vote for those proposals, and those votes will be counted as broker “non-votes.” Proposal 2 is considered to be a discretionary matter, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies. We have engaged Alliance Advisors to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary expense disbursements, which are not expected to exceed $20,000 in total.

How are matters submitted for consideration at an annual meeting?

Stockholder proposals intended to be presented at the next annual meeting of our stockholders after the upcoming Annual Meeting must satisfy the requirements set forth in the advance notice provisions under our Bylaws. To be timely for our next annual meeting of stockholders, any such proposal must be delivered in writing to our Secretary at 55 Cambridge Parkway, Cambridge, Massachusetts 02142 between the close of business on February 11, 2026, and March 13, 2026. If the next annual meeting of the stockholders is scheduled to take place before May 12, 2026, or after August 10, 2026, notice by the stockholder must be delivered no later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made. Stockholders are advised to review our bylaws, which also specify requirements as to the form and content of a stockholder’s notice, including the information required by Rule 14a-19 under the Exchange Act.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2026 must satisfy the requirements of Rule 14a-8 under the Exchange Act and be received not later than December 25, 2025. If the date of such annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.

OVERVIEW OF PROPOSALS

This Proxy Statement contains four proposals requiring stockholder action, which are as follows:

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Proposal 1, which requests the election of two Class II directors to the Board of Directors;
•
Proposal 2, which requests the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
•
Proposal 3, which requests a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement; and
•
Proposal 4, which requests stockholder approval of an amendment to the 2014 ESPP to increase the number of shares of our common stock authorized for issuance under the 2014 ESPP by 500,000 shares.

Each of the above proposals is discussed in more detail in the pages that follow.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors may be filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum of the Board of Directors, and may not be filled by holders of our common stock. A director elected by the Board of Directors to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified or until his or her earlier death, resignation, or removal.

The terms of the Class II directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors’ nominees for election by the stockholders are the following current Class II members: James M. Frates and George Golumbeski, Ph.D. If elected, each nominee will serve as a director until the annual meeting of stockholders in 2028 and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

The names of and certain information about the directors in each of the three classes are set forth below.

It is intended that proxies will be voted, unless otherwise indicated, for the election of the Class II director nominees to the Board of Directors. Each of the nominees has indicated his or her willingness to serve as a Class II director if elected. We have no reason to believe that any nominee will be unable to serve. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, however, the proxies may be voted for the election of such substitute nominee as the Board of Directors may designate.

Nominees for Class II Directors

The names of the nominees for Class II directors and certain information about each as of April 16, 2025, are set forth below.

Name	Roles at Sage	Director Since	Age	Independent
James M. Frates	• Chair of the Audit Committee • Member of the Compensation Committee	2014	57	Yes
George Golumbeski, Ph.D.	• Member of the Nominating and Corporate Governance Committee	2019	67	Yes

Directors Not Up for Election at the Annual Meeting

The names of and certain information as of April 16, 2025, about the members of the Board of Directors who are not standing for re-election at this year’s Annual Meeting are set forth below.

Name	Positions and Offices/Committee Memberships at Sage	Class and Year in Which Term Will Expire	Director Since	Age	Independent
Elizabeth Barrett	• Member of the Audit Committee • Member of the Compensation Committee	Class I—2027	2019	62	Yes
Michael F. Cola	• Chair of the Compensation Committee • Member of the Nominating and Corporate Governance Committee	Class III—2026	2014	65	Yes
Jessica J. Federer	• Member of the Audit Committee	Class III—2026	2023	42	Yes
Geno Germano	• Chair of the Board of Directors • Chair of the Nominating and Corporate Governance Committee	Class I—2027	2016	64	Yes
Barry E. Greene	• Chief Executive Officer	Class III—2026	2020	61	No

Biographical Information Concerning Our Board of Directors

Set forth below are the biographies of each director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each person nominated to serve or currently serving on our Board of Directors should serve as a director. In addition to the information presented below, we believe that each director meets the minimum qualifications established by the Nominating and Corporate Governance Committee for our directors.

Elizabeth (Liz) Barrett. Ms. Barrett has served as a member of our Board of Directors since January 2019. Ms. Barrett has served as President and Chief Executive Officer and a board member of UroGen Pharma Ltd., a commercial-stage biopharmaceutical company since January 2019. She previously served as Chief Executive Officer of Novartis Oncology, or Novartis, from February to December 2018. Prior to Novartis, she was Global President, oncology at Pfizer Inc., or Pfizer, from 2015 to 2018. From 2009 to 2015, she held a series of leadership positions at Pfizer, including President, Europe, Global Innovative Pharma, President, North America, and President, U.S. Oncology business unit. Prior to Pfizer, from 2006 to 2009, Ms. Barrett was Vice President and General Manager of the Oncology business unit at Cephalon Inc. She also held senior roles across multiple market sectors at Johnson & Johnson from 1993 to 2006. In addition, Ms. Barrett has served as a member of the board of directors of Allogene Therapeutics, Inc., a public clinical stage immune-oncology company, since July 2021. Ms. Barrett received a B.S. from the University of Louisiana and an M.B.A. from Saint Joseph’s University. We believe Ms. Barrett’s qualifications to sit on our Board of Directors include her executive experience and years of leadership in the pharmaceutical industry.

Michael F. Cola. Mr. Cola has served as a member of our Board of Directors since September 2014. Mr. Cola has served as an advisor for Yale Ventures since October 2022 and an advisor for Mayo Ventures since June 2022. He served as Chief Executive Officer and a board member of Avalo Therapeutics, Inc. (formerly Cerecor, Inc.), or Avalo, a biopharmaceutical company, from February 2020 to February 2022. Prior to Avalo, Mr. Cola served as Chief Executive Officer of Aevi Genomic Medicine, Inc., or Aevi, a biopharmaceutical company formerly named Medgenics, Inc. from 2013 to February 2020. Prior to joining Aevi, from 2005 to 2012, he served as president of specialty pharmaceuticals at Shire plc, or Shire, a global specialty pharmaceutical company. Previously, from 2000 to 2005, Mr. Cola served as a Growth Capital Provider and President of the life sciences group for Safeguard Scientifics, Inc., where he served as Chairman and Chief Executive Officer of Clarient, Inc., and Chairman of Laureate Pharma, Inc. In addition, Mr. Cola has held senior positions in product development and commercialization at Astra Merck Inc., where he led Phase 2 through Phase 4 clinical development efforts, and at AstraZeneca plc., where he led clinical development worldwide. He also currently serves on the board of directors of Phathom Pharmaceuticals, Inc., a late-stage biopharmaceutical company. Mr. Cola received a B.A. in biology and physics from Ursinus College and an M.S. in biomedical science from Drexel University. We believe Mr. Cola’s qualifications to sit on our Board of Directors include his extensive experience working for various pharmaceutical and biotechnology companies.

James M. Frates. Mr. Frates has served as a member of our Board of Directors since May 2014. Since January 2021, Mr. Frates has served as the Chief Financial Officer of Amylyx Pharmaceuticals, Inc., a pharmaceutical company focused on developing novel therapies for high unmet needs. Mr. Frates previously served as Senior Vice President and Chief Financial Officer of Alkermes plc from September 2011 until January 2021. From 2007 to 2011, Mr. Frates served as Senior Vice President and Chief Financial Officer of Alkermes, Inc. From 1998 to 2007, Mr. Frates served as Vice President, Chief Financial Officer and Treasurer of Alkermes, Inc. From 1992 to 1994 and 1996 to 1998, he was employed at Robertson, Stephens & Company, most recently as a Vice President in Investment Banking. Prior to that time, he was employed at Morgan Stanley & Co. Mr. Frates earned an A.B. in government from Harvard College and an M.B.A. from Harvard Business School. We believe Mr. Frates’ qualifications to sit on our Board of Directors include his leadership experience, financial expertise, business judgment and industry knowledge.

Geno Germano. Mr. Germano has served as the Chair of our Board of Directors since January 2024 and as a member of our Board of Directors since July 2016. From August 2018 to June 2024, Mr. Germano served as President and Chief Executive Officer and a board member of Elucida Oncology, Inc., a biotechnology company. He previously served as President of Intrexon Corporation, or Intrexon, a leader in engineering and industrialization of biology, from June 2016 to March 2017. Prior to joining Intrexon, from 2014 to February 2016, Mr. Germano was Group President of the Global Innovative Pharma Business of Pfizer, where he led a growing global $14 billion business with market-leading medicines and an extensive portfolio of late-stage development candidates in several therapeutic areas. Mr. Germano was also Co-Chair of the Portfolio Strategy and Investment Committee at Pfizer from 2013 to February 2016. Previously, from 2009 through 2013, Mr. Germano served as President and General Manager of Pfizer’s Specialty Care and Oncology business units where he led commercial, medical, and post proof-of-concept pipeline strategy and development across global markets. Additionally, Mr. Germano has served on the boards of directors of Precision Biosciences, Inc., a clinical stage biotechnology company, since March 2020 and Orbital Therapeutics, a private pre-clinical stage biotechnology company, since March 2025. In the past five years, Mr. Germano served on the boards of directors of Bioverativ Inc. (acquired by Sanofi S.A. in March 2018) and The Medicines Company (acquired by Novartis AG in January 2020). Mr. Germano received his B.S. in Pharmacy from Albany College of Pharmacy. We believe Mr. Germano’s qualifications to serve on our Board of Directors include his over 30 years of experience in the pharmaceutical industry and his consistent track record of improving operating performance and increasing shareholder value, including across numerous leadership roles in multiple therapeutic categories and global markets at several pharmaceutical companies.

George S. Golumbeski, Ph.D. Dr. Golumbeski has served as a member of our Board of Directors since January 2019. Since October 2020, Dr. Golumbeski has served as a partner at DROIA Ventures, a venture capital firm focused on therapeutics for oncology and genetic disease, and previously served as the President of GRAIL, Inc., a health-care company focused on the early detection of cancer, from August 2018 to September 2019. From 2009 to April 2018, Dr. Golumbeski was employed by Celgene Corporation, or Celgene, as Executive Vice President of Business Development. Prior to Celgene, Dr. Golumbeski was Vice President of Business Development, Licensing, and Strategy at Novartis. Earlier in his career, he held leadership positions at Elan Pharmaceuticals Inc. and Schwarz Pharma AG, where he focused on neurology and neuropsychiatry therapeutics. Dr. Golumbeski has served on the board of directors of Shattuck Labs, Inc., a public clinical-stage biotechnology company focused on cancer and autoimmune disease, since January 2018. He also previously served on the boards of directors of MorphoSys AG, a public commercial-stage biopharmaceutical company focused on cancer, from May 2018 until its acquisition by Novartis AG in May 2024 and Enanta Pharmaceuticals, Inc., a public clinical stage biotechnology company focused on viral infections, from February 2014 through March 2021. He serves on the boards of directors of various private companies. Dr. Golumbeski received a B.A. in Biology from the University of Virginia and a Ph.D. in Genetics from the University of Wisconsin—Madison. We believe Dr. Golumbeski’s qualifications to sit on our Board of Directors include his years of experience in research and development, business development and leadership at various pharmaceutical companies.

Barry E. Greene. Mr. Greene has served as our Chief Executive Officer and President since December 2020 and as a member of our Board of Directors since October 2020. Mr. Greene served as President of Alnylam Pharmaceuticals, Inc., or Alnylam, a public biopharmaceutical company, from 2007 through September 2020, and served as its Chief Operating Officer from 2003 to September 2016. Prior to Alnylam, he was General Manager of Oncology at Millennium Pharmaceuticals, Inc., a public biopharmaceutical company. Prior to joining Millennium in 2001, Mr. Greene served as Executive Vice President and Chief Business Officer for Mediconsult.com, a healthcare consulting company. Prior to joining Mediconsult.com, Mr. Greene’s experience included serving as Vice President of Marketing and Customer Services for AstraZeneca (formerly AstraMerck), a pharmaceutical company; Vice President, Strategic Integration with responsibility for the AstraZeneca North American post-merger integration; and a partner of Andersen Consulting, a consulting company. Mr. Greene has served as a member of the board of directors of Karyopharm Therapeutics, Inc., since 2013, and previously served as a member of the boards of directors of Acorda Therapeutics, Inc., a public biotechnology company focused on nervous system disorders, from January 2007 to August 2021 and BCLS Acquisition Corporation, a former special purpose acquisition company, from October 2020 to October 2022. Mr. Greene received his B.S. in Industrial Engineering from the University of Pittsburgh and served as a Senior Scholar at Duke University’s Fuqua School of Business. We believe Mr. Greene’s qualifications to sit on our Board of Directors include his extensive experience and leadership in the healthcare and biopharmaceutical industries, including his experience serving as Chief Executive Officer at Sage.

Jessica J. Federer. Ms. Federer has served as a member of our Board of Directors since March 2023. Ms. Federer has served as a senior external advisor for McKinsey & Company since January 2024. She previously served as a Partner at Boston Millennia Partners, an investment fund focused on health technology companies, from May 2017 to September 2022. Ms. Federer also served as Chief Digital Officer at Bayer A.G. from October 2014 to January 2017, and in other leadership roles in regulatory affairs, market access, communications, and public affairs at Bayer A.G. beginning in 2008. She has served on the board of Aspivix SA, a private medical device company based in Switzerland, since December 2023, and as a board member of Pluto Health, a private health tech company, since September 2022. She has also served as an investment advisory board member of the Blavatnik Fund at Yale Ventures, since August 2023; a board member of Angelini Ventures, based out of Rome, Italy, since April 2022; and as a member of the Yale Institutional Review Board for oncology since December 2021. Ms. Federer served on the United Nations International Telecommunication Union (ITU) advisory board from July 2016 to July 2018. She began her public health career as an analyst at the Agency for Healthcare Research and Quality in the U.S. Department of Health and Human Services. Ms. Federer received a B.S. from the George Washington University and a M.P.H. from Yale University. We believe Ms. Federer’s qualifications to sit on our Board of Directors include her extensive experience and leadership in the life sciences industry and track record of using technology to help improve access and care.

Vote Required and Board of Directors’ Recommendation

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting, which means that the two nominees receiving the most votes FOR election will be elected. Broker non-votes will not affect the outcome of the election, and proxies marked to withhold authority with respect to one or more nominees will not affect the outcome of the election for such nominees.

The proposal for the election of directors relates solely to the election of two Class II directors nominated by our Board of Directors.

Our Board of Directors recommends that stockholders vote “FOR” the election of each of the Class II director nominees listed above.

CORPORATE GOVERNANCE

Board and Committee Matters

Board Leadership and Independence. Our Board of Directors has determined that all members of the Board of Directors, except Mr. Greene, are independent, as determined in accordance with the rules of Nasdaq. In making such independence determination, the Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our common stock by each non-employee director and the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

The positions of our Chair of the Board of Directors, or Chair of the Board, and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chair of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to the position, as well as the commitment required to serve as the Chair of the Board, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the non-management directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not been affected by its leadership structure. Although our Bylaws do not require our Chair of the Board and Chief Executive Officer positions to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time.

Classified Board Structure. Our Board of Directors currently consists of seven members and is currently divided into three classes with Class I consisting of two directors, Class II consisting of two directors and Class III consisting of three directors. Each class has a three-year term. At each annual meeting of our stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. Vacancies on our Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified or his or her earlier resignation or removal.

Our Nominating and Corporate Governance Committee and our Board of Directors continue to believe that our classified board structure remains in the best interests of our business and our stockholders, and a prudent protection for a company of our size and stage of development, for the following key reasons:

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Strategic Leadership and Institutional Knowledge. In light of the operational challenges, complexities and overall long-term nature of a business in our industry, our Board of Directors believes that experienced directors who are knowledgeable about our business are a valuable resource that can help promote the short- and long-term interests of our stockholders. A three-year term helps ensure that at least a majority of our Board of Directors at any given time will have experience with and a thorough knowledge of our business and a deep understanding of our strategic goals, promoting stability on the Board of Directors and allowing any new directors to learn from continuing directors.
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Protection of Stockholder Value. With only approximately one-third of our directors up for election each year, a classified board structure helps protect and potentially maximize stockholder value by safeguarding our business against hostile or potentially unfair third-party takeover attempts, since a change to majority control of our Board of Directors would require a longer period of time to implement. As a result, while a classified board does not prevent unsolicited acquisition proposals, we believe it would encourage a potential acquiror to negotiate with our Board of Directors, which would allow us the valuable opportunity to consider alternatives that may maximize stockholder value.
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Accountability to Stockholders. A classified board continues to have fiduciary duties under the DGCL and remains accountable to our stockholders. Our Board of Directors has implemented a number of measures to promote accountability of board members, including adoption of Our Values Code and a required annual self-evaluation of our Board of Directors and its committees led by our Nominating and Corporate Governance Committee. In addition, because it is our intent to maintain three classes of our Board of Directors that each contain as equal a number of directors as is practicable, a majority of our Board of Directors stands for election during any two-year period, which helps protect the interest of our stockholders.

Notably, as of the date of our last assessment of the board structure of our peers in March 2025, over 75% of the companies in our 2025 Peer Group, which is described below under “Executive Officer and Director Compensation – Compensation Discussion and Analysis,” had classified boards. Our Board of Directors will continue to periodically assess the value of a classified board to determine whether it remains in the best interests of our business and our stockholders.

Plurality Voting. Pursuant to our Bylaws, directors are elected by a plurality of the votes properly cast by the stockholders entitled to vote on the election of directors at each annual meeting of stockholders. This means that the nominees who receive the greatest number of votes are elected. Our Nominating and Corporate Governance Committee seeks to nominate directors that serve the best interests of our business and our stockholders. Our Board of Directors believes that plurality voting is in our best interests and the best interests of our stockholders because it avoids the possible consequences of a “failed election,” such as an unanticipated vacancy that could impact our ability to comply with applicable Nasdaq listing standards or securities laws with respect to committee composition or director independence, by significantly increasing the likelihood that all open positions up for election are filled at each director election.

We believe stockholders continue to have a strong voice in our director elections. Stockholders may use the “withhold” vote as a means to communicate dissatisfaction with a director nominee or our Board of Directors as a whole. For example, in December 2024, in direct response to stockholder feedback regarding director commitments, our Nominating and Corporate Governance Committee recommended, and our Board of Directors approved, the amendment and restatement of our Corporate Governance Guidelines to incorporate an overboarding policy and clarify the assessment process the Board of Directors will use to evaluate any requests for exceptions.

Over 75% of companies in our 2025 Peer Group used plurality voting as of the date of our last assessment of peer company voting standards in March 2025. Our Board of Directors will continue to periodically assess the value of plurality voting and remains open to stockholder feedback on this matter.

Supermajority Voting Standards in Governing Documents. As required by the DGCL, any amendment of our Certificate of Incorporation must first be approved by a majority of our Board of Directors, and if required by law or our Certificate of Incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment. An amendment to our Certificate of Incorporation relating to stockholder actions, provisions concerning the structure and composition of our Board of Directors, limitation of liability and additional amendments to our Certificate of Incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment. Our Bylaws may be amended (i) by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in our Bylaws, (ii) by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or (iii) if the Board of Directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment. In addition, our Certificate of Incorporation provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors.

Our Board of Directors continues to believe that the supermajority voting standards in our Certificate of Incorporation and Bylaws are in the best interests of the Company and stockholders. These standards ensure that a large majority of stockholders are in alignment with any stockholder action to change our fundamental corporate documents or remove a director. In addition, supermajority voting standards can help safeguard the business against potentially unfair or hostile third-party takeover attempts, encouraging potential acquirors to communicate with our Board of Directors, who may then consider appropriate alternatives and maximize stockholder value for all stockholders.

As of the date of our last assessment in March 2025, over 75% of our 2025 Peer Group had supermajority voting standards for fundamental corporate changes. Our Board of Directors will continue to periodically assess the value of these standards to stockholder value.

Board Meetings and Committees. Our Board of Directors held nine meetings during 2024. The directors regularly hold executive sessions comprised of only independent directors at meetings of the Board of Directors. During 2024, none of our directors then in office attended less than 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of our Board of Directors on which such director then served. Continuing directors and nominees for election as directors in a given year are required to attend the annual meeting of our stockholders, barring significant commitments or special circumstances. All of our then-current directors attended the 2024 annual meeting of stockholders, other than Steven Paul, M.D., whose term of service ended at the 2024 annual meeting.

Our Board of Directors currently has three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Science and Technology Committee was a standing committee of our Board of Directors until December 2024.

Audit Committee. The current members of the Audit Committee of our Board of Directors, or our Audit Committee, are Elizabeth Barrett, Jessica J. Federer, and James M. Frates. Mr. Frates serves as the Chair of the Audit Committee. Michael F. Cola previously served as a member of the Audit Committee until January 2024, at which time our Board of Directors appointed Ms. Federer to serve on the Audit Committee. Our Board of Directors has determined that each member of the Audit Committee is independent for Audit Committee purposes, as that term is defined in the rules of the SEC and the applicable Nasdaq rules and has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board of Directors has designated James M. Frates as an “audit committee financial expert,” as defined under the applicable rules of the SEC.

The Audit Committee’s responsibilities include:

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appointing, retaining and terminating, determining the compensation of, and assessing the independence of our independent registered public accounting firm;
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pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
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reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;
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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures, as well as critical accounting policies and practices used by us;
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coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
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establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
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recommending, based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm, whether our audited consolidated financial statements shall be included in our Annual Report on Form 10-K;
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monitoring and regularly reporting to our Board of Directors regarding the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to our consolidated financial statements and accounting matters;
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preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
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reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;
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reviewing and discussing guidelines and policies that govern the process by which our exposure to risk is assessed and managed by management, including major financial and cybersecurity risk exposures and the steps that our management has taken to monitor and control such exposures;
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establishing expectations for, overseeing, and evaluating the effectiveness of a compliance and ethics program that advances a culture of integrity and upholds Our Values Code; and
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conducting or authorizing investigations into any matters within the scope of its responsibilities as it shall deem appropriate.

The Audit Committee held four meetings during 2024. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available on our website at http://investor.sagerx.com/corporate-governance.

Compensation Committee. The current members of the Compensation Committee are Elizabeth Barrett, James M. Frates and Michael F. Cola. Mr. Cola serves as the Chair of the Compensation Committee. Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined in the applicable Nasdaq rules.

The Compensation Committee’s responsibilities include:

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annually reviewing and making recommendations to our Board of Directors with respect to corporate goals relevant to the compensation of our executive officers;
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evaluating the performance of our Chief Executive Officer in light of such corporate goals and making recommendations to our Board of Directors with respect to determining the compensation of our Chief Executive Officer;
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reviewing and approving the compensation of our other executive officers and any members of our leadership who report directly to the Chief Executive Officer;
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reviewing and establishing our overall management compensation philosophy and policy;
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overseeing and administering our compensation and similar plans, including reviewing the compensation programs of peer group companies and making recommendations to the Board of Directors in order to ensure that our compensation programs and practices are competitive and supportive of our strategy and objectives;
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reviewing and approving our policies and procedures for the grant of equity-based awards;
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reviewing and making recommendations to the Board of Directors with respect to director compensation;
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reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;
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overseeing our compliance with SEC rules regarding stockholder approval of executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, overseeing stockholder engagement on executive compensation matters, and considering any adjustments to executive compensation policies and practices as a result of say-on-pay proposals;
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establishing and overseeing compliance with stock ownership guidelines for executive officers and non-employee directors;
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recommending for approval by our Board of Directors the implementation or revision of any compensation recovery or “clawback” policies, and overseeing the administration of such policies; and
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periodically reviewing the succession planning for our Chief Executive Officer and other executive officers and making such recommendations to the Board of Directors as the Compensation Committee deems advisable in order to facilitate the evaluation of potential successors to executive management positions.

The Compensation Committee held five meetings during 2024. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on our website at http://investor.sagerx.com/corporate-governance.

Nominating and Corporate Governance Committee. The current members of the Nominating and Corporate Governance Committee are George Golumbeski, Ph.D., Michael F. Cola, and Geno Germano. Mr. Germano serves as the Chair of the Nominating and Corporate Governance Committee. Steven Paul served on the Nominating and Corporate Governance Committee until June 2024, when he resigned from the Board. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined in the applicable Nasdaq rules.

The Nominating and Corporate Governance Committee’s responsibilities include:

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developing and recommending to our Board of Directors criteria for Board of Director and committee membership;
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establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;

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reviewing the size and composition of the Board of Directors to ensure that it is composed of members with the appropriate skills and expertise to advise us;
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identifying individuals qualified to become members of the Board of Directors, with a view towards maintaining a highly qualified, impactful Board of Directors with a variety of experience and perspectives;
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recommending to the Board of Directors the persons to be nominated for election as directors and to each of the committees of the Board of Directors;
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developing and recommending to the Board of Directors a set of Corporate Governance Guidelines;
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overseeing the evaluation of the Board of Directors and its committees; and
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periodically reviewing the Board of Directors’ leadership structure to assess whether it is appropriate given our specific corporate characteristics and circumstances.

The Nominating and Corporate Governance Committee held three meetings during 2024. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which is available on our website at http://investor.sagerx.com/corporate-governance.

Director Nomination Process

Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors and management will be requested to take part in the process, as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through recommendations from members of the Board of Directors, the use of search firms or other advisors, through networking and participation in associations related to our mission, or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for approval by the Board of Directors to fill a vacancy or as director nominees for election to the Board of Directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Board Qualifications and Criteria. In considering whether to recommend any particular candidate for selection by the Board of Directors as a director nominee, the Nominating and Corporate Governance Committee will apply the following criteria that it believes must be met by all directors:

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The nominee must have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.
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The nominee must be highly accomplished in his or her respective field, with superior credentials and recognition.
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The nominee must be well regarded in the community and have a long-term reputation for high ethical and moral standards.
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The nominee must have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve.
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To the extent such nominee serves or has previously served on other boards, the nominee must have a demonstrated history of actively contributing at board meetings.

Our Board of Directors and Nominating and Corporate Governance Committee believe that it is essential that our directors represent a variety of viewpoints with broad experience in areas important to the operation of the Company. When considering candidates as potential board members, the Board of Directors and the Nominating and Corporate Governance Committee evaluate the candidates’ ability to contribute to such an environment. We believe that our Board of Directors, taken as a whole, should provide a significant breadth of skills, experience, knowledge, and background that will allow our Board of Directors to advance our strategic objectives and fulfill our responsibilities to our stockholders. In this context, our Nominating and Corporate Governance Committee considers the following qualifications, in addition to the criteria set forth above, when evaluating nominees for our Board of Directors:

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Executive Leadership Experience. Nominees who have served in senior leadership positions, particularly at companies in the biotechnology or pharmaceutical industries, have the experience and perspective to understand, analyze and act decisively with respect to important operational and policy-related issues that impact us as we grow.
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Biopharmaceutical Industry Experience. Nominees who have experience in the biopharmaceutical industry and with the challenges connected with developing and commercializing pharmaceuticals, can provide specialized perspectives on our research and development efforts, our commercialization strategy, competing products and product candidates and our overall business landscape.
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Research and Development Experience. Nominees who have advanced education in science or medicine and/or prior experience serving in senior leadership roles directly responsible for a research and development function in the biotechnology or pharmaceutical industries or in a similar capacity in a hospital or academic institution, can provide valuable strategic input on our research and development plans and processes and the complex regulatory environment impacting our business.
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Commercialization Experience. Nominees who have prior experience with commercialization of an approved drug in the U.S. and/or globally, can provide valuable strategic input on among other things, commercialization strategies, management of a sales force, and matters related to the pricing and reimbursement of marketed products.
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Financial Expertise. Nominees who have advanced education and/or prior experience in auditing or finance, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, bring valuable perspectives about financial operations, analysis and reporting and can help our Board of Directors better understand financial markets and potential financing and investing activities.
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Commitment to Our Values Code. We expect all of our directors to have a strong commitment to the principles embodied in Our Values Code, which applies to all of our employees, consultants, officers and directors, including those officers responsible for financial reporting. Our Values Code serves as the foundation of our corporate governance principles.

Our Nominating and Corporate Governance Committee is committed to recruitment efforts that focus on highly qualified candidates with a variety of backgrounds and viewpoints.

In addition, in December 2024, we amended our Corporate Governance Guidelines to provide that unless otherwise approved by our Board of Directors in accordance with the process set forth in the Corporate Governance Guidelines: (i) a director of the Company who serves as an executive officer of a public company (including the Company) should not serve on more than three public company boards in total (including our Board of Directors); and (ii) other directors of the Company should not serve on more than five public company boards in total (including our Board of Directors).

Stockholder Recommendations. In selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the Nominating and Corporate Governance Committee and/or recommended by our Board of Directors and our Chief Executive Officer. Any stockholder who wishes to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a nominee for director should submit such recommendations to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to our Secretary at Sage Therapeutics, Inc., 55 Cambridge Parkway, Cambridge, Massachusetts 02142, who will forward all recommendations to the Nominating and Corporate Governance Committee. Stockholder proposals, including nominations for directors, must satisfy the requirements set forth in our Bylaws and Rule 14a-19 under the Exchange Act to be included in our proxy statement and presented for consideration at our annual meeting of stockholders.

Stockholder Engagement. We believe that effective corporate governance includes active and regular engagement with our stockholders, and we are committed to investing time with our stockholders to increase transparency and gain a better understanding of the practices our stockholders most value. We communicate with our stockholders regularly and solicit input on our executive compensation, corporate governance and disclosure practices. In 2024 and early 2025, we have undertaken significant, proactive stockholder engagement and solicited feedback from our stockholders through open dialogue and individual outreach and communication. Our stockholder engagement team consists of members of our legal, human resources, and investor relations teams, and between mid-2024 and early 2025, we solicited feedback from stockholders representing approximately 80% of our outstanding shares based on public filings as of December 31, 2024, and engaged with stockholders then representing approximately 40% of our outstanding shares to seek input on our corporate governance and executive compensation matters. Our discussions with our stockholders have been productive and informative and have provided a valuable opportunity to deepen our understanding of our stockholders’ interests and voting policies while sharing insight with our stockholders about our motivations and priorities with respect to governance and executive compensation.

For example, in December 2024, in direct response to stockholder feedback regarding director commitments, upon the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors approved an amendment and restatement of our Corporate Governance Guidelines to incorporate an overboarding policy and clarify the assessment process the Board of Directors will use to evaluate any requests for exceptions. As another example, we engaged with several of our largest stockholders to solicit their feedback about option exchange programs prior to launching our option exchange program, which we completed on February 21, 2024. The option exchange program was approved by our stockholders at a special meeting of stockholders held on January 31, 2024. The option exchange program received support from ISS and Glass Lewis, and approximately 99% of stockholders that were present or represented by proxy at the special meeting of stockholders voted in favor of the program.

Stockholder Communications. The Board of Directors provides to every stockholder the ability to communicate with the Board of Directors, as a whole, and with committees of the Board of Directors or individual directors on the Board of Directors through an established process for stockholder communication. For a stockholder communication directed to the Board of Directors as a whole, stockholders may send such communication to the attention of the Chair of the Board via U.S. Mail or expedited delivery service to: Sage Therapeutics, Inc., 55 Cambridge Parkway, Cambridge, Massachusetts 02142, Attention: Chair of the Board of the Directors. All such communications will be delivered to the Board of Directors. For a stockholder communication directed to a committee of the Board of Directors or to an individual director in his or her capacity as a member of the Board of Directors, stockholders may send such communication to the attention of the individual director via U.S. Mail or expedited delivery service to: Sage Therapeutics, Inc., 55 Cambridge Parkway, Cambridge, Massachusetts 02142, Attention: [Name of Individual Director]. We will forward any such stockholder communication to the applicable committee chair or individual director, and the Chair of the Board in his or her capacity as a representative of the Board of Directors, to whom such stockholder communication is addressed to the address specified by each such director and the Chair of the Board, unless there are safety or security concerns that mitigate against further transmission.

Risk Oversight. Our Board of Directors administers its risk oversight function directly and indirectly through its committees. In particular, our Board of Directors performs this oversight role by using several different levels of review of risks inherent in the operation of our business and the implementation of our business strategies. In connection with its review of our corporate strategy and long-range plans, our Board of Directors reviews management’s assessment of the primary risks associated with those strategies and plans. In addition, our Board of Directors reviews the risks associated with our business operations and corporate functions periodically throughout the year as part of its consideration of undertaking certain activities. The Board of Directors also evaluates from time to time the processes by which our exposure to risk is assessed and managed by management.

Each of the committees of our Board of Directors also oversees risks that fall within such committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The following summarizes each committee’s role in the risk oversight function:

Committee of the Board of Directors	Risk Oversight
Audit Committee

Our Audit Committee oversees risks relating to our compliance and ethics program, Our Values Code, and accounting and financial reporting, including through oversight of our independent auditors. In connection with this oversight, the Audit Committee assesses and has oversight responsibilities over our financial controls, legal and compliance risks, business and operational risks, and cybersecurity risks. The Audit Committee receives periodic reports from management on such risks at its regularly scheduled meetings, evaluates actions that management has taken to limit, monitor or control exposure to such risks, and provides periodic updates to the full Board of Directors. Our Audit Committee also periodically reviews and discusses the guidelines and policies that govern the process by which our risk exposure is assessed and addressed by management and reviews all related party transactions for potential conflicts of interest on an ongoing basis.

Compensation Committee

Our Compensation Committee oversees risks relating to the compensation of our officers and directors and reviews our processes and procedures for the consideration and determination of director, officer, and other employee compensation. Among other things, the Compensation Committee considers whether compensation may lead to excessive risk-taking by management in setting compensation. Our Compensation Committee also reviews succession planning for our executive officers.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee oversees risks related to our governance practices. In connection with this oversight, the Nominating and Corporate Governance Committee identifies appropriate individuals to potentially serve as members of our Board of Directors; develops, reviews and recommends our Corporate Governance Guidelines; and oversees the regular evaluation of our Board of Directors.

Code of Business Conduct and Ethics. Our Values Code applies to all of our employees, consultants, officers and directors, including those officers responsible for financial reporting. The current version of Our Values Code, as may be amended from time to time, is available on our website at http://investor.sagerx.com/corporate-governance. A copy of Our Values Code may also be obtained, free of charge, upon a request directed to: Sage Therapeutics, Inc., 55 Cambridge Parkway, Cambridge, Massachusetts 02142, Attention: Legal and Compliance. We intend to disclose any amendment or waiver of a provision of Our Values Code that applies to our principal executive officer, principal financial officer, or principal accounting officer, or persons performing similar functions, by posting such information on our website (available at www.sagerx.com) and/or in our public filings with the SEC.

Corporate Governance Guidelines. Our Board of Directors has adopted Corporate Governance Guidelines, as amended and restated in March 2025, to assist and guide its members in the exercise of their responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state laws or regulations, Nasdaq and our Certificate of Incorporation and Bylaws. Our Corporate Governance Guidelines are available in the corporate governance section of our website at http://investor.sagerx.com/corporate-governance. It is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by our Board of Directors at any time as it deems appropriate.

Insider Trading Policy. We have adopted an Insider Trading Policy, as amended and restated in June 2023, governing the purchase, sale and/or other dispositions of our securities by directors, officers, and employees. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards.

Anti-Hedging Policy. Pursuant to our Insider Trading Policy, no individual deemed to be a covered person pursuant to our Insider Trading Policy may engage in any of the following transactions with respect to Sage securities: short sales, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities; or purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Sage securities.

Our Responsibility

Our vision is to fearlessly lead the way to create a world with better brain health. We see the potential impact we can have on individuals, families, and society not just with the novel treatments that we are developing but also by nurturing world-class talent and by engaging in the communities where we live and work.

This philosophy and our collective efforts are captured in a name, SageCitizen, and are reflected in our long-standing commitment to:

• People – Achieving our vision depends on our ability to attract, develop, engage, and retain the industry’s highest quality talent. Our core value, Put People First, aims to foster a culture that welcomes fresh thinking and unique perspectives, and we are committed to providing employees a meaningful career journey, while channeling their passion for helping others.

Our SageFlex model enables employees to work from where they choose, when the business allows, whether that be remote, in our office space, or a combination of each. It also allows us to eliminate geographical boundaries, broadening our talent pool.

We offer our employees a comprehensive total rewards package that focuses on our employees’ financial, physical, and mental wellbeing, as well as a variety of professional development opportunities.

 • Patients – We believe collaborating with and learning from patient organizations are core to our mission. These groups serve a vital role as independent patient champions and agents of change in pursuit of shared goals: reducing stigma, improving patient care, increasing patient representation in clinical trials, and enhancing access to medicines and services for people impacted by brain health disorders. The voices of those living with, suffering from, and caring for those with the diseases our products or product candidates aim to treat are integral to our decision-making across Sage. We consistently seek input and learn from these individuals through multiple appropriate forums, including regular insights gathering sessions, summits and workshops, internal speaking opportunities, and encouraging employee community engagement through disease awareness activities.

 • Planet – We maintain a small ecological footprint and are committed to doing our part to minimize our carbon footprint. In mid-2024, we relocated our corporate headquarters and reduced our total global office space from approximately 109,000 square feet to 30,567 square feet. We have no laboratory or manufacturing space. To reduce pollution and limit traffic congestion, we provide transportation incentives to our employees, which encourage the use of non-automobile-based transportation. Our corporate office participates in composting, recycling, and energy efficiency programs.

 • Community – We have a long history of giving back to the community and have delivered hundreds of hours of community service. We focus our philanthropy on engaging with essential service organizations that supplement daily necessities for families, children, and individuals facing hardship, as well as social connection programs that increase connectivity for those experiencing social isolation.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On the recommendation of the Audit Committee, our Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The Board of Directors recommends that stockholders vote “FOR” ratification of this appointment. If this proposal is not approved at the Annual Meeting, our Board of Directors will reconsider its appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

PricewaterhouseCoopers LLP has audited our financial statements for each fiscal year since December 31, 2013. We expect representatives of PricewaterhouseCoopers LLP to be present by webcast at the Annual Meeting and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

PricewaterhouseCoopers LLP Fees

The following table sets forth fees incurred for professional audit services and other services rendered to us by PricewaterhouseCoopers LLP and its affiliates for the fiscal years ended December 31, 2024 and December 31, 2023.

	Fiscal 2024 ($)	Fiscal 2023 ($)
Audit Fees	1,687,000	1,374,000
Audit-Related Fees	-	39,000
Tax Fees	77,500	110,000
All Other Fees	2,125	3,081
Total	1,766,625	1,526,081

Audit Fees. Audit fees consist of fees billed for professional services performed by PricewaterhouseCoopers LLP for the audit of our annual consolidated financial statements, the review of interim condensed consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statements for our follow-on offerings.

Audit-Related Fees. Audit-related fees consist of fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. In 2023, the audit-related fees were incurred for accounting consultations related to the future accounting treatment of the collaboration with Biogen MA Inc., or BIMA, and Biogen International GmbH, or Biogen International. We collectively refer to BIMA and Biogen International as Biogen.

Tax Fees. Tax fees consist of fees for tax-related services, including tax consulting and compliance performed by PricewaterhouseCoopers LLP.

All Other Fees. All other fees in 2024 and 2023 consisted of fees for software programs, including a proprietary accounting research database.

Pre-Approval of Audit and Non-Audit Services

It is the policy of our Audit Committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our Audit Committee or through properly delegated authority to one or more members of the Audit Committee.

All PricewaterhouseCoopers LLP services and fees in the fiscal years ended December 31, 2024 and 2023 were pre-approved by the Audit Committee or through properly delegated authority.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal 2 requires that a majority of the votes properly cast be voted FOR this proposal. Shares that are voted “abstain” and broker non-votes will not affect the outcome of this proposal.

Our Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our Board of Directors is committed to excellence in governance. As part of this commitment, and as required by Section 14A(a)(1) of the Exchange Act, our Board of Directors is providing our stockholders with an opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers.

As described below under “Executive Officer and Director Compensation—Compensation Discussion and Analysis,” we have developed a compensation program that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. The executive compensation program is designed to reward short-term and long-term performance and to align the financial interests of executive officers with the interests of our stockholders. We believe our executive compensation program strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.

We are asking for stockholder approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, which includes the disclosures in the “Executive Officer and Director Compensation—Compensation Discussion and Analysis” section below, and the compensation tables and the narrative discussion following the compensation tables in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. For the reasons discussed above, our Board of Directors unanimously recommends that our stockholders vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Summary Compensation Table and the other compensation related tables and disclosures.”

As this vote is advisory, it will not be binding upon our Board of Directors or the Compensation Committee and neither our Board of Directors nor our Compensation Committee will be required to take any action as a result of the outcome of this vote. However, our Compensation Committee will carefully consider the outcome of this vote when considering future executive compensation policies and decisions.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal 3 requires that a majority of the votes properly cast be voted FOR this proposal. Shares that are voted “abstain” and broker non-votes will not affect the outcome of this proposal.

Our Board of Directors recommends that stockholders vote “FOR” the advisory resolution approving our named executive officer compensation.

PROPOSAL 4

AMENDMENT TO THE SAGE THERAPEUTICS, INC. 2014 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve an increase in the number of shares of common stock authorized for issuance under our 2014 ESPP, or the 2014 ESPP Amendment. We refer to the 2014 ESPP, as amended by the 2014 ESPP Amendment, as the Amended 2014 ESPP. A total of 282,000 shares of our common stock were initially authorized and reserved for issuance under the 2014 ESPP when adopted in connection with our initial public offering in 2014. The 2014 ESPP was subsequently amended, with the approval of our stockholders in June 2022 and June 2023, to increase the number of shares authorized for issuance under the 2014 ESPP by 300,000 shares and 500,000 shares, respectively, resulting in a total of 1,082,000 shares authorized for issuance thereunder. The purpose of the 2014 ESPP is to provide our eligible employees with opportunities to purchase shares of our common stock. The 2014 ESPP is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b), or Section 423, of the Internal Revenue Code of 1986, as amended, or the Code.

Proposed Amendment

Our Board of Directors has approved, and is recommending that our stockholders approve, the 2014 ESPP Amendment, which will increase the number of shares authorized for issuance under the 2014 ESPP by 500,000 shares, resulting in a total of 1,582,000 shares authorized for issuance under the Amended 2014 ESPP. The 2014 ESPP Amendment would make no other changes to the 2014 ESPP. The purpose of the Amended 2014 ESPP is to help ensure that, in light of strong employee participation and hiring to support the ongoing commercialization of ZURZUVAE® (zuranolone), we are able to continue to provide all eligible current and future employees interested in participating in the plan with sufficient shares available for purchase.

Why We Are Asking Our Stockholders to Approve the Amended 2014 ESPP

The 2014 ESPP provides eligible employees with the opportunity to acquire an ownership interest in our business through the purchase of shares of our common stock at a price below current market prices. We believe it is crucial for our long-term success that the interests of our employees are tied to our success as “owners” of our business. The equity incentive programs we have in place, including the 2014 ESPP, are intended to build stockholder value by helping to attract, retain and motivate talented employees. As of April 16, 2025, 366,758 shares remain available for issuance under the 2014 ESPP, which we believe will not be sufficient for the expected levels of ongoing participation in the 2014 ESPP. As reported in our Annual Report on Form 10-K for the year ended December 31, 2024, as of February 4, 2025, we employed 353 full-time employees. Based on management’s forecasts, the 2014 ESPP may not have sufficient shares available for the offering window beginning on January 1, 2026 without the adoption of this proposal.

The material features of the Amended 2014 ESPP are summarized below. The summary is qualified in its entirety by reference to the full text of the Amended 2014 ESPP, which is filed as Appendix A to this Proxy Statement and incorporated herein by reference.

SUMMARY OF MATERIAL FEATURES OF THE AMENDED 2014 ESPP

Description of the Plan

Administration and Amendment. The Amended 2014 ESPP may be administered by the person or persons appointed by our Board of Directors, referred to as the Administrator. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Amended 2014 ESPP and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Amended 2014 ESPP; (iii) make all determinations it deems advisable for the administration of the Amended 2014 ESPP; (iv) decide all disputes arising in connection with the Amended 2014 ESPP; and (v) otherwise supervise the administration of the Amended 2014 ESPP. Our Board of Directors may at any time and from time to time amend the Amended 2014 ESPP in any respect, except that without the approval within 12 months of such Board of Directors’ action by our stockholders, no amendment shall be made increasing the number of shares approved for the Amended 2014 ESPP or making any other change that would require stockholder approval in order for the Amended 2014 ESPP, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

Number of Authorized Shares. If the 2014 ESPP Amendment is approved, a total of 1,582,000 shares of our common stock will be reserved under the Amended 2014 ESPP, of which approximately 866,758 shares would be available for future purchases under the Amended 2014 ESPP based on 366,758 shares remaining available for issuance as of April 16, 2025. The share reserve is subject to adjustment in the event of a subdivision of outstanding shares of our common stock, the payment of a dividend in common stock or any other change affecting our common stock.

Eligibility and Participation. All employees who have been employed by us or our designated subsidiaries since at least the first day of the month preceding the first day of the applicable offering period and whose customary employment is for more than 20 hours per week are eligible to participate in the Amended 2014 ESPP. Any employee who owns, or would own upon such purchase under the Amended 2014 ESPP, 5% or more of the voting power or value of our stock is not eligible to purchase shares under the Amended 2014 ESPP.

Offering Periods. We may make one or more offerings to our employees to purchase stock under the Amended 2014 ESPP. Unless otherwise determined by the Administrator, each offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively, each referred to as offering periods. The Administrator may designate different offering periods in its discretion but no offering shall exceed 12 months in duration or overlap with another offering.

Exercise of Purchase Rights. Each employee who is a participant in the Amended 2014 ESPP may purchase shares by authorizing payroll deductions of up to 10% of the employee’s eligible compensation during an offering period. Unless the participating employee has previously withdrawn from the offering, the employee’s accumulated payroll deductions will be used to purchase our common stock on the last business day of the offering period at a price equal to 85% of the fair market value of our common stock on either the first or the last day of the offering period, whichever is lower, provided that no more than 2,500 shares of our common stock or such other lesser maximum number established by the Administrator may be purchased by any one employee during each offering period. Under applicable tax rules, an employee may purchase no more than $25,000 worth of common stock, valued at the start of the purchase period, under our Amended 2014 ESPP in any calendar year.

Withdrawal and Termination of Employment. The accumulated payroll deductions of any employee who is not a participant on the last day of an offering period will be refunded. An employee’s rights under the Amended 2014 ESPP terminate upon voluntary withdrawal from the plan or when the employee ceases employment for any reason.

Termination. The Amended 2014 ESPP may be terminated at any time by our Board of Directors. Upon termination of the Amended 2014 ESPP, all amounts in the accounts of participants shall be promptly refunded.

Plan Benefits. Benefits to be received by participants under the Amended 2014 ESPP, including our executive officers, are not currently determinable because participation in the Amended 2014 ESPP is voluntary and is dependent on each employee’s election to participate and determination as to the level of payroll deductions. Any benefit is also subject to the market price of our common stock at future dates. Accordingly, future purchases under the ESPP are not determinable and no new plan benefits table for the Amended 2014 ESPP is included in this proxy statement.

The following table sets forth, for each of the individuals and groups indicated, the number of shares of our common stock purchased under the 2014 ESPP as of March 31, 2025.

Name and Position	Dollar Value ($)(1)	Number of Shares Purchased

Barry E. Greene, Chief Executive Officer and President	—	—
Christopher Benecchi, Chief Operating Officer and Treasurer	65,152	2,411
Gregory Shiferman, Senior Vice President, General Counsel and Secretary	64,675	718
Michael Quirk, Ph.D., Chief Scientific Officer and Interim Head of R&D	226,261	4,521
Laura Gault, M.D., Ph.D., Former Chief Medical Officer	13,501	1,122
Kimi Iguchi, Former Chief Financial Officer and Treasurer	257,722	4,862
Anne Marie Cook, Former Senior Vice President, General Counsel and Secretary	92,859	3,051
All current executive officers as a group (4 persons)	356,088	7,650
All directors, not including executive officers, as a group (6 persons)*	—	—
Each nominee for election as a director	—	—
Each associate of any such directors, executive officers or nominees	—	—
Each other person who is received or is to receive 5 percent or more of such stock options, warrants or rights	—	—
All employees, including all current officers who are not executive officers, as a group (211 persons)	9,889,448	320,007

* Ineligible to participate in the 2014 ESPP.

(1) Based on the number of shares purchased multiplied by the closing price of our common stock on the Nasdaq Global Market on the applicable exercise date.

United States Federal Income Tax Consequences

The following summarizes the United States federal income tax consequences that will arise with respect to participation in the 2014 ESPP and with respect to the sale of common stock acquired under the plan. This summary assumes a purchase price that is equal to 85% of the fair market value of the stock on the first day of the offering period or the exercise date, whichever is less. This summary also assumes that the 2014 ESPP complies with Section 423. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants. A participant in the Amended 2014 ESPP will not have income upon enrolling in the plan or upon purchasing stock at the end of an offering period.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the Amended 2014 ESPP. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the offering period during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•
15% of the value of the stock on the day the offering period commenced; and
•
the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day the participant purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the participant purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition, subject to the limitations of Section 162(m) of the Code.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal 4 requires that a majority of the votes properly cast be voted FOR this proposal. If the stockholders do not approve the 2014 ESPP Amendment, the amendment will not be implemented and the 2014 ESPP will remain unchanged, but we reserve the right to adopt such other compensation plans and programs as we deem appropriate and in the best interests of our business and our stockholders. Shares that are voted “abstain” and broker non-votes will not affect the outcome of this proposal.

The Board of Directors recommends that stockholders vote “FOR” the approval of the 2014 ESPP Amendment.

TRANSACTION OF OTHER BUSINESS

Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis discusses the principles underlying our policies and decisions with respect to the compensation of our named executive officers, and all material factors relevant to an analysis of these policies and decisions. Our named executive officers for the fiscal year ended on December 31, 2024, are:

•
Barry E. Greene, our Chief Executive Officer;
•
Christopher Benecchi, our Chief Operating Officer and Treasurer;
•
Gregory Shiferman, our Senior Vice President, General Counsel and Secretary;
•
Laura Gault, M.D., Ph.D., our former Chief Medical Officer;
•
Kimi Iguchi, our former Chief Financial Officer and Treasurer; and
•
Anne Marie Cook, our former Senior Vice President, General Counsel and Secretary

Significant Compensation Actions

In December 2024, our Board of Directors evaluated our 2024 performance against our 2024 corporate goals and considering Mr. Greene’s recommendation regarding the level of achievement against each corporate goal, our Board of Directors assessed our total corporate goal achievement percentage at 80% for all employees, including the named executive officers.

Commencing in 2024, the Compensation Committee approved the addition of time-based vesting restricted stock units, or RSUs, to the mix of equity awards (which also include PSUs and options) granted to our leadership team, including our named executive officers. These RSU awards are designed to provide further retention value and align equity award practices with our peer group’s practices. The vesting of the PSU awards is based on the achievement of certain performance milestone goals, with a portion of such PSU awards vesting only upon our achievement of certain TSR milestones, which we refer to as the TSR Awards. The TSR Awards are eligible for vesting based on achievement of specific levels of relative stock price performance as measured against the Nasdaq Biotechnology Index, or NBI, at the end of a three-year performance period, as discussed further below.

In June 2024, our stockholders approved the 2024 Equity Incentive Plan, or the 2024 Plan, which incorporated limitations on non-employee director compensation.

In connection with our October 2024 corporate reorganization, Ms. Iguchi and Ms. Cook ceased employment with the Company as of October 31, 2024. We entered into separation agreements with each of Ms. Iguchi and Ms. Cook providing for certain severance benefits. Ms. Iguchi remained in service to Sage as a consultant through March 31, 2025. Effective November 1, 2024, Mr. Benecchi was promoted to Chief Operating Officer and Treasurer and assumed the responsibilities of our principal financial officer and principal accounting officer. Also, effective November 1, 2024, Mr. Shiferman was promoted to Senior Vice President, General Counsel and Secretary.

Stockholder Engagement and Say-on-Pay Vote Results

In evaluating our executive compensation program, our Compensation Committee considers a number of factors, including feedback we receive from our stockholders about our executive compensation program. Our Compensation Committee views stockholder feedback as an important factor in developing and improving our executive compensation program. Our stockholder outreach is a year-round effort by our management to engage with our stockholders in a continuous and meaningful way. Members of our Compensation Committee and our Nominating and Corporate Governance Committee have participated in some of these discussions.

At the 2024 annual meeting of stockholders, our annual say-on-pay proposal for our 2023 compensation program received support from 95.4% of the votes cast by our stockholders on the matter, up from 78.2% support in 2023. Between mid-2024 and early 2025, we solicited feedback from stockholders representing approximately 80% of our outstanding shares based on public filings as of December 31, 2024, and engaged with stockholders then representing approximately 40% of our outstanding shares to seek input on our corporate governance and executive compensation matters.

Our Compensation Committee and management team carefully evaluated stockholder feedback related to our executive compensation program in the context of our compensation philosophy, objectives, and peer practices. In response to positive stockholder feedback regarding our use of TSR awards in 2023 and 2024, we have continued a similar practice in 2025, with a certain portion of equity awards granted to our leadership team, including our named executive officers, as PSUs that include a TSR goal. In addition, in response to stockholder feedback, we have continued to include more detailed descriptions of our 2024 goals and the performance assessment conducted by our Board of Directors.

Corporate Background and Highlights for 2024

We are a biopharmaceutical company with a mission to pioneer solutions to deliver life-changing brain health medicines, so every person can thrive. Alongside our commercial product for the treatment of postpartum depression, or PPD, we are advancing a portfolio of internally discovered novel chemical entities with the potential to become differentiated treatments designed to improve brain health by primarily targeting two critical central nervous system, or CNS, receptor systems, GABA and NMDA. The GABA receptor family, which is recognized as the major inhibitory neurotransmitter in the CNS, mediates downstream neurologic and bodily function via activation of GABAA receptors. The NMDA-type receptors of the glutamate receptor system are a major excitatory receptor system in the CNS. Dysfunction in these systems is thought to be at the core of numerous neuropsychiatric and neurodevelopmental disorders.

Because we have a pay-for-performance philosophy, actual compensation levels for our executive officers, including our named executive officers, are correlated to the achievement of corporate goals and individual performance. Below are our key business and performance highlights from 2024, which the Compensation Committee and Board of Directors considered when assessing the Company’s performance against the 2024 corporate goals for the purposes of funding the Annual Bonus Incentive Plan for 2024 for all employees, including our named executive officers:

•
Strong first full year of launch performance with respect to ZURZUVAE, with sustained growth in shipments to women with PPD, including achievement of the following key results:
o
Nearly 2,500 prescriptions were shipped and delivered to women with PPD in the fourth quarter, representing a 21% increase from the third quarter.
o
For the year ended December 31, 2024, the first full year of shipments, more than 6,600 prescriptions were shipped and delivered.
o
$36.1 million in ZURZUVAE collaboration revenue for Sage for the year ended December 31, 2024 (representing 50% of the aggregate net revenues recorded by Biogen with respect to ZURZUVAE).
•
Continued engagement with national, regional and government payors to advocate for broad and equitable access to ZURZUVAE for women with PPD with minimal restrictions and achieved the following key results:
o
Greater than 95% of Commercial and Medicaid lives are covered or have a path to coverage, with the majority having no step edits or complex prior authorizations.
o
All three national Pharmacy Benefit Managers have developed favorable coverage policies for ZURZUVAE for the treatment of women with PPD.
•
Completed ongoing Phase 2 clinical trials of dalzanemdor and SAGE-324.
•
Identified multiple potential development candidates and completed investigational new drug application, or IND, enabling toxicology work for one such candidate.
•
For SAGE-319, completed a single ascending dose study, or SAD study, and initiated a multiple ascending dose study, or MAD study; aligned on investigating as a potential treatment for behavioral symptoms associated with certain neurodevelopmental disorders.
•
Executed a strategic reorganization of our business operations designed to support the ongoing launch of ZURZUVAE in PPD, focus on our pipeline development efforts, and extend our cash runway.
•
Ended 2024 with cash, cash equivalents and marketable securities of approximately $504 million.

Compensation Philosophy and Objectives

Our Compensation Committee believes that a well-designed compensation program should align executive interests with the drivers of growth and stockholder return, including by supporting our achievement of our primary business goals and our ability to attract and retain employees whose talents, expertise, leadership, and contributions are expected to build and sustain growth in long-term stockholder value. As a result, we maintain a strong pay-for-performance orientation in our compensation program by making a significant portion of total compensation variable and dependent on performance against goals, by differentiating awards based on individual performance, and, beginning in March 2023, by tying the vesting of certain PSU awards made to our leadership team to specified TSR milestones, all of which are intended to align our compensation program with stockholder interests.

To achieve these objectives, our Compensation Committee regularly reviews our compensation policies and overall program design to ensure that they are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to our employees and directors is fair, reasonable and competitive for our size and stage of development. Specifically, for our executive officers, our Compensation Committee targets base salaries within a market-competitive range for our peer group and targets annual cash bonuses and annual long-term equity incentive awards around the market median for our peer group, with variability in actual payments based on corporate and individual performance.

Key Performance Factors in Determining Executive Compensation

The biopharmaceutical industry is characterized by a very long product development cycle, including a lengthy research and development period and a rigorous regulatory approval process, including the requirements for multiple phases of human testing and the need to meet a significant number of other government requirements. We are heavily focused on the commercialization of ZURZUVAE for women with PPD, and we continue to advance our prioritized pipeline focused on neurodevelopmental disorders and neuropsychiatry. Accordingly, our Compensation Committee believes that the following performance factors may best support our future growth:

•
efforts to support successful commercialization of ZURZUVAE for the treatment of women with PPD in the U.S.;
•
revenue results given the stage of launch, as well as other key metrics, including number of patients treated, and progress on pricing and reimbursement efforts;
•
initiation, progress, and completion of clinical trials for our product candidates;
•
key research and development achievements;
•
achievement of regulatory milestones for our product candidates;
•
new business initiatives, including business development and financings;
•
managing our growth while maintaining a high-performing, high-integrity organization and culture;
•
our ability to obtain and maintain protection of key intellectual property rights; and
•
financial and operating performance.

Executive Compensation Elements

Key elements of our compensation programs include the following:

Compensation Element	Description	Strategic Role

Base Salary	• Fixed cash compensation. • Targeted within the market- competitive range, taking into consideration each named executive officer’s individual performance, skills, and experience.	• Attracts and rewards high- performing executives through market competitive pay and reflects individual performance over time.

Short-Term Annual Performance – Based Cash Incentives – Variable Pay
•
Annual Bonus Incentive Plan funding based on an assessment of overall corporate performance against annually pre-determined corporate goals. Individual performance is then assessed to determine individual bonus payout.
• Helps drive company-wide and individual performance. • Rewards annual performance. • Motivates executives to achieve performance objectives that are key to our annual operating and strategic plans.

Long-Term Equity Incentives – Variable Pay
•
Annual equity awards are a mix of stock options and RSUs with multi-year time-based vesting for the general employee population, including members of the leadership team, and PSUs that vest upon achievement of major clinical development, regulatory, commercial and/or TSR milestones for members of the leadership team.
•
Any realizable value earned from our stock option and PSU equity awards is from stock appreciation and achievement of corporate and strategic milestone goals.

•
Motivates executives to achieve multi-year strategic objectives and major milestones.
•
Focuses on sustained long-term growth.
•
Aligns executive interests and stockholder interests.
•
Enhances retention of key leadership personnel.

Other Compensation Practices

In addition to our compensation elements, the following compensation program features are designed to align our executive team’s interests with stockholder interests and market best practices:

What We Do	What We Don’t Do

We utilize a pay-for-performance compensation philosophy, with total compensation levels for our executive officers, including our named executive officers, correlated to the achievement of corporate goals and individual performance.

We do not offer any tax gross-up payments to our executive team for any change-of-control payments.
Our Compensation Committee engages its own independent, external compensation consultant to assist the committee in its review of executive and director compensation practices.	We do not permit our executive officers to hedge our securities pursuant to our Insider Trading Policy.
We proactively engage with our stockholders throughout the year.	We do not permit our insiders, including our executive team, to pledge our securities or purchase our securities on margin.

We have a clawback policy which requires us to attempt to recover certain erroneously awarded incentive-based compensation paid to our current or former executive officers in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under U.S. federal securities laws.

We do not offer our executive team any substantially enhanced benefits or perquisites when compared with our overall employee population.

We require our executive officers to hold shares of our common stock in order to help align their long-term interests with those of our stockholders; see “—Executive Officer Stock Ownership Guidelines.”

We have double-trigger (versus single-trigger) vesting of outstanding equity awards following covered transactions under our employment arrangements with our executive officers.

Target Pay

Our Compensation Committee exercises its judgment to determine what it believes to be the appropriate level and mix of the various compensation components, after a rigorous process of reviewing benchmark information provided by the Compensation Committee’s compensation consultant and other relevant data on market practices. We strive to provide our executive officers with a balance of short-term and long-term incentives to encourage and reward consistently strong performance. Approximately 88% of our 2024 compensation for our Chief Executive Officer and approximately 72% of our 2024 compensation for our other executive officers, including our other named executive officers, was variable, at risk and based on performance. Ultimately, the objective in setting the balance between long-term and short-term compensation is to ensure adequate base and short-term incentive compensation to attract and retain talent, while providing incentives to maximize long-term value for the Company and our stockholders.

Roles and Executive Compensation Process

Role of our Compensation Committee – Our Compensation Committee is responsible for, among other things, reviewing and approving, or recommending for approval by our Board of Directors, the compensation of our executive officers and certain other members of our leadership team, including salary, bonus and incentive compensation levels, equity compensation (including awards to induce employment), severance arrangements, change-in-control benefits and other forms of executive officer compensation. A full description of the Compensation Committee’s role and responsibilities is in the Compensation Committee’s written charter, which was adopted by the Board of Directors and is available on our website at http://investor.sagerx.com/corporate-governance.

Goalsetting and Performance Assessment – Annual corporate goals and strategic milestone goals used as PSU vesting triggers are proposed by our leadership team in December of a given year or in the first quarter of the next year, reviewed by our Compensation Committee, and approved by our Board of Directors. During the same period, our Compensation Committee, with the input of the leadership team, evaluates our annual corporate performance against the prior year’s corporate goals, and taking into account other factors relevant to corporate performance, assigns an annual corporate performance rating which is then assessed and approved by the full Board of Directors. Our strategic milestone goals used as PSU vesting triggers are set by our Board of Directors and assessed on an ongoing basis.

Decision Process – Typically during the first quarter of each year, our Compensation Committee determines the compensation for such year for each of the executive officers, other than our Chief Executive Officer, and submits a compensation recommendation to our full Board of Directors for our Chief Executive Officer. Our Board of Directors then determines the compensation for such year for our Chief Executive Officer. The compensation determination for our Chief Executive Officer and our other executive officers, including the amount of any annual equity awards, the amount of any cash incentive payments, and any changes in base salary, are in each case based on the prior year’s overall corporate performance against the established corporate goals, as well as each individual executive officer’s contributions to the achievement of the corporate goals and individual performance. Bonuses paid under our Annual Bonus Incentive Plan are typically paid in the first quarter of the calendar year. Our Compensation Committee may also periodically review the compensation of our executive officers throughout the course of the year.

Role of Management – As a part of determining named executive officer performance and compensation, the Compensation Committee receives recommendations from our Chief Executive Officer (except with respect to the Chief Executive Officer’s own compensation and performance). Our Chief Executive Officer’s performance and compensation is approved by our Board of Directors based upon the recommendation of the Compensation Committee.

Role of the Compensation Committee’s Independent Compensation Consultant – For 2024, our Compensation Committee engaged Alpine Rewards, or Alpine, as its independent compensation consultant to advise on executive compensation matters including overall compensation program design, peer group development and updates, and collecting market data to inform our compensation programs for our executives and members of our Board of Directors. Alpine advises the Compensation Committee on all of the principal aspects of executive compensation, including executive new hire compensation arrangements. Alpine consultants attend meetings of the Compensation Committee when requested to do so. Alpine reports directly to our Compensation Committee and not to management, although it meets with management for purposes of gathering information for its analyses and recommendations. Our Compensation Committee has assessed the independence of Alpine consistent with Nasdaq listing standards and has concluded that the engagement of Alpine does not raise any conflict of interest.

Timing of Equity Awards

We grant equity awards, including stock options and RSUs, to our employees on an annual basis. In addition, we grant equity awards to our employees upon hire or promotion or for retention purposes. We also grant stock options to our directors when appointed to our Board of Directors and on an annual basis thereafter, which annual grant occurs automatically following our annual meeting of stockholders each year. During the last fiscal year, neither the Board of Directors nor the Compensation Committee took material nonpublic information into account when determining the timing or terms of equity awards, nor did the Company time the disclosure of material nonpublic information for the purpose of affecting the value of executive or director compensation.

Defining and Comparing Compensation to Market Benchmarks

In evaluating the total compensation of our named executive officers, our Compensation Committee reviews publicly available compensation data and survey data provided by our compensation consultant from a peer group. Our Compensation Committee considered companies with the following criteria when establishing our peer group for 2024 compensation decisions:

•
Sector – U.S. public biotechnology/pharmaceutical companies
•
Stage of Development – focus on early commercial companies
•
Market Capitalization – ~1/3x to 3x our market capitalization
•
Revenue – companies with under $500 million in revenue

In addition to a peer group determined using the above criteria, our Compensation Committee also considered companies that list Sage as a peer in their compensation disclosures. The Compensation Committee also uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements.

In determining the 2024 compensation for our named executive officers, our Compensation Committee relied on the following peer group prepared by Alpine and approved by the Compensation Committee in September 2023, which we call our 2024 Peer Group:

ACADIA Pharmaceuticals Inc.	CRISPR Therapeutics, Inc.
Agios Pharmaceuticals, Inc.	Deciphera Pharmaceuticals, Inc.
Alector, Inc.	Halozyme Therapeutics, Inc.
Amicus Therapeutics, Inc.	Harmony Biosciences Holdings, Inc.

Amylyx Pharmaceuticals	Insmed, Inc.
Apellis Pharmaceuticals, Inc.	Intra-Cellular Therapies, Inc.
Axsome Therapeutics, Inc.	Mirati Therapeutics, Inc.
Blueprint Medicines Corporation	Rhythm Pharmaceuticals, Inc.
Cerevel Therapeutics, Inc.	Supernus Pharmaceuticals, Inc.
Ultragenyx Pharmaceutical Inc.

Our Compensation Committee examined our prior 2023 peer group in light of our stage of growth as a commercial company, the stage of development of our clinical programs and changes in our market capitalization, among other considerations. With reference to these and other key business metrics, companies whose market capitalization no longer met our criteria and/or whose stage of development was no longer comparable to our stage of development were removed and new companies were added to our peer group that better aligned with our stage of development and market capitalization. Exelixis, Inc. and FibroGen, Inc. were removed from our peer group due to their market capitalization not meeting our criteria, and Sorrento Therapeutics, Inc. was removed due to filing for bankruptcy. To replace the companies that were removed, five biopharmaceutical companies that met our peer group criteria—Amylyx Pharmaceuticals, Inc., Axsome Therapeutics, Inc., Cerevel Therapeutics, Inc., Rhythm Pharmaceuticals, Inc., and Supernus Pharmaceuticals, Inc.—were added to our 2024 Peer Group for a total of 19 companies, which the Compensation Committee believed provided a meaningful sample for quality benchmarking.

At the time the 2024 Peer Group was approved, the 30-day average market capitalization of each organization was approximately $2.96 billion and median revenue was $157.1 million. We believe that the compensation practices of our 2024 Peer Group provided us with appropriate compensation reference points for evaluating the compensation of our named executive officers during 2024. The Compensation Committee also considers other reference points and criteria, including market factors and competition for executive talent, when establishing targeted compensation levels, such as the executive’s experience level, contributions in helping to achieve our goals, individual performance against the executive’s individual goals where applicable, scope of responsibility, skill sets, leadership potential, and our critical needs and succession planning.

Our Compensation Committee reviews the companies in our peer group annually and makes adjustments as necessary to ensure the peer group continues to properly reflect the market in which we compete for talented executives and to ensure the companies in the peer group remain appropriate. For purposes of executive compensation for 2025, our Compensation Committee, with the advice of Alpine, recommended changes to our peer group criteria, given Sage’s current profile. For example, Alpine advised revising the market capitalization range from which to draw peers to more closely align with our current market capitalization. In addition, Alpine suggested maintaining our focus on commercial companies with similar therapeutic focus, revenue, and R&D profiles to Sage.

With reference to these revised criteria and other key business metrics, companies whose market capitalization no longer met our criteria and/or whose revenue or stage of development was no longer comparable to ours were removed from our peer group and replaced with new companies that better aligned with our profile.

Cerevel Therapeutics, Deciphera Pharmaceuticals, and Mirati Therapeutics were removed from our peer group because each of these companies were acquired. ACADIA Pharmaceuticals, Amylyx Pharmaceuticals, Apellis Pharmaceuticals, Blueprint Medicines, CRISPR Therapeutics, Halozyme Therapeutics, Insmed and Intra-cellular Therapies were removed due to being outside our target market capitalization or revenue ranges. To replace the companies that were removed, eleven biopharmaceutical companies, listed below, that met our peer group criteria, were added to our revised peer group. In September 2024, our Compensation Committee approved the revised peer group, which we refer to as our 2025 Peer Group, consisting of the following companies:

Maintained from 2024 Peer Group	Added for 2025 Peer Group
Agios Pharmaceuticals	Arcutis Biotherapeutics
Alector, Inc.	Ardelyx
Amicus Therapeutics	BioCryst Pharmaceuticals
Axsome Therapeutics	Dynavax Technologies
Harmony Biosciences	Esperion Therapeutics
Rhythm Pharmaceuticals	Ironwood Pharmaceuticals
Ultragenyx Pharmaceutical Inc.	Mirium Pharmaceuticals
Supernus Pharmaceuticals

Tarsus Pharmaceuticals
Theravance Biopharma
Travere Therapeutics

The median size and performance of our 2025 Peer Group more closely aligns with Sage’s overall profile.

Base Salary

Base salary is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Base salaries for our executive officers are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent. Base salaries are originally established at the time the executive is hired based on individual experience, skills and expected contributions, our understanding of what executives in similar positions at peer companies are paid and negotiations during the hiring process. The base salaries of our executive officers are reviewed annually and may be adjusted to reflect market conditions and our executives’ performance during the prior year as well as our financial position, or if there is a change in the scope of the officer’s responsibilities.

At the beginning of 2024, our Compensation Committee approved merit increases in base salary for each of our named executive officers, based upon the named executive officer’s individual performance and the comparison of his or her base salary to the base salaries of executive officers in comparable positions in our 2024 Peer Group. Each merit salary adjustment was retroactive to January 1, 2024. The table below is inclusive of both the merit and promotional adjustments made in 2024 to the 2023 base salary, in dollars and as a percentage:

Name	2023 Base Salary ($)	2024 Base Salary ($)	Increase (%)

Barry E. Greene	798,761	830,712	4.00
Christopher Benecchi (1)	501,125	526,683	11.75
Gregory Shiferman (2)	407,200	427,560	16.65
Laura Gault, M.D., Ph.D.	529,013	550,174	4.00
Kimi Iguchi (3)	486,069	505,512	4.00
Anne Marie Cook (4)	496,533	516,395	4.00

(1)
Mr. Benecchi received a merit salary increase of 5.1% effective January 1, 2024, increasing his annualized base salary from $501,125 to $526,683. Effective November 1, 2024, Mr. Benecchi was promoted to Chief Operating Officer, and in connection with this promotion, our Compensation Committee, following a review of 2024 Peer Group data, approved a 6.3% increase to Mr. Benecchi’s annualized 2024 base salary from $526,683 to $560,000. Mr. Benecchi’s 2024 total base salary increase is equal to 11.75% of his 2023 salary reflective of his promotion.
(2)
Mr. Shiferman received a merit salary increase of 5.0% effective January 1, 2024, increasing his annualized base salary from $407,200 to $427,560. Effective November 1, 2024, Mr. Shiferman was appointed as our Senior Vice President, General Counsel and Secretary. In connection with his promotion, our Compensation Committee, following a review of 2024 Peer Group data, approved an 11.1% increase to Mr. Shiferman’s annualized 2024 base salary from $427,560 to $475,000. Mr. Shiferman’s 2024 total base salary increase is equal to 16.65% of his 2023 salary, reflective of his promotion.
(3)
Ms. Iguchi ceased serving as our Chief Financial Officer on October 31, 2024, in connection with the October 2024 corporate reorganization.
(4)
Ms. Cook ceased serving as our Senior Vice President, General Counsel and Secretary on October 31, 2024, in connection with the October 2024 corporate reorganization.

Short-Term Incentives – Performance-Based Annual Bonus Incentive Plan

The Compensation Committee reviews the competitiveness of our Annual Bonus Incentive Plan targets annually. No changes were made to incentive targets for executive officers in 2024 other than for Mr. Shiferman, in connection with his promotion to Senior Vice President, General Counsel and Secretary on November 1, 2024. In connection with his promotion, our Board of Directors approved an increase in Mr. Shiferman’s target bonus from 30% to 40% of base salary.

Short-Term Incentives – Performance-Based Annual Bonus Incentive Plan Corporate Goals Assessment

In making its determination regarding bonuses based on performance in 2024 under our annual cash incentive program, our Compensation Committee considered our performance against our 2024 corporate goals and other considerations reflecting the Company’s significant accomplishments in 2024. The 2024 corporate goals and the weight attributable to each goal were approved by our Board of Directors in the first quarter of 2024. In December 2024, the Board of Directors evaluated our 2024 performance against our corporate goals and considered Mr. Greene’s recommendation regarding the level of achievement against each goal. The Board of Directors assessed the Company’s total corporate goal achievement percentage at 80% for all employees, including the named executive officers, which balanced the Company’s accomplishments in 2024, including results of the commercial launch of ZURZUVAE for the treatment of women with PPD, with the Company’s data readouts across multiple Phase 2 studies that did not meet their primary or secondary endpoints. A summary of the corporate goals, relative weightings, and level of achievement is set forth in the table below:

2024 Corporate Goals	Weight	Performance	Select Results
Launch Success	40%	Exceeded

•
Achieved successful ZURZUVAE launch results, including strong uptake among target healthcare providers, or HCPs, treating women with PPD; strong first-line market access coverage; and demonstrated early changes in the PPD treatment paradigm.
•
Achieved revenue and PPD patient shipments that significantly surpassed key performance metrics.
•
Achieved performance milestones that triggered planned scaling of resources in the second half of 2024.

•
Achieve a successful launch and drive market adoption of ZURZUVAE for the treatment of women with PPD.
•
Achieve target revenue and number of treated women with PPD.
•
Achieve key milestones that trigger planned scaling of resources in 2024.

Portfolio Advancement	25%	Partially Achieved

•
Phase 2 clinical trials of dalzanemdor and SAGE-324 did not meet their primary or secondary endpoints.
•
With respect to lead optimization, identified multiple potential development candidates; completed IND-enabling toxicology work for one such candidate.
•
For SAGE-319, completed a SAD study and initiated a MAD study; aligned on investigating as a potential treatment for behavioral symptoms associated with certain neurodevelopmental disorders.
•
Advanced clinical development plans for certain early-stage product candidates; some programs paused as part of October 2024 corporate reorganization and pipeline prioritization efforts.

•
Achieve data readouts across ongoing Phase 2 trials of dalzanemdor and SAGE-324 that support path to registration or initiation of Phase 3 trial for at least one indication.
•
Complete ongoing lead optimization programs with at least one ready for future investment.
•
For SAGE-319, initiate a MAD study and advance development plan and indication assessment.
•
Establish clinical development plan for certain early-stage potential product candidates.

2024 Corporate Goals	Weight	Performance	Select Results
People Engagement	15%	Achieved

•
Achieved 98% of our budgeted headcount as of October 1, 2024, prior to our corporate reorganization. Following the corporate reorganization, our Board of Directors updated our headcount goals.
•
Executed an on-time sales force expansion in the third quarter of 2024.
•
Developed a framework for identifying and retaining critical roles and developed key succession plans.
•
Drove engagement and retention through connection to our mission, the commercial launch of ZURZUVAE, and career development.
•
Conducted additional compliance-related trainings to support expanded field teams, educate on best practices based on learnings since launch, and maintain commitment to excellence in training on our standards and values.
•
Progressed Enterprise and Compliance Risk Assessment activities to support 2025 strategic planning.
•
Continued to partner closely with cross-functional leaders to progress strategic plans and appropriate execution consistent with our values and standards.
•
Maintained the integrity of our operations, completed our transparency reporting obligations, and enhanced our oversight capabilities.

•
Engage and develop the right talent to achieve our goals through (1) robust talent management / development and (2) staffing the organization with on-time, high-quality hires within 10% of budgeted headcount.
•
Differentiate our employee experience by engaging our teams and people, achieving organizational health scores equal to or greater than industry benchmarks.
•
Maintain our commitment to integrity, inclusivity, patient centricity, quality, and compliance in the design and execution of our activities.

Financial Health and Value Creation	20%	Partially Achieved

•
Executed a strategic reorganization of our business operations designed to support the ongoing launch of ZURZUVAE for the treatment of women with PPD, focus on our pipeline development efforts, and extend our cash runway.
•
We ended 2024 with cash, cash equivalents and marketable securities of approximately $504 million.
•
Evaluated various business development opportunities.

•
Execute agile financial decision making that appropriately prioritizes and delivers on goals, optimizes cash flow, and operates within certain ranges of the latest forecast.
•
Maintain certain cash balance and cash runway goals.
•
Execute on appropriate financing opportunities.

Final Corporate Performance Level	80%

Calculation of Annual Cash Incentives

Our Compensation Committee establishes the annual performance-based cash bonus opportunity for each member of our leadership team other than our Chief Executive Officer, representing a percentage of each individual’s base salary. In January 2025, the Compensation Committee assessed the individual performance of each of our named executive officers other than Mr. Greene, Ms. Iguchi, and Ms. Cook. Mr. Greene’s bonus as Chief Executive Officer was determined solely on the basis of the corporate performance level, and therefore received a bonus equal to 80% of his target bonus for 2024. In connection with our October 2024 corporate reorganization, Ms. Iguchi and Ms. Cook ceased employment with the Company as of October 31, 2024. We entered into separation agreements with each of Ms. Iguchi and Ms. Cook providing for certain severance benefits, and under the terms of these separation agreements, described further below, each of Ms. Iguchi and Ms. Cook received a pro-rated bonus equal to 50% of her bonus target for 2024. The bonuses paid to our named executive officers excluding Mr. Greene, Ms. Iguchi, and Ms. Cook were a function of both the corporate performance level and individual performance relative to our corporate goals.

When assessing the individual performance of the named executive officers other than Mr. Greene, Ms. Iguchi, and Ms. Cook, the Compensation Committee considered the following contributions to our corporate goals:

Mr. Benecchi. Under Mr. Benecchi’s leadership in 2024, our team effectively executed on its PPD commercialization strategy and plans, resulting in Sage exceeding ZURZUVAE performance goals, including goals relating to shipments, total revenue, and market access. In addition, Mr. Benecchi led alliance efforts with Biogen to co-develop a plan designed to support the ongoing promotion of ZURZUVAE for the treatment of women with PPD. Mr. Benecchi fostered a leadership culture consistent with our values, motivating direct reports to effectively lead their organizations to deliver positive results while managing and retaining talent through and following the October 2024 corporate reorganization. After the October 2024 corporate reorganization, Mr. Benecchi drove efficiencies across our finance, technical operations, and digital enterprise capabilities teams while also maintaining high levels of performance and service. Mr. Benecchi also led corporate strategies designed to support clear go-forward plans for the organization.

Mr. Shiferman. Under Mr. Shiferman’s leadership in 2024, our team achieved multiple goals relating to the launch and commercialization of ZURZUVAE and advanced multiple ongoing legal matters. In his role prior to November 2024, as the Zuranolone Program Lead, Mr. Shiferman oversaw the execution of launch efforts and related commercialization activities, including our salesforce expansion and development and execution of commercialization plans. Mr. Shiferman helped oversee and develop certain regulatory strategies relating to ZURZUVAE and led lifecycle innovation assessments to enable decision-making. In addition, Mr. Shiferman supported Shionogi’s NDA strategy and submission process. Following his appointment as Senior Vice President, General Counsel and Secretary in November 2024, Mr. Shiferman led our legal and compliance functions and assisted with the retention of critical talent following the October 2024 corporate reorganization.

Dr. Gault. Under Dr. Gault’s leadership in 2024, we completed four Phase 2 clinical studies of dalzanemdor and two Phase 2 clinical studies of SAGE-324, meeting our expected timelines to permit us to develop our future plans based on the data from those trials. In addition, Dr. Gault helped lead initiation of the MAD study for SAGE-319 and led interactions with the U.S. Food and Drug Administration regarding Phase 1 readiness for SAGE-421. Dr. Gault drove efforts to focus and prioritize early pipeline development plans and strategies before and following the October 2024 corporate reorganization. Throughout 2024, Dr. Gault continued to develop and maintain relationships with key internal and external stakeholders to advance our mission and continued to play an instrumental role in our ongoing health economics and outcomes research plans.

In addition, in December 2024, following a review of our 2023 Peer Group and 2024 Peer Group data on incentive cash award levels for our executive officer positions, our Compensation Committee approved an additional bonus target pool equal to 5% of the 2024 base salaries for our executive officers, except for Mr. Greene, to be available to help better align incentive cash award levels for 2024 performance with the market practices of our 2023 Peer Group and 2024 Peer Group. In January 2025, the Compensation Committee allocated the market target adjustment pool among the applicable executive officers. We refer to this adjustment as the Market Target Competitive Adjustment. The Market Target Competitive Adjustment was included in addition to such executive officer’s target cash incentive award under our Annual Bonus Incentive Plan.

The table below shows, for each named executive officer, such executive’s target cash incentive award under the 2024 annual cash incentive program as a percentage of the named executive officer’s annual base salary in 2024, the target cash incentive award opportunity in dollars for 2024, the Market Target Competitive Adjustment, our Company performance factor based on the Board of Directors’ assessment of our corporate performance, each individual’s performance factor based on an assessment of individual performance, and the actual cash incentive award payments to our named executive officers for 2024 performance, which were paid in January 2025. To calculate each award payment, we multiplied the applicable named executive officer’s target cash incentive award opportunity (inclusive of the Market Target Competitive Adjustment, if applicable) by both the corporate and individual performance-level multipliers.

2024 Performance-Based Annual Cash Incentive Awards

Name(1)	2024 Base Salary ($)	2024 Target Cash Incentive Award (% of 2024 Base Salary)	2024 Target Cash Incentive Award Opportunity ($)	2024 Market Target Competitive Adjustment ($)(2)	2024 Company Performance Factor (%)	2024 Individual Performance Factor (%)		2024 Cash Incentive Award Payment ($)

Barry E. Greene	830,712	65%	539,963	—	80%	—	(3)	431,970
Christopher Benecchi	560,000	40%	224,000	50,000	80%	100%		219,200
Gregory Shiferman	475,000	40%	190,000	25,000	80%	100%		172,000
Laura Gault, M.D., Ph.D.	550,174	40%	220,070	—	80%	100%		176,056

(1)
Ms. Iguchi and Ms. Cook separated from the Company in October 2024 and, therefore, both have been excluded from this table. Under the terms of their separation agreements, described further below, each of Ms. Iguchi and Ms. Cook received a pro-rated bonus equal to 50% of her bonus target for 2024.
(2)
Reflects market target competitive adjustment before applying the performance factors.
(3)
Mr. Greene’s performance-based annual cash incentive award is based solely on the Company’s performance factor and has no individual performance factor component.

Long-Term Incentives – Equity Incentive Compensation

The market for qualified and talented executives in the biopharmaceutical industry is highly competitive, and we compete for talent with many companies that have greater financial resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer. We typically grant equity awards to each of our executive officers upon commencement of employment; annually in conjunction with our review of individual performance; in connection with a promotion; or as a special incentive.

In determining the annual equity awards to grant to any of our executive officers, which includes our named executive officers, the Compensation Committee typically considers a number of factors, including: our performance against corporate goals during the preceding year, the executive officer’s individual performance during the preceding year, the executive officer’s ability to drive future value creation, the overall retention value of past equity awards, and competitive levels of executive compensation for similarly situated executive officers based on analysis of data from our applicable peer group. In addition, our Compensation Committee reviews all components of the executive officer’s compensation to ensure that his or her total compensation is aligned with our overall philosophy and objectives.

Equity awards for our employees, including our executive officers, take the form of stock options with time-based vesting, RSUs with time-based vesting, and PSUs. As a company that relies heavily on the use of stock options to align the interests of employees, including our executive officers, with the interests of stockholders, we do not believe that the Black-Scholes accounting value (calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation,” or FASB Topic 718) should be the primary determinant of award size. We believe stock price volatility is inherent in the drug development industry, and we do not believe that employees should be rewarded with more shares due to decreases in our stock price or penalized with fewer shares due to increases in our stock price. Therefore, we focus on percentage ownership and managing dilution, which we believe are important to our stockholders and provide greater continuity from year to year for our employees. We then validate our assessment with a review of the applicable Black-Scholes accounting values to ensure the market competitiveness of our incentive programs is evaluated holistically.

To this end, we use a unit-based approach to determine equity awards for all employees, including our executive officers, and consider the percent ownership of the Company being awarded as the primary measure for targeting competitive awards. We align the overall pool of equity to be awarded to our executive officers with the median competitive range and allow for some flexibility within that range, dependent on business needs, with sensitivity towards short-, medium- and long-term dilution. Black-Scholes accounting value (calculated in accordance with FASB Topic 718) and current realizable value of historical awards are factors also considered to help ensure appropriate stewardship of the equity plan and reasonable delivery to equity recipients. To establish specific market competitive equity guidelines for our executive officers, we apply the percent ownership of the Company being awarded, using stock options as our benchmark for measurement.

For the members of our leadership team, including our named executive officers, in 2023, we increased our emphasis on PSUs by adding a TSR-based vesting component and splitting the total number of shares subject to equity awards 47%/53% between stock options with time-based vesting and PSUs for our CEO, and 45%/55% for our other executive officers. This change was driven by our pay-for-performance philosophy and feedback we received from our stockholders.

In 2024, the Compensation Committee approved the addition of RSUs to the mix of equity awards granted to our leadership team, including our named executive officers, designed to provide further retention value and align equity award practices with our peer group’s practices. In addition, leadership team members were provided the choice to receive stock options in lieu of the RSUs at a 1:2 ratio, which we refer to as Equity Choice. The standard mix of equity awards granted in 2024 as compared to 2023, before the application of any Equity Choice, was as follows:

•
For Mr. Greene, our Chief Executive Officer, a decrease from 53% to 50% performance restricted stock units, or PSUs; a decrease from 47% to 33% stock options; and an increase from 0% to 17% RSUs. Mr. Greene elected to receive stock options in lieu of the RSUs pursuant to the Equity Choice program.
•
For all other leadership team members, including our named executive officers other than Mr. Greene, a decrease from 55% to 50% PSUs; a decrease from 45% to 33% stock options; and an increase from 0% to 17% RSUs.

The vesting of the PSU awards is based on the achievement of certain performance milestone goals, with a portion of such PSU awards vesting only upon our achievement of certain TSR milestones, which we refer to as the TSR Awards. The TSR Awards are eligible for vesting based on achievement of specific levels of relative stock price performance as measured against the Nasdaq Biotechnology Index, or NBI, at the end of a three-year performance period, as discussed further below.

A portion of the PSUs granted to our named executive officers in 2024 vest upon the achievement of strategic regulatory and commercial milestones approved by our Board of Directors. We believe these milestones, summarized as follows, are aligned with potential value creation for our stockholders over a span of one to five years:

2024 PSU Milestones(1)	% Weighting to Vest(2)

Achievement of a specified number of cumulative patients treated in approved indications(1)	40%
Achievement of launch of a new product or an existing product in a new indication(1)	40%
Achievement of TSR milestones(3)	20%

(1)
Used for all non-TSR PSUs granted to our executive officers in 2024. The deadline for achievement of these milestones is February 13, 2034.
(2)
The PSUs associated with each milestone vest at the time the milestone is achieved.
(3)
This portion of the PSUs granted to our named executive officers vests only upon the achievement of certain TSR milestones. These TSR Awards are eligible for vesting based on achievement of specific levels of relative stock price performance as measured against the NBI at the end of the three-year performance period between January 1, 2024 and December 31, 2026, as set forth below:

Percentile Ranking vs. NBI(1)(2)	Vesting as a % of PSUs Granted
90th Percentile or greater	200%
75th Percentile	150%
60th Percentile	100%
40th Percentile	50%
Less than 40th Percentile	0%

(1)
To determine actual performance, a 30-day calendar averaging period for beginning and ending stock price will be used (i.e., average stock price for January 2024 compared to average stock price for December 2026).
(2)
The NBI is calculated using a closed index, where peers that constitute the index remain fixed during the TSR performance period.

One PSU milestone was achieved during 2024. This milestone was tied to a specified number of cumulative patients treated in approved indications achieved in August 2024, and the corresponding PSU awards vested.

All stock options granted to our executive officers have exercise prices equal to the fair market value of our common stock on the date of grant, so that the recipient will not earn any compensation from his or her options until they are vested and unless our share price increases above the share price on the date of grant. Stock options granted to our executive officers have time-based vesting, typically vesting as to 25% of the shares on the first anniversary of their hire date or date of grant and then in equal monthly installments thereafter until the fourth anniversary of such date subject to the executive officer’s continued employment through each such date, which we believe provides an incentive to our executives to add value to the Company over the long-term and to remain with Sage. Vesting of option, PSU, and RSU grants to employees typically ceases upon termination of employment, and option exercise rights typically cease three months following termination of employment, except in the case of death or disability or where the Compensation Committee or the Board of Directors has exercised its authority to extend the relevant option exercise time period. Prior to the exercise of an option and the vesting and settlement of PSUs and RSUs, the grantee does not have any rights as a stockholder with respect to the applicable shares underlying the equity awards, including voting rights and the right to receive dividends or dividend equivalents.

All equity awards to our named executive officers are approved by our Compensation Committee, other than equity awards to our Chief Executive Officer, which are approved by the Board of Directors upon a recommendation by the Compensation Committee.

Annual equity awards to our named executive officers other than our Chief Executive Officer are typically granted at one of the first few regularly scheduled meetings of the Compensation Committee of the calendar year. Equity awards vary in size among our executive officers.

There have been no material changes to our annual equity award practices for the last three years. A summary of the 2024 annual equity awards granted to each of our named executive officers is shown in the table below:

Name	Stock Options (#)	Performance Restricted Stock Units (PSUs) (#)	Restricted Stock Units (RSUs) (#)	Stock Options ($)(1)	Performance Restricted Stock Units (PSUs) ($)(1)	Restricted Stock Units (RSUs) ($)(1)	Stock Options (%)(2)	Performance Restricted Stock Units (PSUs) (%)(2)	Restricted Stock Units (RSUs) (%)(2)

Barry E. Greene	168,000	126,000	—	2,669,263	3,164,364	—	0.28	0.21	—
Christopher Benecchi (3)	27,000	40,500	13,500	429,022	1,017,117	310,770	0.04	0.06	0.02
Gregory Shiferman (4)	6,000	—	3,000	95,345	—	69,060	0.04	0.06	0.02
Laura Gault, M.D., Ph.D.	22,500	33,750	11,250	357,531	847,598	258,975	0.04	0.07	0.02
Kimi Iguchi	22,500	33,750	11,250	357,529	847,598	258,975	0.04	0.06	0.02
Anne Marie Cook	22,500	33,750	11,250	357,526	847,598	258,975	0.01	—	0.00

(1)
The amounts reported in the “Stock Options,” “Performance Restricted Stock Units (PSUs),” and “Restricted Stock Units (RSUs)” columns above do not reflect the amount of compensation actually received by the named executive officers from the stock options, PSUs, and RSUs during the fiscal year. The amounts reported in these columns represent the grant date fair value of the stock options, PSUs, and RSUs granted to the named executive officers during 2024, calculated in accordance with the provisions of FASB Topic 718, not including any estimates of forfeitures related to service-based vesting conditions. See note 10 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on February 11, 2025 for a discussion of assumptions made by us in determining the grant date fair value of our stock option, PSU, and RSU awards. In accordance with SEC rules, these amounts are calculated based on the probable outcome of the performance conditions as of the grant date. We assume for purposes of these calculations that the performance conditions for all PSU awards, including the TSR Awards, will be met at target.
(2)
The number reported in this column is the percentage the relevant grant is of the quantity of our total shares outstanding on the grant date. The grant was made on February 13, 2024, when we had 60,106,687 shares outstanding.
(3)
In addition to the annual equity awards shown in this table, in connection with Mr. Benecchi’s promotion to Chief Operating Officer and Treasurer in November 2024, Mr. Benecchi was granted 12,500 stock options and 6,250 RSUs with grant date fair values of $52,466 and $37,813, respectively.

(4)
The equity awards received by Mr. Shiferman as shown in this table were granted for his service in his prior role as Vice President, Zuranolone Program Lead. In connection with Mr. Shiferman’s appointment to Senior Vice President, General Counsel and Secretary in November 2024, Mr. Shiferman was granted 10,000 stock options and 5,000 RSUs with grant date fair values of $42,726 and $30,250, respectively. In addition, during his service to us in his prior role as Vice President, Zuranolone Program Lead, Mr. Shiferman was eligible and chose to participate in our option exchange program completed on February 21, 2024. In connection with Mr. Shiferman’s participation in the option exchange program, in exchange for certain stock options previously held by Mr. Shiferman, he was granted 20,608 stock options with a grant date fair value of $314,942.

Mr. Greene received his 2025 annual equity award in January 2025, which consisted of 174,000 stock options and 163,000 PSUs with grant date fair values of $851,925 and $1,480,855, respectively. The total grant date fair value of equity awards that Mr. Greene received decreased to $2,332,780 in 2025, from $5,833,627 in 2024.

Executive Officer Stock Ownership Guidelines

Because of the importance of linking the interests of management and stockholders, in 2015, our Compensation Committee established stock ownership guidelines for our executive officers. These guidelines specify the number of shares that our executive officers must accumulate and hold within five years from the later of the effective date of implementation of the guidelines or the date the individual was hired or promoted to an executive officer position. Under the guidelines, ownership targets are set at a value greater than or equal to four times base salary in the case of our Chief Executive Officer, and greater than or equal to two times base salary in the case of our other executive officers. The following forms of equity are counted as owned for purposes of the stock ownership guidelines: shares owned outright; unvested restricted stock units (whether or not performance-based); and vested but unexercised “in-the-money” stock options. We conducted our most recent periodic assessment on the basis of ownership as of May 29, 2024, and in light of the recent volatility in our stock price, the Compensation Committee waived compliance with the ownership guidelines for the next 12 months for all executive officers. The Compensation Committee oversees compliance with the stock ownership guidelines and periodically reviews and amends the stock ownership guidelines as the Compensation Committee deems advisable.

Stock Option Granting Practices

Delegation to Our Chief Executive Officer

Currently, all of our employees, including our named executive officers, are eligible to participate in our 2024 Equity Incentive Plan, or the 2024 Plan. Currently, all new employees are granted stock options and RSUs when they start employment under the 2024 Plan, and all continuing employees are eligible for equity awards on an annual basis under the 2024 Plan based on performance and upon promotions to positions of greater responsibility. Our Compensation Committee has delegated to our Chief Executive Officer the authority to make equity awards under our 2024 Plan within approved guidelines to new hires, to non-employee consultants, and in connection with annual grants and promotions, other than grants to leadership team members who directly report to the Chief Executive Officer, which include all executive officers. The number of stock options or other equity awards our Chief Executive Officer may grant under the 2024 Plan to any individual must be within the range set by our Compensation Committee for these awards.

With respect to stock option awards to new hires made under the 2024 Plan, the award is typically granted to the new hire on the first business day of the calendar month following the date of his or her first date of employment.

Employee Benefits

In addition to the primary elements of compensation described above, the named executive officers participate in the same broad-based employee benefits programs available to all of our employees, including health insurance, life and disability insurance, dental insurance and our 401(k) plan. We do not provide special benefits to our executive officers.

Compliance with IRS Code Section 162(m)

We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended, with respect to compensation in excess of $1 million paid in any one year to each of certain of the company’s current and former executive officers. The Compensation Committee has and will continue to review on a periodic basis the potential effect of Section 162(m) and may use its judgment to authorize compensation payments that may be in excess of the limit when it believes such payments are appropriate and in the best interests of our company and our stockholders.

Rule 10b5-1 Sales Plans

Our policy governing transactions in our securities by directors, officers and employees permits our directors, officers and employees to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Certain of our executive officers have adopted, and directors and other executive officers may in the future adopt, Rule 10b5-1 trading plans. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time during the term of the trading plan, including possibly before, simultaneously with, or immediately after significant events involving the Company, and at other times, including during a closed trading window, when a director, officer, or employee may otherwise be prohibited from trading. The first transaction under a 10b5-1 plan adopted on or after February 27, 2023, for directors and members of our leadership team may occur no earlier than the later of: (i) 90 days following the plan adoption or modification or (ii) two business days following the disclosure in a periodic report of our financial results for the fiscal quarter in which the plan was adopted or modified (up to a maximum of 120 days following plan adoption or modification). The first transaction under a 10b5-1 plan adopted on or after February 27, 2023, for other persons (excluding directors and members of our leadership team) may occur no earlier than 60 days following the plan adoption or modification. The directors, officers and employees who are parties to such sales plans may amend or terminate the plans in certain circumstances.

Compensation Risk Assessment

Our Compensation Committee periodically reviews and considers whether our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on us. We believe that our executive compensation program does not encourage excessive or unnecessary risk-taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. We also have Our Values Code in place designed to prevent conduct by our executive officers and other employees that is inconsistent with applicable laws and regulations. Our Values Code serves as the foundation of our corporate governance principles. Disciplinary measures for violations of Our Values Code may include a reduction or elimination of bonuses, termination of employment or restitution. We have established several controls to address and mitigate compensation-related risk, such as maintaining an anti-hedging and anti-pledging policy, stock ownership guidelines for our executives and non-employee directors, and a clawback policy to recover cash and equity incentive awards in connection with certain events, as described below. In addition, the stock option agreements that govern stock options granted to our executive officers and other employees provide that the options will terminate in the event of termination of the individual’s employment “for cause.” As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Clawback Policy

Our Board of Directors adopted an updated clawback policy, effective as of October 2, 2023, in accordance with Rule 10D-1 of the Exchange Act, and Nasdaq listing standards that is applicable to all of our current or former executive officers, or the Covered Persons. The clawback policy is administered by our Compensation Committee. In the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under U.S. federal securities laws, including any required restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, it is our policy to recover reasonably promptly the amount of erroneously awarded incentive-based compensation received by Covered Persons. The recovery of such compensation applies regardless of whether an executive engaged in misconduct or otherwise caused or contributed to the requirement for the accounting restatement.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based upon such review and discussions, our Compensation Committee recommended to our Board of Directors that such section be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 11, 2025.

By the Compensation Committee of the Board of Directors of Sage Therapeutics, Inc.,

Michael F. Cola, Chair

Elizabeth Barrett

James M. Frates

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2024, regarding shares of our common stock that may be issued under our equity compensation plans, consisting of the 2014 Stock Option and Incentive Plan, or the 2014 Plan, the 2014 ESPP, the 2016 Inducement Plan, and the 2024 Plan. Following the adoption of the 2024 Plan in June 2024, no additional equity awards have been made under our 2014 Plan. On April 16, 2024, our Board of Directors approved an amendment to the 2016 Inducement Plan to reduce the number of shares available for grant thereunder, such that no future awards may be granted under the 2016 Inducement Plan following the date of such amendment, but awards previously granted under the 2016 Inducement Plan will remain outstanding.

Equity Compensation Plan Information as of December 31, 2024

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted- average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)

Equity compensation plans approved by security holders	8,757,614	(1)	52.51	(2)(3)	7,910,161	(4)
Equity compensation plans not approved by security holders (5)	600	(6)	137.55		—
Total	8,758,214		52.52		7,910,161

(1)
Consists of an aggregate of 5,757,224 shares of our common stock issuable upon the exercise of outstanding options granted under the 2014 Plan and the 2024 Plan and 3,000,390 shares of our common stock subject to outstanding PSUs and RSUs granted under the 2014 Plan and the 2024 Plan that will entitle the holder to one share of our common stock for each unit that vests.
(2)
Does not include purchase rights accruing under the 2014 ESPP because the purchase right (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.
(3)
The calculation does not take into account the 3,000,390 shares of our common stock subject to outstanding PSUs and RSUs. Such shares will be issued at the time that the PSUs and RSUs vest, without any cash consideration payable by the grantee for those shares.
(4)
As of December 31, 2024, there were 7,490,967 shares available for grant under the 2024 Plan and 419,194 shares available for purchase under the 2014 ESPP, of which 52,436 shares were issued on January 3, 2025, pursuant to an offering period that ended on December 31, 2024.
(5)
Consists of the 2016 Inducement Plan.
(6)
Consists of an aggregate of 600 shares of our common stock issuable upon the exercise of outstanding options granted under the 2016 Inducement Plan.

Executive Compensation

2024 Summary Compensation Table

The following table sets forth the compensation earned during the fiscal years ended December 31, 2024, December 31, 2023, and December 31, 2022 for our principal executive officer, our principal financial officer, our other executive officers who remained with us as of December 31, 2024, our former chief financial officer, and our former Senior Vice President, General Counsel and Secretary, in accordance with applicable SEC rules. We refer to these officers as our named executive officers.

Name	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)

Barry E. Greene	2024	830,712		—		3,164,364	(4)	2,669,263		431,970	16,280		7,112,589
Chief Executive Officer and	2023	798,761		—		3,004,440	(5)	1,990,425		428,336	15,529		6,237,491
President	2022	760,725		—		2,455,002		1,958,007		519,195	12,235		5,705,164

Christopher Benecchi	2024	532,236	(6)	40,000	(7)	1,365,700	(4)	481,488		179,200	6,364		2,604,988
Chief Operating Officer and	2023	501,125		—		977,524	(5)	626,149		165,371	10,748		2,280,917
Treasurer	2022	461,086	(6)	26,184	(8)	643,312		518,633		209,475	7,014		1,865,704

Gregory Shiferman (9)	2024	435,467		20,000	(7)	99,310		453,013		152,000	9,878		1,169,668
Senior Vice President, General	2023	407,200		—		538,815		248,603		115,900	8,450		1,318,968
Counsel and Secretary	2022	374,794		—		64,560		84,396		155,841	6,785		686,376

Laura Gault, M.D., Ph.D.	2024	550,174		—		1,106,573	(4)	357,531		176,056	12,719		2,203,053
Former Chief Medical Officer	2023	529,013		175,000	(10)	303,758	(5)	79,629		174,574	12,351		1,274,325
	2022	89,489	(11)	204,682	(8)	1,990,405		1,643,308		37,455	2,456		3,967,795

Kimi Iguchi (12)	2024	421,260		—		1,542,448	(4)(13)	361,447	(14)	—	742,520	(15)	3,067,675
Former Chief Financial Officer	2023	486,069		—		823,119	(5)	501,374		160,403	13,136		1,984,101
and Treasurer	2022	458,556		21,667	(8)	533,696		425,901		173,334	11,813		1,624,967

Anne Marie Cook (16)	2024	430,329		—		1,106,573	(4)	359,373	(17)	—	685,435	(18)	2,581,710
Former Senior Vice President,	2023	496,533		—		907,340	(5)	569,627		163,856	13,267		2,150,623
General Counsel and Secretary	2022	475,151		24,946	(8)	533,696		425,901		199,563	11,940		1,671,197

(1)
The amounts reported in the “Stock Awards” and “Option Awards” columns above do not reflect the amount of compensation actually received by the named executive officers from the stock options, PSUs, and RSUs during the fiscal year. The amounts reported in these columns represent the grant date fair value of the stock options, PSUs, and RSUs granted to the named executive officers during 2022, 2023, and 2024, calculated in accordance with the provisions of FASB Topic 718, not including any estimates of forfeitures related to service-based vesting conditions. See note 10 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on February 11, 2025, for a discussion of assumptions made by us in determining the grant date fair value of our stock option, PSU and RSU awards. In accordance with SEC rules, amounts attributable to performance-based awards are calculated based on the probable outcome of the performance conditions as of the grant date. We have determined for purposes of these calculations that the probable outcome is that the performance conditions for all PSU awards, including TSR Awards, will be met at target.
(2)
The 2024 amounts represent cash bonus payments made in 2025 for performance in 2024; 2023 amounts represent cash bonus payments made in 2024 for performance in 2023; and 2022 amounts represent cash bonus payments made in 2023 for performance in 2022, in each case pursuant to a non-equity incentive plan.
(3)
The amounts reported represent imputed income for company-paid life insurance and 401(k) matching contributions made by us.
(4)
As described in footnote 1 above, the amount reported is based on the target number of shares of our common stock issuable under the TSR Awards (i.e., 100%). If the maximum number of shares issuable under such awards are earned (i.e., 200%), the amount reported would increase as follows: for Mr. Greene, an increase of $843,948; and for Mr. Benecchi, an increase of $226,058. Dr. Gault's TSR Awards were forfeited in connection with her separation from the Company in March 2025; therefore, she will not realize any value from such awards. The value shown in the table associated with the TSR Awards based on the target number of shares is as follows: for Mr. Greene,$843,948; and for each of Mr. Benecchi, Dr. Gault, Ms. Iguchi, and Ms. Cook, $226,058. The remaining amount represents the value of the PSU and RSU awards granted to such named executive officer.
(5)
As described in footnote 1 above, the amount reported is based on the target number of shares of our common stock issuable under the TSR Awards (i.e., 100%). If the maximum number of shares issuable under such awards are earned (i.e., 200%), the amount reported would increase as follows: for Mr. Greene, an increase of $548,000; and for Mr. Benecchi, an increase of $205,500. The TSR Awards held by Ms. Iguchi, Dr. Gault, and Ms. Cook were forfeited in connection with each of their respective separations from the Company; therefore, none of them will realize any value from such awards. The value shown in the table associated with the TSR Awards based on the target number of shares is as follows: for Mr. Greene, $548,000; and for each of Ms. Iguchi, Mr. Benecchi, Ms. Cook, and Dr. Gault, $205,500. The remaining amount represents the value of the PSU and RSU awards granted to such named executive officer.
(6)
Effective June 16, 2022, Mr. Benecchi was promoted to Chief Business Officer, and in connection with this promotion, our Compensation Committee approved an increase to Mr. Benecchi’s annualized base salary from$444,642 to $475,000. Effective November 1, 2024, Mr. Benecchi was promoted to Chief Operating Officer and Treasurer, and in connection with this promotion, our Compensation Committee approved an increase to Mr. Benecchi’s annualized base salary from $526,683 to $560,000.
(7)
In December 2024, following a review of our 2023 Peer Group and 2024 Peer Group data on incentive cash award levels for our executive officer positions, our Compensation Committee approved an additional bonus target pool equal to 5% of the 2024 base salaries for our executive officers, except for Mr. Greene, to be available to help better align incentive cash award levels for 2024 performance with the market practices of our 2023 Peer Group and 2024 Peer Group. In January 2025, the Compensation Committee allocated the market target adjustment pool among the applicable executive officers. We refer to this adjustment as the Market Target Competitive Adjustment. The Market Target Competitive Adjustment was included in addition to such executive officer’s target cash incentive award under our Annual Bonus Incentive Plan, as part of the annual bonus payments to our executive officers for 2024 performance. The 2024 amounts for Mr. Benecchi and Mr. Shiferman represent each officer’s respective payment pursuant to the Market Target Competitive Adjustment after application of the 80% corporate achievement multiplier. Cash bonus payments made for performance in the prior year are set forth in the column labeled “Non-Equity Incentive Plan Compensation.”
(8)
In December 2022, following a review of applicable peer group data on incentive cash award levels for our executive officer positions, our Compensation Committee approved an additional bonus pool equal to 5% of the 2022 base salaries for our executive officers, except for Mr. Greene, to be available to help better align incentive cash award levels for 2022 performance with the market practices of our 2022 Peer Group and 2023 Peer Group. In February 2023, the Compensation Committee allocated the market adjustment pool among the applicable executive officers. We refer to this adjustment as the Market Competitive Adjustment. The Market Competitive Adjustment was paid in addition to such executive officer’s target cash incentive award under our Annual Bonus Incentive Plan, as part of the annual bonus payments to our executive officers for 2022 performance. The 2022 amounts for Ms. Iguchi, Mr. Benecchi and Ms. Cook represent each officer’s respective payment pursuant to the Market Competitive Adjustment. The 2022 amount for Dr. Gault includes (i) her payment pursuant to the Market Competitive Adjustment and (ii) a $200,000 signing bonus paid to Dr. Gault in accordance with her employment agreement. Cash bonus payments made for performance in the prior year are set forth in the column labeled “Non-Equity Incentive Plan Compensation.”
(9)
Effective November 1, 2024, Mr. Shiferman was promoted to Senior Vice President, General Counsel and Secretary, and in connection with this promotion, our Compensation Committee approved an increase to Mr. Shiferman’s annualized base salary from $427,560 to $475,000. In addition, during his service to us in his prior role as Vice President, Zuranolone Program Lead, Mr. Shiferman was eligible and chose to participate in our option exchange program completed on February 21, 2024. In connection with Mr. Shiferman’s participation in the option exchange program, in exchange for certain stock options previously held by Mr. Shiferman, he was granted 20,608 stock options with a grant date fair value of $314,942. The 2024 Option Awards value reported for Mr. Shiferman includes the grant date fair value of $314,942 of such stock options.
(10)
Represents a signing bonus paid to Dr. Gault in accordance with her employment agreement. Dr. Gault resigned as our Chief Medical Officer, effective March 21, 2025, and as a result will repay $61,818 to us, representing 50% of the net payment of this sign-on bonus, in accordance with her employment agreement.
(11)
Dr. Gault joined as our Chief Medical Officer in October 2022. Her 2022 salary and non-equity incentive plan compensation were prorated based on the number of calendar days Dr. Gault served as an employee in 2022.
(12)
Ms. Iguchi separated from the Company effective October 31, 2024. The amount reported as salary for Ms. Iguchi in 2024 represents the total salary earned by Ms. Iguchi during 2024 prior to her separation. Under the terms of Ms. Iguchi’s separation agreement, Ms. Iguchi was paid the following severance pay and benefits: (i) fifty-two (52) weeks of pay at her annual base salary rate in effect immediately prior to the separation date, less applicable taxes and withholdings; (ii) a pro-rated bonus equal to 50% of her bonus target for 2024; (iii) the cost of COBRA premiums, less her regular contribution towards premiums prior to the separation date, until the earlier of (A) the date that is twelve (12) months following her separation date or (B) the date she becomes reemployed and covered by the new employer’s health plan or otherwise ineligible for COBRA; and (iv) ten (10) weeks of pay owed Ms. Iguchi for a forfeited sabbatical, at Ms. Iguchi’s annual base salary rate in effect immediately prior to her separation date, less applicable taxes and withholdings. We also agreed to extend the post-termination exercise period for options held by Ms. Iguchi until the earlier of (i) the original expiration date for such options as provided in the applicable equity incentive plan(s) and the applicable award agreement(s), or (ii) the later of (A) October 31, 2025, and (B) the date that is three months after the cessation of her provision of any services to us, as an employee or as a consultant. In addition, we agreed to modify Ms. Iguchi’s options, PSUs and RSUs such that the awards will continue to vest and become exercisable for so long as Ms. Iguchi continues to provide services to us, as an employee or as a consultant. Ms. Iguchi continued to provide services to us as a consultant through March 31, 2025 and earned $3,920 in post-separation consulting fees in 2024.
(13)
The amount reported includes $1,106,573 for stock awards granted during the year ended December 31, 2024, and $435,875 related to the incremental fair value due to the modification of stock awards in connection with Ms. Iguchi’s separation agreement as described in footnote 12 above.
(14)
The amount reported includes $357,529 for option awards granted during the year ended December 31, 2024, and $3,918 related to the incremental fair value due to the modification of option awards in connection with Ms. Iguchi’s separation agreement as described in footnote 12 above.
(15)
In addition to imputed income for Company-paid life insurance and 401(k) matching contributions of $11,968, the amount reported in the “All Other Compensation” column includes severance of $726,632 earned during the year ended December 31, 2024 in connection with Ms. Iguchi’s separation agreement as described in footnote 12 above, comprised of $505,512 of base salary, $84,483 of pro-rated bonus, $39,423 of COBRA premiums, a $97,214 payout for Ms. Iguchi’s forfeited sabbatical, and $3,920 in consulting fees earned in 2024, pursuant to Ms. Iguchi's consulting agreement executed upon her separation date.
(16)
Ms. Cook separated from the Company effective October 31, 2024. The amount reported as salary for Ms. Cook in 2024 represents the total salary earned by Ms. Cook during 2024 prior to her separation. Under the terms of Ms. Cook’s separation agreement, Ms. Cook was paid the following severance pay and benefits: (i) fifty-two (52) weeks of pay at her annual base salary rate in effect immediately prior to the separation date, less applicable taxes and withholdings; (ii) a pro-rated bonus equal to 50% of her bonus target for 2024; (iii) the cost of COBRA premiums, less her regular contribution towards premiums prior to the separation date, until the earlier of (A) the date that is twelve (12) months following her separation date or (B) the date she becomes reemployed and covered by the new employer’s health plan or otherwise ineligible for COBRA; and (iv) five (5) weeks of pay owed Ms. Cook for a forfeited sabbatical, at Ms. Cook’s annual base salary rate in effect immediately prior to her separation date, less applicable taxes and withholdings. We also agreed to extend the post- termination exercise period for options held by Ms. Cook until the earlier of (i) the original expiration date for such options as provided in the applicable equity incentive plan(s) and the applicable award agreement(s), or (ii) October 31, 2025.
(17)
The amount reported includes $357,526 for option awards granted during the year ended December 31, 2024, and $1,847 related to the incremental fair value due to the modification of option awards in connection with Ms. Cook’s separation agreement as described in footnote 16 above.
(18)
In addition to imputed income for Company-paid life insurance and 401(k) matching contributions of $13,297, the amount reported in the “All Other Compensation” column includes severance of $672,138 earned during the year ended December 31, 2024 in connection with Ms. Cook’s separation agreement as described in footnote 16 above, comprised of $516,395 of base salary, $86,302 of pro-rated bonus, $19,788 of COBRA premiums, and a $49,653 payout for Ms. Cook’ forfeited sabbatical.

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based awards during the fiscal year ended December 31, 2024, to our named executive officers.

	Grant	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name and Principal Position	Date	Target	Maximum	Target		Maximum		Options		Awards	Awards
		($)	($)	(#)		(#)		(#)		($)(2)	($)(3)

Barry E. Greene	—	539,963	1,079,926	—		—		—		—	—
Chief Executive Officer and	2/13/24	—	—	100,800	(4)	100,800		—		—	2,320,416
President	2/13/24	—	—	25,200	(5)	50,400	(5)	—		—	843,948
	2/13/24	—	—	—		—		168,000	(6)	23.02	2,669,263

Christopher Benecchi	—	224,000	448,000	—		—		—		—	—
Chief Operating Officer and	2/13/24	—	—	32,400	(4)	32,400		—		—	745,848
Treasurer	2/13/24	—	—	8,100	(5)	16,200	(5)	—		—	271,269
	2/13/24	—	—	13,500	(7)	13,500		—		—	310,770
	2/13/24	—	—	—		—		27,000	(6)	23.02	429,022
	11/1/24	—	—	6,250	(7)	6,250		—		—	37,813
	11/1/24	—	—	—		—		12,500	(6)	6.05	52,466

Gregory Shiferman	—	190,000	380,000	—		—		—		—	—
Senior Vice President, General	2/13/24	—	—	3,000	(7)	3,000		—		—	69,060
Counsel and Secretary	2/13/24	—	—	—		—		6,000	(6)	23.02	95,345
	2/21/24	—	—	—		—		20,608	(8)	22.20	314,942
	11/1/24	—	—	5,000	(7)	5,000		—		—	30,250
	11/1/24	—	—	—		—		10,000	(6)	6.05	42,726

Laura Gault, M.D., Ph.D.	—	220,070	440,140	—		—		—		—	—
Former Chief Medical Officer	2/13/24	—	—	27,000	(4)	27,000		—		—	621,540
	2/13/24	—	—	6,750	(5)	13,500	(5)	—		—	226,058
	2/13/24	—	—	11,250	(7)	11,250		—		—	258,975
	2/13/24	—	—	—		—		22,500	(6)	23.02	357,531

Kimi Iguchi (9)	—	202,205	404,410	—		—		—		—	—
Former Chief Financial Officer	2/13/24	—	—	27,000	(4)	27,000		—		—	703,620	(10)
and Treasurer	2/13/24	—	—	6,750	(5)	13,500	(5)	—		—	267,098	(11)
	2/13/24	—	—	11,250	(7)	11,250		—		—	327,375	(12)
	2/13/24	—	—	—		—		22,500	(6)	23.02	359,908	(13)
	2/8/16	—	—	—		—		15,000		28.63	777	(14)
	2/6/17	—	—	—		—		37,350		47.70	268	(14)
	4/2/18	—	—	—		—		15,750		145.77	—	(14)
	2/13/19	—	—	—		—		19,000		157.63	—	(14)
	2/12/20	—	—	—		—		17,500		68.87	23	(14)
	4/28/20	—	—	—		—		9,450		39.87	143	(14)
	2/10/21	—	—	—		—		19,000		82.27	10	(14)
	2/10/21	—	—	6,650		6,650		—		—	40,432	(14)
	2/11/22	—	—	—		—		15,200		43.04	168	(14)
	2/11/22	—	—	12,400		12,400		—		—	75,392	(14)
	2/13/23	—	—	—		—		16,720		45.28	150	(14)
	2/13/23	—	—	13,640		13,640		—		—	82,931	(14)
	3/23/23	—	—	7,500		15,000		—		—	45,600	(14)

Anne Marie Cook (15)	—	206,558	413,116	—		—		—		—	—
Former Senior Vice President,	2/13/24	—	—	27,000	(4)	27,000		—		—	621,540
General Counsel and Secretary	2/13/24	—	—	6,750	(5)	13,500	(5)	—		—	226,058
	2/13/24	—	—	11,250	(7)	11,250		—		—	258,975
	2/13/24	—	—	—		—		22,500	(6)	23.02	357,526
	9/16/15	—	—	—		—		109,300		56.27	376	(14)
	2/8/16	—	—	—		—		15,000		28.63	777	(14)
	2/6/17	—	—	—		—		46,480		47.70	333	(14)
	4/2/18	—	—	—		—		15,750		145.77	—	(14)
	2/13/19	—	—	—		—		19,000		157.63	—	(14)
	2/12/20	—	—	—		—		20,000		68.87	26	(14)
	4/28/20	—	—	—		—		9,450		39.87	143	(14)
	2/10/21	—	—	—		—		17,417		82.27	9	(14)
	2/11/22	—	—	—		—		10,133		43.04	112	(14)
	2/13/23	—	—	—		—		7,917		45.28	71	(14)

(1)
“Target” column represents the target amount of each executive’s cash payments under our 2024 annual incentive program as established by the Compensation Committee (and with respect to our Chief Executive Officer, by our Board of Directors) and described in “Compensation Discussion and Analysis” above and as calculated by multiplying such executive’s target cash incentive award percentage by his or her annual base salary, assuming 100% achievement of corporate and individual goals. There was no minimum amount payable for a specified level of performance under our 2024 annual incentive program; however, we have instituted a maximum payout cap of 200% of the bonus target for purposes of Annual Bonus Incentive Plan payouts. Actual payments made for 2024 are provided in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

(2)
The exercise price of these stock options was equal to the closing price of our common stock on Nasdaq on the grant date.
(3)
The amounts reported in this column do not represent cash compensation actually received by our named executive officers during the fiscal year. The actual amount of compensation, if any, that our named executive officers are able to “realize” from these awards may vary significantly from the amounts shown, depending on the performance of our business and our stock price. Amounts represent the grant date fair value of the named executive officer’s stock options, PSUs, and RSUs granted in 2024 or the incremental fair value related to a modification of the award, as applicable, in each case calculated in accordance with FASB Topic 718, and using the Black-Scholes valuation model in connection with stock option awards. For purposes of these calculations, we have disregarded the estimate of forfeitures related to service-based vesting conditions.
(4)
Represents PSUs granted in 2024 subject to performance-based vesting criteria established by the Compensation Committee and described in the footnotes to the “Outstanding Equity Awards at December 31, 2024” table below.
(5)
Represents the TSR Awards granted in 2024 and described in the footnotes to the “Outstanding Equity Awards at December 31, 2024” table below.
(6)
Represents options granted in 2024 subject to time-based vesting of which 25% vest on the first anniversary of the grant date, and the remainder vesting in equal monthly installments over the 36 months following the first anniversary of the grant date.
(7)
Represents RSUs granted in 2024 subject to time-based vesting of which 25% vest annually on each anniversary of the grant date over the 4 years following the grant date.
(8)
Represents options granted in 2024 subject to time-based vesting which vest in equal monthly installments over 18 months following the grant date.
(9)
Ms. Iguchi separated from the Company effective October 31, 2024. Under the terms of Ms. Iguchi’s separation agreement, as described further in footnote 12 to the 2024 Summary Compensation Table above, we agreed to extend the post-termination exercise period for options held by Ms. Iguchi until the earlier of (i) the original expiration date for such options as provided in the applicable equity incentive plan(s) and the applicable award agreement(s), or (ii) the later of (A) October 31, 2025, and (B) the date that is three months after the cessation of her provision of any services to us, as an employee or as a consultant. In addition, we agreed to modify Ms. Iguchi’s options, PSUs, and RSUs such that the awards will continue to vest and become exercisable for so long as Ms. Iguchi continues to provide services to us, as an employee or as a consultant. These changes were considered a modification to Ms. Iguchi’s options, PSUs, and RSUs and under the applicable accounting guidance, compensation cost to be recognized for equity awards that vest only as a result of a modification is based on the modification date value instead of the grant date fair value. Ms. Iguchi continued to provide services to us as a consultant through March 31, 2025.
(10)
Amount represents (i) the grant date fair value of $621,540 and (ii) the incremental fair value of $82,080 of such PSUs as a result of the modification described in footnote 9 above.
(11)
Amount represents (i) the grant date fair value of $226,058 and (ii) the incremental fair value of $41,040 of such TSR awards as a result of the modification described in footnote 9 above.
(12)
Amount represents (i) the grant date fair value of $258,975 and (ii) the incremental fair value of $68,400 of such RSUs as a result of the modification described in footnote 9 above.
(13)
Amount represents (i) the grant date fair value of $357,529 and (ii) the incremental fair value of $2,379 of such option awards as a result of the modification described in footnote 9 above.
(14)
Amounts represent the incremental fair value at modification date of such option grants, PSU, and RSU awards as a result of the modification described in footnote 9 above and footnote 15 below.
(15)
Ms. Cook separated from the Company effective October 31, 2024. Under the terms of Ms. Cook’s separation agreement, as described further in footnote 16 to the 2024 Summary Compensation Table above, we agreed to extend the post-termination exercise period for options held by Ms. Cook until the earlier of (i) the original expiration date for such options as provided in the applicable equity incentive plan(s) and the applicable award agreement(s), or (ii) October 31, 2025. These changes were considered a modification to Ms. Cook’s options and under the applicable accounting guidance, compensation cost to be recognized for equity awards with an extended exercise period as a result of a modification is based on the modification date value instead of the grant date fair value.

Equity Compensation

Outstanding Equity Awards at December 31, 2024

The following table sets forth information regarding the outstanding equity awards held by each of the named executive officers as of December 31, 2024.

	Option Awards							Stock Awards (1)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)

Barry E. Greene	20,000	—		—		59.53	10/1/2030	—		—
Chief Executive Officer and	390,000	—		—		85.82	1/4/2031	—		—
President	195,000	—		455,000	(2)	85.82	1/4/2031	—		—
	49,527	20,393	(3)	—		43.04	2/11/2032	—		—
	—	—		—		—	—	57,040	(4)	309,727
	30,479	36,021	(5)	—		45.28	2/13/2033	—		—
	—	—		—		—	—	54,250	(6)	294,578
	—	—		—		—	—	20,000	(7)	108,600
	—	168,000	(8)	—		23.02	2/13/2034	—		—
	—	—		—		—	—	25,200	(9)	136,836
	—	—		—		—	—	50,400	(10)	273,672

Christopher Benecchi	36,563	8,437	(11)	—		45.29	10/1/2031	—		—
Chief Operating Officer and	—	—		—		—	—	15,750	(12)	85,523
Treasurer	8,075	3,325	(3)	—		43.04	2/11/2032	—		—
	—	—		—		—	—	9,300	(6)	50,499
	5,938	3,562	(13)	—		31.36	6/16/2032	—		—
	—	-		—		—	—	7,750	(14)	42,083
	9,579	11,321	(5)	—		45.28	2/13/2033	—		—
	—	—		—		—	—	17,050	(6)	92,582
	—	—		—		—	—	7,500	(7)	40,725
	—	27,000	(8)	—		23.02	2/13/2034	—		—
	—	—		—		—	—	13,500	(15)	73,305
	—	—		—		—	—	8,100	(9)	43,983
	—	—		—		—	—	16,200	(10)	87,966
	—	12,500	(16)	—		6.05	11/1/2034	—		—
	—	—		—		—	—	6,250	(17)	33,938

Gregory Shiferman	—	—		—		—	—	2,163	(18)	11,745
Senior Vice President, General	—	—		—		—	—	704	(19)	3,823
Counsel and Secretary	—	—		—		—	—	1,500	(6)	8,145
	—	—		—		—	—	3,375	(20)	18,326
	—	—		—		—	—	4,125	(6)	22,399
	—	—		—		—	—	7,500	(21)	40,725
	—	6,000	(8)	—		23.02	2/13/2034	—		—
	—	—		—		—	—	3,000	(15)	16,290
	11,449	9,159	(22)	—		22.20	2/21/2031	—		—
	—	10,000	(16)	—		6.05	11/1/2034	—		—
	—	—		—		—	—	5,000	(17)	27,150

Laura Gault, M.D., Ph.D. (23)	34,889	29,521	(24)	—		37.88	11/1/2032	—		—
Former Chief Medical Officer	—	—		—		—	—	52,545	(25)	285,319
	1,219	1,441	(5)	—		45.28	2/13/2033	—		—
	—	—		—		—	—	2,170	(6)	11,783
	—	—		—		—	—	7,500	(7)	40,725
	—	22,500	(8)	—		23.02	2/13/2034	—		—
	—	—		—		—	—	11,250	(15)	61,088
	—	—		—		—	—	6,750	(9)	36,653
	—	—		—		—	—	13,500	(10)	73,305

Kimi Iguchi (26)	20,000	—		—		38.25	1/23/2025	—		—
Former Chief Financial Officer	31,200	—		—		38.25	1/23/2025	—		—
and Treasurer	15,000	—		—		28.63	2/8/2026	—		—
	22,500	—		—		47.70	2/6/2027	—		—
	14,850	—		—		47.70	2/6/2027	—		—
	15,750	—		—		145.77	4/2/2028	—		—
	19,000	—		—		157.63	2/13/2029	—		—
	17,500	—		—		68.87	2/12/2030	—		—
	9,450	—		—		39.87	4/28/2030	—		—
	18,208	792	(27)	—		82.27	2/10/2031	—		—
	—	—		—		—	—	6,650	(20)	36,110
	10,767	4,433	(3)	—		43.04	2/11/2032	—		—
	—	—		—		—	—	12,400	(6)	67,332
	7,663	9,057	(5)	—		45.28	2/13/2033	—		—
	—	—		—		—	—	13,640	(6)	74,065
	—	—		—		—	—	7,500	(7)	40,725
	—	22,500	(8)	—		23.02	2/13/2034	—		—
	—	—		—		—	—	11,250	(15)	61,088
	—	—		—		—	—	6,750	(9)	36,653
	—	—		—		—	—	13,500	(10)	73,305

	Option Awards					Stock Awards (1)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)

Anne Marie Cook (28)	109,300	—	—	56.27	9/16/2025	—	—
Former Senior Vice President,	5,000	—	—	28.63	10/31/2025	—	—
General Counsel and Secretary	10,000	—	—	28.63	10/31/2025	—	—
	28,000	—	—	47.70	10/31/2025	—	—
	18,480	—	—	47.70	10/31/2025	—	—
	15,750	—	—	145.77	10/31/2025	—	—
	19,000	—	—	157.63	10/31/2025	—	—
	20,000	—	—	68.87	10/31/2025	—	—
	9,450	—	—	39.87	10/31/2025	—	—
	17,417	—	—	82.27	10/31/2025	—	—
	10,133	—	—	43.04	10/31/2025	—	—
	7,917	—	—	45.28	10/31/2025	—	—

(1)
The market value of the PSU and RSU awards in this column is based on the closing stock price of $5.43 per share for our common stock as reported on Nasdaq on December 31, 2024, the last trading day in the fiscal year ended December 31, 2024.
(2)
Represents an option to purchase shares of our common stock granted on January 4, 2021. 43% and 57% of the shares underlying this option vest upon the achievement of regulatory and commercial milestones, respectively, which milestones have not yet been achieved.
(3)
Represents an option to purchase shares of our common stock granted on February 11, 2022. The shares underlying this option vest as follows: 25% vested on February 11, 2023, with the remainder of the shares vesting in equal monthly installments over the following three years.
(4)
Represents PSUs granted on February 11, 2022. 35%, 35% and 30% of the shares underlying these PSUs vest upon the achievement of commercial, regulatory, and clinical milestones, respectively, which milestones have not yet been achieved.
(5)
Represents an option to purchase shares of our common stock granted on February 13, 2023. The shares underlying this option vest as follows: 25% vested on February 13, 2024, with the remainder of the shares vesting in equal monthly installments over the following three years.
(6)
Represents PSUs granted on February 13, 2023. 35%, 35% and 30% of the shares underlying these PSUs vest upon the achievement of commercial, regulatory, and clinical milestones, respectively, which milestones have not yet been achieved.
(7)
Represents the TSR Awards granted on March 23, 2023. The shares underlying these TSR Awards vest upon the achievement of certain TSR milestones as measured at the end of the TSR performance period on December 31, 2025, which have not yet been achieved.
(8)
Represents an option to purchase shares of our common stock granted on February 13, 2024. The shares underlying this option vest as follows: 25% vested on February 13, 2025, with the remainder of the shares vesting in equal monthly installments over the following three years.
(9)
Represents the TSR Awards granted on February 13, 2024. The shares underlying these TSR Awards vest upon the achievement of certain TSR milestones as measured at the end of the TSR performance period on December 31, 2026, which have not yet been achieved.
(10)
Represents PSUs granted on February 13, 2024. 100% of the shares underlying these PSUs vest upon the achievement of a commercial milestone which has not yet been achieved.
(11)
Represents an option to purchase shares of our common stock granted on October 1, 2021. The shares underlying this option vest as follows: 25% vested on October 1, 2022, with the remainder of the shares vesting in equal monthly installments over the following three years.
(12)
Represents PSUs granted on October 1, 2021. 30% of the shares underlying these PSUs vested upon the achievement of a regulatory milestone on February 3, 2023. The remaining 70% of the shares underlying these PSUs vest upon the achievement of commercial milestones, which milestones have not yet been achieved.
(13)
Represents an option to purchase shares of our common stock granted on June 16, 2022. The shares underlying this option vest as follows: 25% vested on June 16, 2023, with the remainder of the shares vesting in equal monthly installments over the following three years.
(14)
Represents PSUs granted on June 16, 2022. 35%, 35% and 30% of the shares underlying these PSUs vest upon the achievement of commercial, regulatory, and clinical milestones, respectively, which milestones have not yet been achieved.

(15)
Represents RSUs granted on February 13, 2024. The shares underlying these RSUs vest as follows: 25% vested on February 13, 2025, with the remainder of the shares vesting in equal annual installments over the following three years.
(16)
Represents an option to purchase shares of our common stock granted on November 1, 2024. The shares underlying this option vest as follows: 25% vest on November 1, 2025, with the remainder of the shares vesting in equal monthly installments over the following three years.
(17)
Represents RSUs granted on November 1, 2024. The shares underlying these RSUs vest as follows: 25% vest on November 1, 2025, with the remainder of the shares vesting in equal annual installments over the following three years.
(18)
Represents PSUs granted on February 10, 2021. 30% of the shares underlying these PSUs vested upon the achievement of a regulatory milestone on February 3, 2023. The remaining 70% of the shares underlying these PSUs vest upon the achievement of commercial milestones, which milestones have not yet been achieved.
(19)
Represents RSUs granted on October 28, 2021. The shares underlying these RSUs vest as follows: 25% vested on September 24, 2022, with the remainder of the shares vesting in equal quarterly installments over the following three years.
(20)
Represents RSUs granted on February 13, 2023. The shares underlying these RSUs vest as follows: 25% vested on February 13, 2024, with the remainder of the shares vesting in equal annual installments over the following three years.
(21)
Represents RSUs granted on August 24, 2023. The shares underlying these RSUs vest as follows: 100% vested on February 24, 2025.
(22)
Represents an option to purchase shares of our common stock granted on February 21, 2024. The shares underlying this option vest in equal monthly installments over the following 18 months.
(23)
Dr. Gault resigned effective March 21, 2025, and shall have a period of three months following the date of her separation to exercise her vested otpions.
(24)
Represents an option to purchase shares of our common stock granted on November 1, 2022. The shares underlying this option vest as follows: 25% vested on November 1, 2023, with the remainder of the shares vesting in equal monthly installments over the following three years.
(25)
Represents PSUs granted on November 1, 2022. 35%, 35% and 30% of the shares underlying these PSUs vest upon the achievement of commercial, regulatory, and clinical milestones, respectively, which milestones have not yet been achieved.
(26)
Ms. Iguchi separated from Sage effective October 31, 2024. In connection with her separation, we entered into a separation agreement with Ms. Iguchi pursuant to which we agreed to extend the post-termination exercise period for options held by Ms. Iguchi until the earlier of (i) the original expiration date for such options as provided in the applicable equity incentive plan(s) and the applicable award agreement(s), or (ii) the later of (A) October 31, 2025, and (B) the date that is three months after the cessation of her provision of any services to us, as an employee or as a consultant. In addition, we agreed to modify Ms. Iguchi’s options, PSUs, and RSUs such that the awards will continue to vest and become exercisable for so long as Ms. Iguchi continues to provide services to us, as an employee or as a consultant. As of December 31, 2024, Ms. Iguchi remained in service to us as a consultant, and all of her equity awards remained outstanding and continued to vest accordingly.
(27)
Represents an option to purchase shares of our common stock granted on February 10, 2021. The shares underlying this option vest as follows: 25% vested on February 10, 2022, with the remainder of the shares vesting in equal monthly installments over the following three years. Pursuant to the separation provisions described in the prior footnote, following Ms. Iguchi’s separation from Sage, this option will continue to vest and become exercisable for so long as Ms. Iguchi continues to provide services to us, as an employee or as a consultant. As of December 31, 2024, Ms. Iguchi remained in service to us as a consultant, and this option remained outstanding and continued to vest accordingly.
(28)
Ms. Cook separated from the Company effective October 31, 2024. In connection with her separation, we entered into a separation agreement with Ms. Cook pursuant to which we agreed to extend the post-termination exercise period for options held by Ms. Cook until the earlier of (i) the original expiration date for such options as provided in the applicable equity incentive plan(s) and the applicable award agreement(s), or (ii) October 31, 2025.

Option Exercises and Stock Vested

The following table shows the number of shares acquired upon exercise of stock options and the vesting of PSUs and RSUs by each of our named executive officers during the year ended December 31, 2024.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)

Barry E. Greene	—	—	50,400	(3)	451,584
Christopher Benecchi	—	—	16,200	(3)	145,152
Gregory Shiferman	—	—	2,064	(4)	36,129
Laura Gault, M.D., Ph.D.	—	—	13,500	(3)	120,960
Kimi Iguchi	1,642	34,679	13,500	(3)	120,960
Anne Marie Cook	—	—	13,500	(3)	120,960

(1)
Value realized on exercise of stock option awards does not represent proceeds from any sale of any shares of common stock acquired upon exercise, but it is determined by multiplying the number of shares acquired upon exercise by the difference between the exercise price of the stock option and the closing price of our common stock on Nasdaq at each time of exercise.
(2)
Value realized on vesting of PSUs and RSUs does not represent proceeds from the sale of vested common stock, but it is determined by multiplying the number of shares that vested by the closing price of our common stock on Nasdaq on the vesting date.
(3)
Represents vested shares issued upon achievement of a PSU milestone based on a specified number of cumulative patients treated in approved indications.
(4)
Represents shares issued upon vesting of a time-based RSU award.

EMPLOYMENT AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

We have entered into an employment agreement or letter agreement with each of our named executive officers in connection with their employment with us. Except as noted below, these employment agreements and letter agreements provide for “at will” employment.

Barry E. Greene. We entered into a letter agreement with Mr. Greene in December 2020, when he assumed the role of Chief Executive Officer. Mr. Greene’s base salary is subject to adjustment at the discretion of the Board of Directors and was $830,712 for 2024. Mr. Greene is also eligible to receive an annual cash incentive award targeted at 65% of his annual base salary, which is based 100% on the achievement of our corporate goals. Mr. Greene is eligible to participate in our employee benefit plans, subject to the terms of those plans.

Christopher Benecchi. We entered into a letter agreement with Mr. Benecchi in August 2021, and he assumed the role of Chief Commercial Officer on September 13, 2021. Effective June 16, 2022, Mr. Benecchi was promoted to Chief Business Officer and effective November 1, 2024, Mr. Benecchi was promoted to Chief Operating Officer. Mr. Benecchi also serves as our principal financial officer, principal accounting officer, and Treasurer as of November 1, 2024. Mr. Benecchi’s base salary is subject to adjustment at the discretion of the Compensation Committee, and on November 1, 2024, his annualized base salary was increased to $560,000. Mr. Benecchi is also eligible to receive an annual cash incentive award targeted at 40% of his annual base salary, payable at the discretion of the Compensation Committee. Mr. Benecchi is eligible to participate in our employee benefit plans, subject to the terms of those plans.

Gregory Shiferman. We entered into a letter agreement with Mr. Shiferman in October 2024, and he assumed the role of Senior Vice President, General Counsel and Secretary in November 2024. Mr. Shiferman’s base salary is subject to adjustment at the discretion of the Compensation Committee, and on November 1, 2024, his annualized base salary was increased to $475,000. Mr. Shiferman is also eligible to receive an annual cash incentive award targeted at 40% of his annual base salary, payable at the discretion of the Compensation Committee. Mr. Shiferman is eligible to participate in our employee benefit plans, subject to the terms of those plans.

Laura Gault, M.D., Ph.D. We entered into a letter agreement with Dr. Gault, and she assumed the role of Chief Medical Officer in October 2022. Dr. Gault’s base salary is subject to adjustment at the discretion of the Compensation Committee and was $550,174 for 2024. Dr. Gault also received sign-on bonuses of $200,000 in November 2022 and $175,000 in November 2023, which were subject to 100% repayment if Dr. Gault voluntarily terminated her employment with us within the first 12 months of receiving each of the sign-on bonuses or 50% repayment if Dr. Gault voluntarily terminated her employment with us within 13-24 months of receiving each of the sign-on bonuses. Dr. Gault is also eligible to receive an annual cash incentive award targeted at 40% of her annual base salary, payable at the discretion of the Compensation Committee. Dr. Gault is eligible to participate in our employee benefit plans, subject to the terms of those plans. Dr. Gault resigned as our Chief Medical Officer, effective March 21, 2025, and as a result will repay $61,818 to us, representing 50% of the net amount of the $175,000 sign-on bonus received in November 2023.

Kimi Iguchi. We entered into a letter agreement with Ms. Iguchi in February 2013, and she assumed the role of Chief Financial Officer in March 2013. In connection with our October 2024 corporate reorganization, Ms. Iguchi entered into a separation agreement as described under “Payments Provided upon Termination without Cause and Change in Control,” and Ms. Iguchi’s employment with us ceased on October 31, 2024. Ms. Iguchi’s base salary was subject to adjustment at the discretion of the Compensation Committee and was $505,512 for 2024. During the term of her employment, Ms. Iguchi was also eligible to receive an annual cash incentive award targeted at 40% of her annual base salary, payable at the discretion of the Compensation Committee. Ms. Iguchi was also eligible to participate in our employee benefit plans, subject to the terms of those plans.

Anne Marie Cook. We entered into a letter agreement with Ms. Cook in August 2015, and she assumed the role of Senior Vice President and General Counsel in September 2015. In connection with our October 2024 corporate reorganization, Ms. Cook entered into a separation agreement as described under “Payments Provided upon Termination without Cause and Change in Control,” and Ms. Cook’s employment with us ceased on October 31, 2024. Ms. Cook’s base salary was subject to adjustment at the discretion of the Compensation Committee and was $516,395 for 2024. During the term of her employment, Ms. Cook was also eligible to receive an annual cash incentive award targeted at 40% of her annual base salary, payable at the discretion of the Compensation Committee. Ms. Cook was also eligible to participate in our employee benefit plans, subject to the terms of those plans.

Pension Benefits

None of our named executive officers participated in or had account balances in qualified or nonqualified defined benefit plans sponsored by us as of December 31, 2024.

Nonqualified Deferred Compensation

None of our named executive officers participated in or had account balances in nonqualified defined contribution or nonqualified deferred compensation plans maintained by us as of December 31, 2024.

Payments Provided upon Termination without Cause and Change in Control

We have entered into severance and change in control agreements, or severance agreements, with each of our named executive officers. Pursuant to their severance agreements, each of our named executive officers is eligible to receive certain payments and benefits from us in the event that such officer’s employment is terminated by us without “cause” (as defined below and in the applicable severance agreement), or in the event that such officer terminates his or her employment with “good reason” (as defined below and in the applicable severance agreement).

In the event that one of our named executive officers terminates his or her employment with “good reason” or is terminated without “cause,” other than in the event of a change of control, he or she is eligible to receive 12 months of base salary continuation and 12 months of COBRA continuation medical benefits subsidized by us, provided that the terminated executive officer executes, and does not revoke, a separation agreement and release of us and our affiliates. Our standard form of separation agreement and release includes, among other provisions, non-solicitation, non-competition, non-disclosure, and non-disparagement obligations.

Pursuant to their severance agreements, in the event that any of the named executive officers terminates his or her employment with “good reason” or is terminated without “cause” within the 12-month period following a “change in control” (as defined below and in the applicable severance agreement), such officer will be eligible to receive a lump-sum cash payment equal to (i) 12 months (in the case of Mr. Greene) and 9 months (for all others) of the executive’s base salary, (ii) a pro rata portion of that individual’s target performance-based cash compensation for that fiscal year based on the number of days worked in that fiscal year at the time of termination, and (iii) 12 times the monthly employer health insurance contribution, provided that in each case, the terminated executive officer executes, and does not revoke, a separation agreement and release of us and our affiliates. In addition, all stock options and other stock-based awards with time-based vesting held by such officer shall immediately accelerate and become fully exercisable or nonforfeitable as of the date of termination.

Definitions

For purposes of the severance agreement with each of our named executive officers, “cause” means:

•
indictment for any felony, any crime involving us, or any crime involving fraud, moral turpitude or dishonesty;
•
any unauthorized use or disclosure of our proprietary information;
•
any intentional misconduct or gross negligence on the officer’s part which has a materially adverse effect on our business or reputation; or
•
the officer’s repeated and willful failure to perform the duties, functions and responsibilities of the officer’s position after a written warning from us.

For purposes of the severance agreement with each of our named executive officers, “good reason” means:

•
a material diminution in the officer’s responsibilities, authority or duties;
•
a material diminution in the officer’s base salary except for across-the-board salary reductions based on our financial performance similarly affecting all or substantially all of our senior management employees;
•
a material change, defined as 50 miles or more, in the geographic location at which such officer is required to provide services to the Company, not including business travel and short-term assignments; or
•
a material breach of the severance agreement by the Company.

For purposes of the severance agreement with each of our named executive officers, a “change in control” shall be deemed to have occurred upon the occurrence of any one of the following events:

•
the sale of all or substantially all of our assets on a consolidated basis to an unrelated person or entity;
•
a merger, reorganization or consolidation pursuant to which the holders of our outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction;
•
the sale of all of our stock to an unrelated person, entity or group thereof acting in concert; or
•
any other transaction in which the owners of our outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction, other than as a result of the acquisition of securities directly from the Company.

In connection with our October 2024 corporate reorganization, Ms. Iguchi and Ms. Cook ceased employment with the Company as of October 31, 2024, and we entered into separation agreements with each of them.

Pursuant to the separation agreement we entered into with Ms. Iguchi, she is entitled to the following severance pay and benefits: (i) fifty-two (52) weeks of pay at her annual base salary rate in effect immediately prior to the separation date, less applicable taxes and withholdings; (ii) a pro-rated bonus equal to 50% of her bonus target for 2024; (iii) the cost of COBRA premiums, less her regular contribution towards premiums prior to the separation date, until the earlier of (A) the date that is twelve (12) months following her separation date or (B) the date she becomes reemployed and covered by the new employer’s health plan or otherwise ineligible for COBRA; and (iv) ten (10) weeks of pay owed Ms. Iguchi for a forfeited sabbatical, at Ms. Iguchi’s annual base salary rate in effect immediately prior to her separation date, less applicable taxes and withholdings. We also agreed to extend the post-termination exercise period for options held by Ms. Iguchi until the earlier of (i) the original expiration date for such options as provided in the applicable equity incentive plan(s) and the applicable award agreement(s), or (ii) the later of (A) October 31, 2025, and (B) the date that is three months after the cessation of her provision of any services to us, as an employee or as a consultant. In addition, we agreed to modify Ms. Iguchi’s options, PSUs and RSUs such that the awards will continue to vest and become exercisable for so long as Ms. Iguchi continues to provide services to us, as an employee or as a consultant. Ms. Iguchi continued to provide services to us as a consultant until March 31, 2025, pursuant to a consulting agreement we executed with her that became effective upon her separation date.

Pursuant to the separation agreement we entered into with Ms. Cook, she is entitled to the following severance pay and benefits: (i) fifty-two (52) weeks of pay at her annual base salary rate in effect immediately prior to the separation date, less applicable taxes and withholdings; (ii) a pro-rated bonus equal to 50% of her bonus target for 2024; (iii) the cost of COBRA premiums, less her regular contribution towards premiums prior to the separation date, until the earlier of (A) the date that is twelve (12) months following her separation date or (B) the date she becomes reemployed and covered by the new employer’s health plan or otherwise ineligible for COBRA; and (iv) five (5) weeks of pay owed Ms. Cook for a forfeited sabbatical, at Ms. Cook’s annual base salary rate in effect immediately prior to her separation date, less applicable taxes and withholdings. We also agreed to extend the post-termination exercise period for vested options held by Ms. Cook until the earlier of (i) the original expiration date for such options as provided in the applicable equity incentive plan(s) and the applicable award agreement(s) or (ii) October 31, 2025.

Each of Ms. Iguchi’s and Ms. Cook’s separation agreements also provide for a release of claims by Ms. Iguchi and Ms. Cook and confidentiality, non-disclosure and non-disparagement obligations following their separation dates.

Estimated Payments and Benefits Upon Termination or Change of Control

The amount of compensation and benefits payable to each named executive officer in various termination and change in control situations has been estimated in the tables below. The value of the equity vesting acceleration was calculated for each of the tables below based on the assumption that the change in control and executive’s employment termination occurred on December 31, 2024. The closing price of our stock on Nasdaq as of December 31, 2024, was $5.43, which was used as the value of our stock in the change in control calculation. The value of the option vesting acceleration was calculated by multiplying the number of unvested stock options subject to vesting acceleration as of December 31, 2024, by the difference between the closing price of our stock as of December 31, 2024, and the exercise price for such unvested stock options.

Barry E. Greene

The following table describes the potential payments and benefits upon employment termination for Barry E. Greene, our Chief Executive Officer, as if his employment terminated as of December 31, 2024.

Executive Benefits and Payment upon Termination	Voluntary Resignation not for Good Reason ($)	Voluntary Resignation for Good Reason ($)		Termination by Company not for Cause ($)		Termination by Company not for Cause or Voluntary Resignation for Good Reason in Connection with or Following Change in Control ($)

Compensation:
Base salary	—	830,712	(1)	830,712	(1)	830,712	(2)
Cash incentive bonus	—	—		—		539,963	(3)
Stock options unvested and accelerated	—	—		—		—
Benefits and Perquisites:
Health care continuation	—	39,426	(4)	39,426	(4)	39,426	(4)
Total	—	870,138		870,138		1,410,101

(1)
12 months of 2024 base salary continuation.
(2)
12 months of base salary prior to the termination, payable in a lump sum.
(3)
Target bonus for 2024, assuming bonus compensation is unpaid.
(4)
Cash payment equal to the COBRA health and dental insurance premiums for 12 months.

Christopher Benecchi

The following table describes the potential payments and benefits upon employment termination for Christopher Benecchi, our Chief Operating Officer and Treasurer, as if his employment terminated as of December 31, 2024.

Executive Benefits and Payment upon Termination	Voluntary Resignation not for Good Reason ($)	Voluntary Resignation for Good Reason ($)		Termination by Company not for Cause ($)		Termination by Company not for Cause or Voluntary Resignation for Good Reason in Connection with or Following Change in Control ($)

Compensation:
Base salary	—	560,000	(1)	560,000	(1)	420,000	(2)
Cash incentive bonus	—	—		—		224,000	(3)
Stock options unvested and accelerated	—	—		—		—
Benefits and Perquisites:
Health care continuation	—	56,129	(4)	56,129	(4)	56,129	(4)
Total	—	616,129		616,129		700,129

(1)
12 months of 2024 base salary continuation.
(2)
9 months of base salary prior to the termination, payable in a lump sum.
(3)
Target bonus for 2024, assuming bonus compensation is unpaid.
(4)
Cash payment equal to the COBRA health and dental insurance premiums for 12 months.

Gregory Shiferman

The following table describes the potential payments and benefits upon employment termination for Gregory Shiferman, our Senior Vice President, General Counsel and Secretary, as if his employment terminated as of December 31, 2024.

Executive Benefits and Payment upon Termination	Voluntary Resignation not for Good Reason ($)	Voluntary Resignation for Good Reason ($)		Termination by Company not for Cause ($)		Termination by Company not for Cause or Voluntary Resignation for Good Reason in Connection with or Following Change in Control ($)

Compensation:
Base salary	—	475,000	(1)	475,000	(1)	356,250	(2)
Cash incentive bonus	—	—		—		190,000	(3)
Stock options unvested and accelerated	—	—		—		—
Benefits and Perquisites:
Health care continuation	—	54,210	(4)	54,210	(4)	54,210	(4)
Total	—	529,210		529,210		600,460

(1)
12 months of 2024 base salary continuation.
(2)
9 months of base salary prior to the termination, payable in a lump sum.
(3)
Target bonus for 2024, assuming bonus compensation is unpaid.
(4)
Cash payment equal to the COBRA health and dental insurance premiums for 12 months.

Laura Gault, M.D., Ph.D.

The following table describes the potential payments and benefits upon employment termination for Laura Gault, M.D., Ph.D., our former Chief Medical Officer, as if her employment terminated as of December 31, 2024. Dr. Gault resigned as our Chief Medical Officer, effective March 21, 2025, and did not receive any payments or benefits upon termination of her employment.

Executive Benefits and Payment upon Termination	Voluntary Resignation not for Good Reason ($)	Voluntary Resignation for Good Reason ($)		Termination by Company not for Cause ($)		Termination by Company not for Cause or Voluntary Resignation for Good Reason in Connection with or Following Change in Control ($)

Compensation:
Base salary	—	550,174	(1)	550,174	(1)	412,631	(2)
Cash incentive bonus	—	—		—		220,070	(3)
Stock options unvested and accelerated	—	—		—		—
Benefits and Perquisites:
Health care continuation	—	54,210	(4)	54,210	(4)	54,210	(4)
Total	—	604,384		604,384		686,911

(1)
12 months of 2024 base salary continuation.
(2)
9 months of base salary prior to the termination, payable in a lump sum.
(3)
Target bonus for 2024, assuming bonus compensation is unpaid.
(4)
Cash payment equal to the COBRA health and dental insurance premiums for 12 months.

Kimi Iguchi

The following table describes the actual payments and benefits upon employment termination for Kimi Iguchi, our former Chief Financial Officer, in connection with her separation on October 31, 2024.

Executive Benefits and Payment upon Termination (1)	Voluntary Resignation not for Good Reason ($)	Voluntary Resignation for Good Reason ($)		Termination by Company not for Cause ($)	Termination by Company not for Cause or Voluntary Resignation for Good Reason in Connection with or Following Change in Control ($)

Compensation:
Base salary	—	505,512	(1)	—	—
Cash incentive bonus	—	84,483	(1)	—	—
Stock options unvested and accelerated	—	—		—	—
Benefits and Perquisites:
Forfeited Sabbatical	—	97,214	(1)	—	—
Health care continuation	—	39,423	(1)	—	—
Total	—	726,632		—	—

(1)
As described above under the heading “Payments Provided upon Termination without Cause and Change in Control,” Ms. Iguchi separated from Sage effective on October 31, 2024. In connection with her separation, we entered into a separation agreement with Ms. Iguchi, pursuant to which Ms. Iguchi is entitled to the following severance pay and benefits: (i) fifty-two (52) weeks of pay at her annual base salary rate in effect immediately prior to the separation date, less applicable taxes and withholdings, which is equal to cash payments of $505,512; (ii) a pro-rated bonus equal to 50% of her bonus target for 2024, which is equal to a cash payment of $84,483; (iii) the cost of COBRA premiums, less her regular contribution towards premiums prior to the separation date, until the earlier of (A) the date that is twelve (12) months following her separation date or (B) the date she becomes reemployed and covered by the new employer’s health plan or otherwise ineligible for COBRA, which is equal to cash payments of $39,423; and (iv) ten (10) weeks of pay owed Ms. Iguchi for a forfeited sabbatical, at Ms. Iguchi’s annual base salary rate in effect immediately prior to her separation date, less applicable taxes and withholdings, which was equal to a cash payment of $97,214. We also agreed to extend the post-termination exercise period for options held by Ms. Iguchi until the earlier of (i) the original expiration date for such options as provided in the applicable equity incentive plan(s) and the applicable award agreement(s), or (ii) the later of (A) October 31, 2025, and (B) the date that is three months after the cessation of her provision of any services to us, as an employee or as a consultant. In addition, we agreed to modify Ms. Iguchi’s options, PSUs and RSUs such that the awards will continue to vest and become exercisable for so long as Ms. Iguchi continues to provide services to us, as an employee or as a consultant.

Anne Marie Cook

The following table describes the actual payments and benefits upon employment termination for Anne Marie Cook, our former Senior Vice President, General Counsel and Secretary, in connection with her separation on October 31, 2024.

Executive Benefits and Payment upon Termination (1)	Voluntary Resignation not for Good Reason ($)	Voluntary Resignation for Good Reason ($)		Termination by Company not for Cause ($)	Termination by Company not for Cause or Voluntary Resignation for Good Reason in Connection with or Following Change in Control ($)

Compensation:
Base salary	—	516,395	(1)	—	—
Cash incentive bonus	—	86,302	(1)	—	—
Stock options unvested and accelerated	—	—		—	—
Benefits and Perquisites:
Forfeited Sabbatical	—	49,653	(1)	—	—
Health care continuation	—	19,788	(1)	—	—
Total	—	672,138		—	—

(1)
As described above under the heading “Payments Provided upon Termination without Cause and Change in Control,” Ms. Cook separated from Sage effective on October 31, 2024. In connection with her separation, we entered into a separation agreement with Ms. Cook, pursuant to which Ms. Cook is entitled to the following severance pay and benefits: (i) fifty-two (52) weeks of pay at her annual base salary rate in effect immediately prior to the separation date, less applicable taxes and withholdings, which is equal to cash payments of $516,395; (ii) a pro-rated bonus equal to 50% of her bonus target for 2024, which is equal to a cash payment of $86,302; (iii) the cost of COBRA premiums, less her regular contribution towards premiums prior to the separation date, until the earlier of (A) the date that is twelve (12) months following her separation date or (B) the date she becomes reemployed and covered by the new employer’s health plan or otherwise ineligible for COBRA, which is equal to cash payments of $19,788; and (iv) five (5) weeks of pay owed Ms. Cook for a forfeited sabbatical, at Ms. Cook’s annual base salary rate in effect immediately prior to her separation date, less applicable taxes and withholdings, which was equal to a cash payment of $49,653. We also agreed to extend the post-termination exercise period for vested options held by Ms. Cook until the earlier of (i) the original expiration date for such options as provided in the applicable equity incentive plan(s) and the applicable award agreement(s), or (ii) October 31, 2025.

Director Compensation

Building a biopharmaceutical company and helping it achieve commercial success require highly qualified directors with exceptional experience who can help guide us through our growth and challenges. To attract, motivate, and retain, on a long-term basis, uniquely talented directors with leadership and expertise building companies in this industry, and to align their interests with those of Sage’s stockholders, we use an incentive-based approach to director compensation that consists largely of stock options.

Our Compensation Committee undergoes a rigorous process in annually reassessing director compensation, guided by clear principles, a deliberate structural approach, and detailed review of market benchmarking by Alpine, our independent compensation consultant. Our Compensation Committee is responsible for making recommendations to our Board of Directors on appropriate compensation levels and arrangements for our non-employee directors, ensuring they are consistent with our compensation policy and remain competitive with our peer group. The Compensation Committee reviews our non-employee director compensation on an annual basis and in making recommendations to our Board of Directors, the Compensation Committee reviews the advice of Alpine.

In line with our objectives, our non-employee director long-term incentive program is delivered in the form of stock options, which only allow the recipient to realize value when value is created for stockholders (i.e., if the stock price exceeds the exercise price). Given the nature of this vehicle and our historical volatility, we do not believe that accounting value, which is the grant date fair value of an option award calculated in accordance with FASB Topic 718 using the Black-Scholes methodology, should be the sole or primary measure in determining the size of equity awards. To that end, the Compensation Committee uses percent ownership of the Company represented by the shares underlying the equity grant being awarded, with sensitivity towards short-, medium- and long-term dilution, as the primary measure in determining the appropriate levels of equity grants to non-employee directors. Accounting value and current value of historical awards are additional measures considered to ensure appropriate stewardship of the equity plan and reasonable delivery of value to equity recipients. We believe using percent-of-company as the primary measure in benchmarking is appropriate and reasonable for a company at our stage of development and given the volatility of the Company’s stock price. The Compensation Committee also considers the risks inherent in being a biotechnology company in the early stages of commercialization while also focusing on advancing development of our clinical portfolio and our earlier stage programs and continuing to innovate with our robust research engine to create future stockholder value. We believe this holistic approach enables more complete and balanced decision-making.

Based on these considerations, our Board of Directors has adopted a non-employee director compensation program that provides directors annual cash fees for board and committee service as well as an initial stock option grant when joining the Board of Directors, followed by annual stock option grants, as described below. To date, we have not granted restricted stock or restricted stock units under our non-employee director compensation program. The non-executive chair of our Board of Directors and the chairs of each of our committees are entitled to greater cash compensation for his or her services than other members of our Board of Directors, which we believe is commensurate with the additional time commitment and additional responsibility required by the position held and is consistent with the compensation practices of our peer group companies.

The following table sets forth a summary of the cash compensation we paid to our non-employee directors during 2024 and the FASB Topic 718 grant date fair value using the Black-Scholes valuation model for stock options granted to our non-employee directors in that period. We reimburse non-employee directors for reasonable travel expenses. Mr. Greene, our Chief Executive Officer, receives no compensation for his service as a director. The compensation earned by Mr. Greene during 2024 is presented in the “Summary Compensation Table” above. No value is realized from the stock option grants to directors unless the Company’s stock price appreciates, notwithstanding the equity grant values disclosed in the table below, which were calculated in accordance with FASB Topic 718 using the Black-Scholes valuation model. Given that few of the directors’ grants are “in the money,” the risks associated with our stage of development, and the volatility of our stock price, as described above, we believe the grant date fair value of the option awards is not a meaningful metric as to actual realizable value.

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)

Steven Paul, M.D. (3)(4)	27,835	—	—	27,835
Kevin P. Starr (5)	1,161	—	—	1,161
James M. Frates (3)	77,500	91,810	—	169,310
Michael F. Cola	75,410	91,810	—	167,220
Geno Germano	98,682	91,810	—	190,492
Elizabeth Barrett	67,500	91,810	—	159,310
George Golumbeski, Ph.D. (3)	55,000	91,810	—	146,810
Jessica Federer (3)	59,863	91,810	—	151,673
Jeffrey M. Jonas, M.D. (6)	59,643	91,810	40,000	191,453

(1)
The aggregate number of shares subject to stock option awards outstanding as of December 31, 2024, for the non-employee members of the Board of Directors was: Mr. Frates: 111,216, Mr. Cola: 114,291, Mr. Germano: 108,208, Ms. Barrett: 85,410, Dr. Golumbeski: 91,496, Ms. Federer: 45,571, and Dr. Jonas: 660,009. Dr. Paul and Mr. Starr do not have any stock option awards outstanding as of December 31, 2024. All grants made to Dr. Jonas, except the 10,000 annual grant made in 2023, were granted in connection with his service to us as an employee, which ended on November 8, 2022. On November 9, 2022, Dr. Jonas became a non-employee member of the Board of Directors. See footnote 6 below for further details regarding Dr. Jonas’ outstanding stock option awards.
(2)
Amounts for stock option awards represent the aggregate grant date fair value of stock option awards granted to our directors in 2024 computed in accordance with FASB Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 11, 2025. The amount represents the grant date fair value calculated in accordance with FASB Topic 718 using the Black-Scholes valuation methodology for stock option grants made during 2024. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the directors.
(3)
Dr. Paul, Mr. Frates, Dr. Golumbeski, and Ms. Federer elected to receive a grant of stock options in lieu of the cash retainer as payment for services rendered during 2024 and the grant date fair value of the grants were $56,864,

$70,525, $50,048, and $45,494, respectively. The amount indicated in the “Fees Earned or Paid in Cash” column represents the forgone cash retainer for Dr. Paul, Mr. Frates, Dr. Golumbeski, and Ms. Federer for 2024 board services. In connection with Dr. Paul’s retirement from the Board of Directors in June 2024, his option grant received in lieu of his annual cash retainer was modified to reflect his board service through June 2024 and the post-modification value of his award was $25,232.
(4)
Dr. Paul retired from the Board of Directors when his term ended at the June 2024 annual meeting of stockholders at which time any unvested portion of his grants were forfeited. The vested and unexercised portion of his grants expired in December 2024.
(5)
Mr. Starr resigned from the Board of Directors in January 2024.
(6)
Other compensation for Dr. Jonas includes $40,000 in cash compensation earned while serving as a consultant to the Company during 2024. Dr. Jonas resigned from the Board of Directors in December 2024, and in connection with his resignation, Dr. Jonas forfeited the unvested annual grant made in June 2024 and his remaining vested grants received in connection with his service on our Board of Directors will be forfeited upon the completion of a 180-day extended exercise period if Dr. Jonas does not exercise the vested options prior to such date. All of Dr. Jonas' remaining vested option grants received in connection with his prior service as an employee were forfeited in February 2025 upon the completion of a 90-day post-termination exercise period.

The table below shows the cash retainers that our directors are eligible to receive under the non-employee director compensation program in effect during 2024.

Annual Retainer

Board of Directors:
All non-employee members	$50,000
Additional retainer for Non-Executive Chair of the Board	$35,000
Audit Committee:
Chair	$20,000
Non-Chair members	$10,000
Compensation Committee:
Chair	$15,000
Non-Chair members	$7,500
Nominating and Corporate Governance Committee:
Chair	$10,000
Non-Chair members	$5,000
Science and Technology Committee:
Chair	$15,000
Non-Chair members	$7,500

Our current non-employee director compensation program was adopted in June 2024 in connection with stockholder approval of the 2024 Plan. The 2024 Plan provides that the maximum aggregate amount of cash and value of awards (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in any calendar year may not exceed $750,000 in the case of an incumbent director. Such maximum aggregate amount shall not exceed $1,500,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment. Fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense will not count against these limits. Exceptions to these limitations may only be made by our Board of Directors in extraordinary circumstances, provided that any non-employee director receiving additional compensation may not participate in the decision to award such compensation. This limitation does not apply to cash or awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.

In 2024, the Board of Directors approved an annual equity grant for non-employee directors in the form of a stock option for the purchase of 12,500 shares of our common stock, which was granted on the date of our annual meeting in 2024 and vests in full upon the earlier of the first anniversary of the date of grant or the day prior to the Annual Meeting, subject to the director’s continued service on the Board of Directors. The Board of Directors also approved an equity grant in the form of a stock option for the purchase of 22,250 shares for any new non-employee directors appointed following the next annual grant made at our annual meeting of stockholders. Such initial equity grant shall vest in equal monthly installments during the 36 months following the grant date, subject to the non-employee director’s continued service on the Board of Directors.

In March 2025, the Board of Directors approved an annual equity grant for non-employee directors in the form of a stock option for the purchase of 21,500 shares of our common stock, to be granted on the date of our 2025 Annual Meeting and to vest in full upon the earlier of the first anniversary of the date of grant or the day prior to our next annual meeting of stockholders, subject to the director’s continued service on the Board of Directors. The Board of Directors also approved an equity grant in the form of a stock option for the purchase of 32,500 shares for any new non-employee directors appointed following the next annual grant made at our annual meeting of stockholders. Such initial equity grant shall vest in equal monthly installments during the 36 months following the grant date, subject to the non-employee director’s continued service on the Board of Directors.

All options granted to non-employee directors have an exercise price per share equal to the fair market value of a share of our common stock on the date of grant.

All of our directors are subject to stock ownership guidelines. Our employee directors are subject to guidelines established for our executives, while our non-employee directors are subject to guidelines established in 2020. These non-employee director stock ownership guidelines specify the number of shares that our directors must accumulate and hold within five years from the effective date of implementation of the guidelines, or, for future new directors, within five years from the date the director was appointed to the Board of Directors. Under the guidelines, ownership targets are set at a value greater than or equal to three times the annual retainer for service as a director. Shares owned outright and vested but unexercised “in-the-money” stock options will count towards meeting the requirement. The Compensation Committee reviews compliance periodically, valuing stock at the fair market value around the date of review, with the last review conducted on May 29, 2024. Members of the Board of Directors have one more year to reach compliance with our stock ownership guidelines and the next review is scheduled to take place in approximately June 2025.

To further align director compensation to stockholder value creation, the non-employee director compensation program allows non-employee directors to elect to receive a stock option award in lieu of their cash retainers as payment for their services on our Board of Directors and any committees. Non-employee directors who wish to participate must elect to receive the stock option award before January 1 of the year in which the cash compensation would otherwise be received, which we refer to as the Payment Year. Options are granted on the second business day of the Payment Year, and full vesting occurs on the last business day of the Payment Year. The number of shares underlying each option will be determined on the first business day of the Payment Year and will equal the amount of cash retainers the director would receive in the Payment Year, divided by the product of (x) the closing trading price of our common stock on such first business day of the Payment Year and (y) 70%, which approximates a Black-Scholes valuation. Dr. Golumbeski, Dr. Paul, Mr. Frates and Ms. Federer made this election in December 2023 for their service on our Board of Directors in 2024 and Dr. Golumbeski and Mr. Frates each made this election in December 2024 for their service on our Board of Directors in 2025.

CEO PAY RATIO

During fiscal year 2024, the annual total compensation for Mr. Greene, our Chief Executive Officer, was $7,112,589. The annual total compensation for our median employee in 2024 was $316,350, inclusive of cash compensation and the grant date fair values of applicable equity awards, resulting in a pay ratio of approximately 22:1.

For fiscal year 2024, we used the same median employee identified for purposes of our fiscal year 2023 pay ratio, as permitted by SEC regulations, because we believe there has been no change in our employee compensation arrangements that would significantly affect the pay ratio disclosure. We identified the median employee by (i) aggregating for each of our applicable employees on December 31, 2023 (the median employee determination date) (A) the annual base salary for permanent salaried employees, or the hourly rate multiplied by expected annual work schedule, for hourly employees, (B) the target incentive compensation for 2023, and (C) the grant date fair value for all equity awards granted during 2023 and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees as of the median employee determination date, excluding Mr. Greene. Components of compensation paid in currencies other than U.S. dollars were converted into U.S. dollars using the annual average exchange rate as of the median employee determination date; no other adjustments were made. After identifying the median employee, we calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

PAY VERSUS PERFORMANCE

The following tables and related disclosures provide information about (i) the total compensation of our principal executive officers, or our PEOs, and our other named executive officers, or our Other NEOs, as presented in the Summary Compensation Tables for the applicable years, or the SCT Amounts; (ii) the compensation actually paid to our PEOs and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, or the CAP Amounts; (iii) certain financial performance measures; and (iv) the relationship of the CAP Amounts to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and does not necessarily reflect value actually realized by our executive officers or how our Compensation Committee evaluates compensation decisions in light of company or individual performance. SEC rules require certain adjustments be made to the SCT Amounts to determine compensation actually paid as reported in the Pay Versus Performance Table below. In general, compensation actually paid is calculated by adjusting the SCT Amounts to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). The Company does not have a defined benefit plan so no adjustment for pension benefits is included in the table. Similarly, no adjustment is made for dividends as the Company does not pay dividends. For discussion of how our Compensation Committee seeks to align pay with performance when making compensation decisions, please review Compensation Discussion and Analysis beginning on page 48.

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for First PEO (6)($)	Summary Compensation Table Total for Second PEO (6)($)	Compensation Actually Paid to First PEO (7)($)	Compensation Actually Paid to Second PEO (7)($)	Average Summary Compensation Table Total for Non-PEO NEOs(6)($)	Average Compensation Actually Paid to Non-PEO NEOs(7)($)	Total Shareholder Return(8)	Peer Group Total Shareholder Return(9)	Net income (loss) ($ millions)(10)	Company Selected Measure(11)
2024(1)	7,112,589	—	864,959	—	2,325,419	762,383	$8	$114	(400.7)	N/A
2023(2)	6,237,491	—	3,080,628	—	2,312,755	200,268	$30	$115	(541.5)	N/A
2022(3)	5,705,164	—	3,563,623	—	2,282,416	2,071,551	$53	$111	(532.8)	N/A
2021(4)	58,864,150	—	8,431,100	—	3,024,803	534,653	$59	$125	(457.9)	N/A
2020(5)	826,052	4,670,003	1,265,945	4,698,361	2,718,961	3,077,346	$120	$126	606.1	N/A

(1)
For 2024, our PEO was Barry E. Greene and our Other NEOs were Christopher Benecchi, Gregory Shiferman, Laura Gault, M.D., Ph.D., Kimi Iguchi, and Anne Marie Cook.
(2)
For 2023, our PEO was Barry E. Greene and our Other NEOs were Kimi Iguchi, Christopher Benecchi, Anne Marie Cook, Laura Gault, M.D., Ph.D., and Albert Robichaud, Ph.D.
(3)
For 2022, our PEO was Barry E. Greene and our Other NEOs were Kimi Iguchi, Christopher Benecchi, Anne Marie Cook and Laura Gault, M.D., Ph.D.
(4)
For 2021, our PEO was Barry E. Greene and our Other NEOs were Kimi Iguchi, Christopher Benecchi, Jeffrey M. Jonas, M.D. and Albert Robichaud, Ph.D.
(5)
For 2020, Barry E. Greene was our PEO from December 15, 2020 through December 31, 2020 and is referred to as the First PEO. Jeffrey M. Jonas, M.D. was our PEO from January 1, 2020 through December 14, 2020 and is referred to as the Second PEO. Our Other NEOs were Kimi Iguchi, Michael Cloonan, Anne Marie Cook and Albert Robichaud, Ph.D.
(6)
For the years 2024, 2023, 2022, 2021 and 2020, these SCT Amounts are total compensation, as shown in the Summary Compensation Table from the relevant year.
(7)
The SCT Amounts reported for our PEO or PEOs, as applicable, and the average of our Other NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate compensation actually paid:

First PEO – Barry E. Greene

Year	2020	2021	2022	2023	2024
SCT Amount	$826,052	$58,864,150	$5,705,164	$6,237,491	$7,112,589
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(771,858)	(57,615,277)	(4,413,009)	(4,994,865)	(5,833,627)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,157,954	6,065,298	3,806,807	1,060,858	569,251
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	—	(473,055)	(1,068,567)	(3,187,101)	(695,484)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	53,797	1,728,189	—	—	451,584
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	(138,205)	(466,772)	3,964,245	(739,354)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—	—
CAP Amount	$1,265,945	$8,431,100	$3,563,623	$3,080,628	$864,959

Second PEO – Jeffrey M. Jonas, M.D.

Year	2020	2021	2022	2023	2024
SCT Amount	$4,670,003	$—	$—	$—	$—
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(3,473,072)	—	—	—	—
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	3,922,803	—	—	—	—
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	218,141	—	—	—	—
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(639,514)	—	—	—	—
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—	—
CAP Amount	$4,698,361	$—	$—	$—	$—

Average – Non-PEO NEOs

Year	2020	2021	2022	2023	2024
SCT Amount	$2,718,961	$3,024,803	$2,282,416	$2,312,755	$2,325,419
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(2,021,218)	(2,376,000)	(1,678,713)	(1,475,326)	(1,446,691)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	2,625,972	700,815	1,620,274	266,964	133,580
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	114,460	(936,801)	(81,245)	(1,067,772)	(206,237)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—	113,438
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(360,829)	121,836	(71,181)	163,647	(73,968)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—	(83,158)
CAP Amount	$3,077,346	$534,653	$2,071,551	$200,268	$762,383

(8)
Sage TSR for the common stock of the Company assumes the investment of $100 in our common stock on the last trading day before the earliest fiscal year in the above table through and including the end of the fiscal year for which TSR is shown.
(9)
The Peer Group TSR is the total stockholder return for the Nasdaq Biotechnology Index.
(10)
The net income shown for the fiscal year 2020 includes an up-front amount and payment for shares of our common stock received from Biogen in connection with the effectiveness of the Biogen Collaboration and License Agreement (as defined in the section entitled “Certain Relationships and Related Party Transactions” below).
(11)
The following table lists the four categories of non-financial performance measures that, in our assessment, represent the most important performance measures we use to link the CAP Amounts for our PEO and Other NEOs for 2024 (our most recently completed fiscal year) to company performance. While we utilize these and other performance-based measures to align our executive officer compensation with our performance and potential value creation for our stockholders, including in connection with their annual bonus opportunity and in setting performance-based milestones for PSUs, as more fully described in Compensation Discussion and Analysis in this Proxy Statement, we do not currently use financial performance measures in setting compensation for our executive officers, and accordingly, a company-selected measure based on financial performance is not included in the pay versus performance table above.

Strategic Regulatory Milestones
Pre-Launch and Launch Readiness Goals
Research and Development Pipeline Goals
Hiring and Workforce Development Goals

The following chart depicts the relationship of CAP Amounts for our PEOs and Other NEOs as compared to the cumulative TSR of our common stock and the Peer Group TSR, as well as the relationship between our TSR and the Peer Group TSR, over the past five years.

For each of the fiscal years shown, we believe the CAP Amounts for our PEOs and Other NEOs reflect our pay-for-performance approach applied by our Compensation Committee. However, the CAP Amounts are not correlated to net income in conformity with generally accepted accounting principles, as that is not one of the performance measures we use to link compensation actually paid to our executives to company performance.

The following chart depicts the relationship of CAP Amounts for our PEOs and Other NEOs as compared to net income over the past five years. The net income shown for the fiscal year 2020 includes an up-front amount and payment for shares of our common stock received from Biogen in connection with the effectiveness of the Biogen Collaboration and License Agreement (as defined in the section entitled “Certain Relationships and Related Party Transactions” below).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2025, for each person known to us to be the beneficial owner of more than five percent of our outstanding common stock; each of our named executive officers; each of our directors and nominees; and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 62,540,718 shares of our common stock outstanding as of March 31, 2025. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire, through option exercise or otherwise, within 60 days of March 31, 2025. These shares shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.

	Shares Beneficially Owned
Name and Address for Beneficial Owner†	Number	Percent
5% Stockholders
Biogen MA Inc. (1)	6,241,473	10.0%
BlackRock, Inc. (2)	5,390,913	8.6%
The Vanguard Group, Inc. (3)	4,838,169	7.7%
Named Executive Officers and Directors
Barry E. Greene (4)	836,783	1.3%
Named Executive Officers
Christopher Benecchi (5)	98,433	*
Gregory Shiferman (6)	25,662	*
Laura Gault, M.D., Ph.D. (7)	58,266	*
Kimi Iguchi (8)	242,645	*
Anne Marie Cook (9)	272,166	*
Other Directors
James M. Frates (10)	87,639	*
Michael F. Cola (11)	87,869	*
Geno Germano (12)	95,708	*
Elizabeth Barrett (13)	75,910	*
George Golumbeski, Ph.D. (14)	86,996	*
Jessica J. Federer (15)	27,545	*
All directors and executive officers as a group (10 persons) (16)	1,483,325	2.3%

† Unless otherwise indicated, the address for each beneficial owner is c/o Sage Therapeutics, Inc., 55 Cambridge Parkway, Cambridge, Massachusetts 02142.

* Indicates beneficial ownership of less than one percent.

(1)
The address for Biogen Inc. and Biogen MA Inc. is 225 Binney Street, Cambridge, MA 02142. Based solely on a Schedule 13G filed by Biogen Inc. and Biogen MA Inc. on January 10, 2025, consists of 6,241,473 shares held by Biogen MA Inc. Biogen MA Inc. and Biogen Inc. share voting and dispositive power with respect to all of the shares of our common stock reported as beneficially owned by them.
(2)
The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. Based solely on a Schedule 13G filed on November 8, 2024, BlackRock, Inc. has sole dispositive power over 5,390,913 shares of our common stock and sole voting power over 5,217,400 shares of our common stock.
(3)
The address for The Vanguard Group, or Vanguard, is 100 Vanguard Blvd., Malvern, PA 19355. Based solely on a Schedule 13G filed on January 31, 2025, consists of 4,838,169 shares of our common stock beneficially owned by Vanguard. Vanguard has shared power to vote or direct the vote of 37,104 shares of our common stock, sole power to dispose of or to direct the disposition of 4,754,257 shares of our common stock, and shared power to dispose or to direct the disposition of 83,912 shares of our common stock.

(4)
Consists of 85,067 shares of our common stock owned directly, and 751,716 shares of our common stock subject to options exercisable within 60 days of March 31, 2025.
(5)
Consists of 21,040 shares of our common stock owned directly, and 77,393 shares of our common stock subject to options exercisable within 60 days of March 31, 2025.
(6)
Consists of 6,711 shares of our common stock owned directly, and 18,951 shares of our common stock subject to options exercisable within 60 days of March 31, 2025.
(7)
Consists of 13,462 shares of our common stock owned directly, and 44,804 shares of our common stock subject to options exercisable within 60 days of March 31, 2025.
(8)
Consists of 83,311 shares of our common stock owned directly, and 159,334 shares of our common stock subject to options exercisable within 60 days of March 31, 2025.
(9)
Consists of 1,719 shares of our common stock owned directly, and 270,447 shares of our common stock subject to options exercisable within 60 days of March 31, 2025.
(10)
Consists of 1,035 shares of our common stock held by the James M. Frates GRAT U/A Dtd 03/17/2017 trust; 905 shares held by the John A. Frates 2013 Irrevocable Trust, dated December 19, 2013; 905 shares held by the Peter E. Frates 2013 Irrevocable Trust, dated December 19, 2013; and 84,794 shares of our common stock subject to options exercisable within 60 days of March 31, 2025. Mr. Frates disclaims beneficial ownership of the shares held in each of the trusts, except to the extent of his pecuniary interest therein, if any.
(11)
Consists of 87,869 shares of our common stock subject to options exercisable within 60 days of March 31, 2025.
(12)
Consists of 95,708 shares of our common stock subject to options exercisable within 60 days of March 31, 2025.
(13)
Consists of 3,000 shares of our common stock owned directly, and 72,910 shares of our common stock subject to options exercisable within 60 days of March 31, 2025.
(14)
Consists of 8,000 shares of our common stock owned directly, and 78,996 shares of our common stock subject to options exercisable within 60 days of March 31, 2025.
(15)
Consists of 27,545 shares of our common stock subject to options exercisable within 60 days of March 31, 2025.
(16)
See footnotes 4 through 6 and footnotes 10 through 15 above. In addition, consists of 20,808 shares of our common stock owned directly, and 39,972 shares of our common stock subject to options exerciseable within 60 days of March 31, 2025, held by Michael Quirk, Ph.D, our Chief Scientific Officer and Interim Head of R&D. In total, consists of 147,471 shares of our common stock owned directly, and 1,335,854 shares of our common stock subject to options exercisable within 60 days of March 31, 2025.

EXECUTIVE OFFICERS

The following table identifies our executive officers and sets forth their current positions at Sage and their ages as of

April 16, 2025.

Name	Age	Position
Barry E. Greene	61	Chief Executive Officer and Director
Christopher Benecchi	53	Chief Operating Officer and Treasurer
Gregory Shiferman	40	Senior Vice President, General Counsel and Secretary
Michael Quirk, Ph.D.	51	Chief Scientific Officer and Interim Head of R&D

Biographical information for each of our executive officers, as of April 16, 2025, other than Mr. Greene is set forth below. Biographical information for Mr. Greene can be found above under the heading “Biographical Information Concerning Our Board of Directors.”

Christopher Benecchi. Mr. Benecchi has served as our Chief Operating Officer since November 2024, and previously served as our Chief Business Officer from June 2022 to October 2024 and our Chief Commercial Officer from September 2021 to June 2022. Prior to joining us, he served as Vice President, Global Head of Commercial Excellence at Alexion Pharmaceuticals, Inc. from August 2019 to September 2021. Previously, Mr. Benecchi served in multiple commercial roles of increasing responsibility at UCB, Inc. from August 2011 to August 2019, including most recently as Global Launch Head, Commercial and Medical Affairs, Immunology from January 2018 to August 2019; Global Commercial Strategy Lead, Immunology from June 2016 to December 2017; and Global Marketing Head from September 2014 to May 2016. He began his career in sales at Johnson & Johnson and subsequently held sales leadership and senior marketing roles at Takeda Pharmaceutical Company and Acorda Therapeutics, Inc. Mr. Benecchi received his B.A. from Colby College and his M.B.A. from Duke University.

Gregory Shiferman. Mr. Shiferman has served as our Senior Vice President, General Counsel and Secretary since November 2024 and previously served as our Vice President, Zuranolone Program Lead since February 2022. Mr. Shiferman also served as our Vice President, Corporate Counsel from July 2019 to February 2022 and as our Senior Corporate Counsel from March 2018 to July 2019. Prior to joining us, he served from June 2017 to March 2018 as Senior Counsel at Takeda Oncology. From July 2015 to June 2017, he served as Corporate Counsel at ARIAD Pharmaceuticals, Inc. Mr. Shiferman was an associate at the law firm Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates from October 2011 to July 2015 and a Law Clerk assigned to the Honorable Michael A. Silverstein at the Rhode Island Superior Court from August 2010 to September 2011. Mr. Shiferman holds a B.A. from Boston University and a J.D. from the Benjamin N. Cardozo School of Law.

Michael Quirk, Ph.D. Mr. Quirk has served as our Chief Scientific Officer and Interim Head of R&D since April 2025 and as our Chief Scientific Officer since September 2023. He previously served as our Senior Vice President, Discovery Research from October 2021 to September 2023. Mr. Quirk also served as our Vice President, Pharmacology and Translational Neuroscience from March 2018 to October 2021, and our Director of Translational Neuroscience from June 2014 to March 2018. Prior to joining us, he served as a Director within the Neuroscience Innovative Medicines group at AstraZeneca from May 2012 to May 2014 and previously served as a Principal Scientist at AstraZeneca. Mr. Quirk holds a S.B. degree in Cognitive Science and a Ph.D. in Systems Neuroscience from the Massachusetts Institute of Technology (MIT) and completed his post-doctoral training at the Cold Spring Harbor Laboratory in New York.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as described below, there have been no transactions or series of similar transactions since January 1, 2024, other than compensation arrangements, entered into to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing persons or any affiliated entity, had or will have a direct or indirect material interest.

Collaboration Agreement with Biogen

In December 2020, we entered into a collaboration and license agreement, or the Biogen Collaboration and License Agreement, with Biogen for the development, manufacture and commercialization of products containing zuranolone and SAGE-324 in the U.S. and granting Biogen rights to develop and commercialize those products in the rest of the world other than Japan, Taiwan and South Korea in the case of zuranolone. In connection with our entry into the Biogen Collaboration and License Agreement, we also entered a stock purchase agreement with BIMA, pursuant to which we issued and sold $650.0 million of our common stock to BIMA. As a result, Biogen is the beneficial owner of more than 5% of our voting securities. During the fiscal year ended December 31, 2024, we recognized (i) approximately $4.8 million in net reimbursement, (ii) $0.9 million in other collaboration revenue, and (iii) $36.1 million in collaboration revenue, in each case from Biogen and related to our and Biogen’s performance under the Biogen Collaboration and License Agreement.

Indemnification of Officers and Directors

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We have also entered into, and intend to continue to enter into, separate indemnification agreements with our directors and executive officers, which may be broader in scope than the specific indemnification provisions contained in the DGCL.

Related Person Transactions Policy and Procedures

We adopted a written Related Person Transactions Policy effective in July 2014 that requires all transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2024, each of Michael F. Cola, James M. Frates and Elizabeth Barrett served on our Compensation Committee, which is chaired by Michael F. Cola. None of the members of our Compensation Committee has at any time during the last three years been an officer or employee of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our current executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our outstanding common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such filings we believe that all such persons complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended December 31, 2024, except that Mr. Benecchi filed a Form 4 on November 14, 2024, with respect to one transaction that occurred on November 1, 2024.

Audit Committee Report

The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of our financial reports and other financial information and our compliance with legal and regulatory requirements; the appointment, compensation, and oversight of our independent registered public accounting firm, PricewaterhouseCoopers LLP, including reviewing their independence; reviewing and approving the planned scope of our annual audit; reviewing and pre-approving any non-audit services that may be performed by PricewaterhouseCoopers LLP; the oversight of our internal audit function; reviewing with management and our independent registered public accounting firm the adequacy of our internal controls over financial reporting; and reviewing our critical accounting policies and estimates and the application of accounting principles generally accepted in the United States of America. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or the PCAOB. The Audit Committee’s main responsibility is to monitor and oversee this process.

The Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2024 with management. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by PCAOB Auditing Standard No. 1301 and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The Audit Committee considered any fees paid to PricewaterhouseCoopers LLP for the provision of non-audit related services and does not believe that these fees compromise PricewaterhouseCoopers LLP’s independence in performing the audit.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

By the Audit Committee of the Board of Directors of Sage Therapeutics, Inc.,

James M. Frates, Chair

Elizabeth Barrett

Jessica J. Federer

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report to Stockholders for the year ended December 31, 2024, as applicable, is being delivered to multiple stockholders sharing an address, unless they have given contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you call us at (617) 299-8380 or write to us at 55 Cambridge Parkway, Cambridge, Massachusetts 02142, Attention: Investor Relations. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Appendix A

SAGE THERAPEUTICS, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

The purpose of the Sage Therapeutics, Inc. 2014 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of Sage Therapeutics, Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). 1,582,000 shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1.
Administration.

The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2.
Offerings.

The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each January 1st and July 1st and will end on the last business day occurring on or before the following June 30th and December 31st, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed 12 months in duration or overlap any other Offering.

3.
Eligibility.

All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that (i) as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week, and (ii) they were employees of the Company on the first day of the month preceding the Offering Date (i.e., employment status determined as of June 1 for the Offering commencing on July 1 and determined as of December 1 for the Offering commencing on January 1). Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

4.
Participation.

(a) Participants in Offering. An eligible employee who is not a Participant on any Offering Date may participate in such Offering by submitting an enrollment form to his or her appropriate payroll location at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).

(b) Enrollment. The enrollment form will (a) state a whole percentage to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.

(c) Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5.
Employee Contributions.

Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of ten percent (10%) of such employee’s Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions.

6.
Deduction Changes.

Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.

7.
Withdrawal.

A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8.
Grant of Options.

On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price (as defined herein) for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein), (b) 2,500 shares; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the Option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the Option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9.
Exercise of Option and Purchase of Shares.

Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

10.
Issuance of Certificates.

Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.

11.
Definitions.

The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

The term “Initial Public Offering” means the consummation of the first underwritten firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its Common Stock.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12.
Rights on Termination of Employment.

If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13.
Special Rules.

Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.

14.
Optionees Not Stockholders.

Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.

15.
Rights Not Transferable.

Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

16.
Application of Funds.

All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17.
Adjustment in Case of Changes Affecting Common Stock.

In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.

18.
Amendment of the Plan.

The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19.
Insufficient Shares.

If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20.
Termination of the Plan.

The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

21.
Governmental Regulations.

The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

22.
Governing Law.

This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

23.
Issuance of Shares.

Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

24.
Tax Withholding.

Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.

25.
Notification Upon Sale of Shares.

Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

26.
Effective Date and Approval of Shareholders.

The Plan shall take effect on the date of the Company’s Initial Public Offering, subject to approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

DATE APPROVED BY BOARD OF DIRECTORS: July 2, 2014

DATE APPROVED BY STOCKHOLDERS: July 2, 2014

AMENDED BY BOARD OF DIRECTORS: June 7, 2017

AMENDED BY BOARD OF DIRECTORS: December 15, 2021

AMENDED BY STOCKHOLDERS: June 16, 2022

AMENDED BY BOARD OF DIRECTORS: December 16, 2022

AMENDED BY STOCKHOLDERS: June 15, 2023

AMENDED BY BOARD OF DIRECTORS: December 18, 2024

[AMENDED BY STOCKHOLDERS: June 11, 2025]

SAGE THERAPEUTICS, INC. 55 CAMBRIDGE PARKWAY CAMBRIDGE, MA 02142 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SAGE2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than June 10, 2025. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V72596-P27599 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED DETACH AND RETURN THIS PORTION ONLY SAGE THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except 1. To elect two directors, James M. Frates and George Golumbeski, Ph.D., each to serve as a Class II director until the 2028 Annual Meeting of Stockholders and until his successor is duly elected and qualified, subject to his earlier death, resignation, or removal. Nominees: 01) James M. Frates 02) George Golumbeski, Ph.D To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. To hold a non-binding advisory vote to approve the compensation paid to our named executive officers. 4. To approve an amendment to our 2014 Employee Stock Purchase Plan, as amended, or the 2014 ESPP, to increase the number of shares of our common stock authorized for issuance under the 2014 ESPP by 500,000 shares. NOTE: To transact such other business as may properly come before the meeting or any and all adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should e

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V72597-P27599 SAGE THERAPEUTICS, INC. Annual Meeting of Stockholders June 11, 2025, at 9:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Barry Greene, Christopher Benecchi and Gregory Shiferman, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of SAGE THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time on June 11, 2025, virtually at www.virtualshareholdermeeting.com/SAGE2025, and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxyholders on any other matter that properly comes before the meeting. Continued and to be signed on reverse side